Exhibit 10.5

FOURTH AMENDMENT TO term loan AGREEMENT

THIS FOURTH AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of October 22, 2021, by and among KITE REALTY GROUP, L.P., a Delaware limited partnership (“Borrower”), as successor by merger to Retail Properties Of America, Inc., a Maryland corporation (“Initial Borrower”), KITE REALTY GROUP TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Parent” or “Guarantor”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent (“Administrative Agent”) and each of the Lenders (as defined in the Loan Agreement referenced in the recitals below) party hereto.

W I T N E S S E T H:

WHEREAS, Borrower, Administrative Agent and the Lenders have entered into a certain Term Loan Agreement dated as of November 22, 2016, as amended on May 17, 2018 pursuant to that certain First Amendment to Term Loan Agreement, as further amended on November 20, 2018 pursuant to that certain Second Amendment to Term Loan Agreement, and as further amended on May 4, 2020 pursuant to that certain Third Amendment to Term Loan Agreement (the “Existing Loan Agreement,” and as the same may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Loan Agreement”);

WHEREAS, contemporaneously herewith, pursuant to that certain Agreement and Plan of Merger, dated July 18, 2021 (as amended, modified or supplemented from time to time, the “Merger Agreement”), among Parent, KRG Oak, LLC, a Maryland limited liability company (the “Merger Sub”), Initial Borrower (i) merged with and into the Merger Sub, which is a wholly-owned direct Subsidiary of the Parent, with the Merger Sub being the surviving entity, and (ii) immediately thereafter, the Merger Sub merged with and into Borrower, which is a direct Subsidiary of the Parent, with Borrower being the surviving entity (collectively, the “Merger Transaction”);

WHEREAS, contemporaneously herewith, Parent has entered into that certain Springing Guaranty dated as of even date herewith in favor of the Administrative Agent and the Lenders (as the same may be varied, extended, supplemented, consolidated, replaced, renewed, modified or amended from time to time, the “Springing Guaranty”);

WHEREAS, on the date hereof, the Borrower is assuming the obligations of the Initial Borrower under (a) that certain Note Purchase Agreement, dated as of May 16, 2014 (as amended, supplemented or otherwise modified from time to time, the “2014 NPA”), by and among the Initial Borrower and the purchasers party thereto, pursuant to which the Initial Borrower issued $150,000,000 aggregate principal amount of its 4.58% Senior Notes, Series B due 2024 (the “2014 Notes”), (b) that certain Note Purchase Agreement, dated as of September 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “2016 NPA”), by and among the Initial Borrower and the purchasers party thereto, pursuant to which the Initial Borrower issued (x) $100,000,000 aggregate principal amount of its 4.08% Senior Notes, Series A, due 2026 and (y) $100,000,000 aggregate principal amount of its 4.24% Senior Notes, Series B, due 2028 (collectively, the “2016 Notes”) and (c) that certain Note Purchase Agreement, dated as of April 5, 2019 (as amended, supplemented or otherwise modified from time to time, the “2019 NPA,” and together with the 2014 NPA and the 2016 NPA, collectively the “NPAs” and each, an “NPA”), by and among the Initial Borrower and the purchasers party thereto, pursuant to which the Initial Borrower issued $100,000,000 aggregate principal amount of its 4.82% Senior Notes due 2029 (the “2019 Notes,” and together with the 2014 Notes and the 2016 Notes, collectively, the “Private Placement Notes” and each, a “Private Placement Note”);

WHEREAS, the consummation of the Merger Transaction results in a “Change in Control” under each NPA, and triggers a requirement under Section 8.8 of each NPA for the Borrower to offer to prepay the applicable Private Placement Notes, in each case, pursuant to such Section 8.8 (collectively, the “Merger Transaction Change in Control Offers”);

WHEREAS, the consummation of the Merger Transaction (i) is not permitted by Section 6.12 of the Existing Loan Agreement because the Initial Borrower is not the surviving entity of the Merger Transaction, (ii) results in a Change in Control under the Existing Loan Agreement and (iii) due to the requirement to make the Merger Transaction Change in Control Offers, permits (and, to the extent that the holders of any of the Private Placement Notes accept the relevant Merger Transaction Change in Control Offers, will cause) Material Indebtedness to become due and payable or required to be prepaid prior to its stated maturity, and as a result, certain Defaults would occur under Sections 7.2, 7.5 and 7.13 of the Existing Loan Agreement (each, a “Specified Default” and collectively, the “Specified Defaults”);

WHEREAS, in connection with the Merger Transaction, Borrower has requested, and the Administrative Agent and the Lenders have agreed subject to the execution and delivery of this Amendment by Borrower and Guarantor, to (i) modify and amend the Loan Agreement for the purposes of, among other things, evidencing the assumption of the Obligations of Initial Borrower by Borrower and incorporating other modifications and amendments on account of the Merger Transaction and the resulting changes to the organizational structure of Borrower and (ii) waive each of the Specified Defaults.

NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

1.                Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

2.               Assumption of Obligations. Both by operation of law and by the express consent of the Lenders, Borrower hereby assumes all of the Obligations of Initial Borrower arising under the Loan Agreement and any of the other Loan Documents, whether heretofore or hereafter incurred, and agrees to (X) make all payments required under such Loan Documents and to discharge such Obligations as they become due or are declared due in accordance with the terms of the Loan Documents, (Y) perform and observe all of the covenants and conditions of the Loan Agreement and the other Loan Documents to be performed or observed thereunder by Borrower, and (Z) be bound in all respects by the terms of the Loan Agreement and the other Loan Documents to which Initial Borrower is a party or by which Initial Borrower is bound or subject, in each case, as if Borrower were the original signatory thereto.

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3.                Modification of the Loan Agreement. Borrower, the Administrative Agent and the Lenders do hereby modify and amend the Loan Agreement by deleting from the Loan Agreement the text that is shown as a deletion or strike-through in the form of the Loan Agreement attached hereto as Exhibit A and made a part hereof (the “Revised Loan Agreement”), and by inserting in the Loan Agreement the text shown as an insertion or underlined text in the Revised Loan Agreement, such that from and after the Effective Date (as hereinafter defined) the Loan Agreement is amended to read as set forth in the Revised Loan Agreement. Notwithstanding the foregoing, the compliance calculations template attached as Schedule A of Exhibit D to the Loan Agreement (Form of Compliance Certificate) shall be the template attached to the Revised Loan Agreement, regardless that such template is not marked by deletion, strike-through, insertion or underline. From and after the Effective Date (as hereinafter defined), the Loan Agreement shall be the Loan Agreement, as amended by this Amendment.

4.                Waiver. The Administrative Agent and the Lenders hereby waive each of the Specified Defaults subject to the terms and conditions set forth herein. The Borrower acknowledges and agrees that (a) the waiver contained herein is strictly limited to the Specified Defaults and is effective solely for the purposes set forth herein and shall not be deemed to (x) waive, release, modify or limit any Loan Party’s obligations to otherwise comply with all terms and conditions of the Loan Agreement and the other Loan Documents, (y) waive any existing or future Defaults or Unmatured Defaults other than the Specified Defaults, or (z) prejudice any right or rights that the Administrative Agent or the Lenders may have now or in the future under or in connection with the Loan Agreement or any other Loan Document (all of which rights and remedies are expressly reserved), except as expressly provided herein, (b) the granting of the waiver hereunder shall not impose or imply an obligation on the Administrative Agent or the Lenders to grant a waiver, consent or indulgence on any future occasion, whether on a similar matter or otherwise, and (c) upon the consummation of the Merger Transaction, Borrower shall comply with the terms and conditions of Section 8.8 of each NPA, including, without limitation, by timely making the Merger Transaction Change in Control Offers.

5.                References to Loan Agreement. All references in the Loan Documents to the Loan Agreement shall be deemed a reference to the Loan Agreement as modified and amended herein.

6.                Acknowledgment of Borrower and Guarantor. Borrower and Guarantor hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantor, as applicable, enforceable against Borrower and Guarantor in accordance with their respective terms (except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity), and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or Guarantor’s obligations under the Loan Documents.

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7.                Representations and Warranties. Borrower and Guarantor represent and warrant to the Administrative Agent and the Lenders as follows:

(a)	Authorization. The execution, delivery and performance of this Amendment and any agreements executed and delivered in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any mortgage, indenture, agreement, contract or other instrument binding upon, any of the Borrower or Guarantor or any of their respective properties or to which any of the Borrower or Guarantor is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantor.

(b)	Enforceability. This Amendment and any agreements executed and delivered in connection herewith are valid and legally binding obligations of Borrower and Guarantor enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c)	Approvals. The execution, delivery and performance of this Amendment and any agreements executed and delivered in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.

(d)	Reaffirmation. Borrower and Guarantor reaffirm and restate as of the date hereof each and every representation and warranty made by Borrower and Guarantor and their respective Subsidiaries in the Loan Documents (as amended hereby) or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date, which representations or warranties shall only be required to have been true and correct in as of such earlier date and except for changes in factual circumstances not prohibited under the Loan Documents.

8.                No Default. By execution hereof, Borrower and Guarantor certify that as of the date of this Amendment and immediately after giving effect to this Amendment and the other documents executed in connection herewith, no Unmatured Default or Default has occurred and is continuing.

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9.                Waiver of Claims. Borrower and Guarantor acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of the Administrative Agent or any Lender, or any past or present officers, agents or employees of the Administrative Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

10.               Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Loan Agreement remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Guarantor hereby consents to the terms of this Amendment. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

11.               Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon satisfaction of the following conditions:

(a)	the execution and delivery of this Amendment by Borrower, Guarantor, the Administrative Agent and the Lenders;

(b)	the execution and delivery of the Springing Guaranty by Parent;

(c)	the delivery to the Administrative Agent of an updated Disclosure Letter dated as of the Effective Date;

(d)	the delivery to the Administrative Agent of a solvency certificate substantially in the form of Exhibit B attached hereto executed by the chief financial officer of the Parent;

(e)	payment in full of all amounts outstanding, and termination of all commitments, under that certain Fifth Amended and Restated Credit Agreement dated as of July 28, 2016, among Borrower, KeyBank National Association, as Agent and a Lender, and the other lenders from time to time party thereto, as amended;

(f)	receipt by the Administrative Agent of evidence that Borrower shall have paid all fees due and payable with respect to this Amendment; and

(g)	the satisfaction of the “Escrow Release Conditions” (as defined in, and determined pursuant to, the Escrow Agreement (defined below));

12.               Fees and Expenses. Borrower shall pay the reasonable fees and expenses of the Administrative Agent in connection with this Amendment and the transactions contemplated hereby in accordance with Section 9.7 of the Loan Agreement.

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13.               Accrued Interest and Fees. All interest and fees accrued prior to the date of this Amendment under provisions of the Loan Agreement modified by this Amendment shall remain payable at the due dates set forth in the Loan Agreement.

14.               Amendment as Loan Document. This Amendment shall constitute a Loan Document.

15.               Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.

16.               MISCELLANEOUS. THIS AMENDMENT SHALL PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Loan Agreement.

17.               Electronic Signatures. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or as an attachment to an electronic mail message in .pdf, .jpeg, .TIFF or similar electronic format shall be effective as delivery of a manually executed counterpart of this Amendment for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and any other Loan Document to be signed in connection with this Amendment, the other Loan Documents and the transactions contemplated hereby and thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. For the purposes hereof, “Electronic Signatures” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute the Amendment through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Without limiting the generality of the foregoing, each of Borrower and Guarantor hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among any of the Administrative Agent or the Lenders and any of Borrower or Guarantor, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of any Loan Document based solely on the lack of paper original copies of such Loan Document, including with respect to any signature pages thereto.

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18.                Escrow Closing. Each of the parties hereto acknowledge and agree that the effectiveness of this Amendment shall occur (if at all) pursuant to an escrow-style closing in accordance with the terms and conditions of an Escrow Agreement among Borrower, Parent and the Administrative Agent (the “Escrow Agreement”), the form of which Escrow Agreement has been provided to the Lenders. Each Lender, by its execution and delivery to the Administrative Agent of its signature page to this Amendment (its “Signature Page”), acknowledges and agrees that (i) it authorizes the Administrative Agent, subject to the terms and provisions of Article 10 of the Loan Agreement, to enter into the Escrow Agreement and carry out the Administrative Agent’s duties as the escrow agent thereunder, (ii) its Signature Page shall be held by the Administrative Agent in escrow in accordance with the terms of the Escrow Agreement and that such Signature Page cannot be released from escrow, or withdrawn or revoked, except as expressly provided in the Escrow Agreement, (iii) the Administrative Agent shall have the right, without the written consent of any Lender, to (x) complete blanks for dates in this Amendment (including any exhibit or schedule attached hereto) and the other Loan Documents entered into in connection herewith and make other corresponding changes, correct any typographical errors and make other so-called “clean-up” changes, or (y) make such amendments or modifications to the Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or otherwise effectuate the terms of Section 3.3 of the Loan Agreement in accordance with the terms of Section 3.3 of the Loan Agreement, provided that the Administrative Agent shall promptly give the Lenders notice of any such changes, (iv) the duties and responsibilities of the Administrative Agent under the Escrow Agreement shall be deemed purely ministerial in nature and that the Administrative Agent shall be permitted to rely on such information as it deems reasonable to determine if the Escrow Release Conditions have been satisfied, (v) the determination of the satisfaction of the Escrow Release Conditions (as defined in the Escrow Agreement) shall be in the Administrative Agent’s sole discretion exercised in good faith and such determination shall be conclusive absent manifest error, and in making such determination, the Administrative Agent shall be entitled to rely upon any written notice, demand, certificate or document that the Administrative Agent in good faith believes to be genuine (including facsimiles, electronic mail messages, and other electronic transmissions thereof), (vi) the Administrative Agent shall not be liable or responsible for (x) any act taken or not taken by Administrative Agent under the Escrow Agreement in the absence of Administrative Agent’s own gross negligence or willful misconduct, or (y) the failure of any of the other parties to the Escrow Agreement to perform in accordance with the terms thereof, and (vii) notwithstanding anything to the contrary contained herein, in the other Loan Documents or in the Escrow Agreement, this Section 18 shall be effective and binding upon such Lender immediately upon the delivery of its Signature Pages to the Administrative Agent.

[SIGNATURES ON FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

BORROWER:

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By:	Kite Realty Group Trust, a Maryland corporation, its sole General Partner

By:	/s/ Heath R. Fear
Heath R. Fear, Executive Vice President and
Chief Financial Officer

GUARANTOR:

KITE REALTY GROUP TRUST, a Maryland corporation

By:	/s/ Heath R. Fear
Name:	Heath R. Fear
Title:	Executive Vice President and Chief Financial Officer

Signature Page to Fourth Amendment to Term Loan Agreement

ADMINISTRATIVE AGENT AND LENDERS:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By:	/s/ Jessica Phillips
Print Name: Jessica Phillips
Title: Senior Vice President

Capital One, National Association
1680 Capital One Drive, 10th Floor
McLean, Virginia 22102
Phone: 703-720-6526
Facsimile: 703-720-2023
Attention: Jessica Phillips

With a copy to:

Capital One, National Association
800 Delaware Avenue
Wilmington, DE 19801
Phone: 302-582-1200
Facsimile: 888-246-3710
E-mail: Thomas.Kornobis@capitalone.com
Attention: Anna Mollica

Signature Page to Fourth Amendment to Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Joel Dalson
Print Name: Joel Dalson
Title: Senior Vice President

Signature Page to Fourth Amendment to Term Loan Agreement

TD BANK, N.A., as a Lender

By:	/s/ Clarke Cronin
Print Name: Clarke Cronin
Title: Vice President

Signature Page to Fourth Amendment to Term Loan Agreement

REGIONS BANK, as a Lender

By:	/s/ Michael Evans
Print Name: Michael Evans
Title: Senior Vice President

Signature Page to Fourth Amendment to Term Loan Agreement

TRUIST BANK (as successor to BRANCH BANKING & TRUST COMPANY), as a Lender

By:	/s/ Ryan Almond
Print Name: Ryan Almond
Title: Director

Signature Page to Fourth Amendment to Term Loan Agreement

EXHBIT A

As Conformed ~~Through~~through the ~~Third~~Fourth Amendment to Loan Agreement

TERM LOAN AGREEMENT

DATED AS OF NOVEMBER 22, 2016

AMONG

~~RETAIL PROPERTIES OF AMERICA, INC.,~~

KITE REALTY GROUP, L.P.,

AS BORROWER,

AND

CAPITAL ONE, NATIONAL ASSOCIATION,

AS ADMINISTRATIVE AGENT,

CAPITAL ONE, NATIONAL ASSOCIATION, PNC CAPITAL MARKETS LLC, TD BANK, N.A., and REGIONS BANK,

AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS,

TD BANK, N.A.,

AS SYNDICATION AGENT,

PNC CAPITAL MARKETS LLC and REGIONS BANK,

AS CO-DOCUMENTATION AGENT,

AND

CERTAIN LENDERS

FROM TIME TO TIME PARTIES HERETO,

AS LENDERS

TABLE OF CONTENTS

Page

ARTICLE I. DEFINITIONS		1

ARTICLE II. THE CREDIT		~~21~~26

2.1.	Advances	~~21~~26
2.2.	Ratable and Non Ratable Advances	~~21~~27
2.3.	Final Principal Payment	~~22~~27
2.4.	Unused Fee	~~22~~27
2.5.	Commitment Termination Fee	~~22~~27
2.6.	Other Fees	~~22~~28
2.7.	Minimum Amount of Each Advance	~~22~~28
2.8.	Principal Payments	~~22~~28
2.9.	Method of Selecting Types and Interest Periods for New Advances	~~23~~29
2.10.	Conversion and Continuation of Outstanding Advances	~~23~~29
2.11.	Changes in Interest Rate, Etc.	~~24~~30
2.12.	Rates Applicable After Default	~~24~~30
2.13.	Method of Payment	~~24~~30
2.14.	Notes; Telephonic Notices	~~25~~31
2.15.	Interest Payment Dates; Interest and Fee Basis	~~25~~31
2.16.	Intentionally Omitted	~~25~~31
2.17.	Notification of Advances, Interest Rates and Prepayments	~~26~~32
2.18.	Lending Installations	~~26~~32
2.19.	Non-Receipt of Funds by the Administrative Agent	~~26~~32
2.20.	Replacement of Lenders under Certain Circumstances	~~26~~32
2.21.	Usury	~~27~~33
2.22.	Increase in Commitments; Additional Loans	~~27~~33
2.23.	Pro Rata Treatment	~~28~~34

ARTICLE III. CHANGE IN CIRCUMSTANCES		~~28~~35

3.1.	Yield Protection	~~28~~35
3.2.	Changes in Capital Adequacy Regulations	~~29~~35
3.3.	Availability of Types of Advances ~~29~~; Inability to Determine Rates	36
3.4.	Funding Indemnification	~~30~~41
3.5.	Taxes	~~30~~41
3.6.	Lender Statements; Survival of Indemnity; Delay in Requests	~~32~~44
3.7.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~32~~44

ARTICLE IV. CONDITIONS PRECEDENT		~~33~~45

4.1.	Closing	~~33~~45
4.2.	Each Advance	~~34~~46

ARTICLE V. REPRESENTATIONS AND WARRANTIES		~~34~~47

5.1.	Existence	~~35~~47
5.2.	Authorization and Validity	~~35~~47

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5.3.	No Conflict; Government Consent	~~35~~47
5.4.	Financial Statements; Material Adverse Effect	~~35~~48
5.5.	Taxes	~~36~~48
5.6.	Litigation and Guarantee Obligations	~~36~~48
5.7.	Subsidiaries	~~36~~48
5.8.	ERISA	~~36~~49
5.9.	Accuracy of Information	~~36~~49
5.10.	Regulations U and X	~~36~~49
5.11.	[Intentionally Omitted]	~~36~~49
5.12.	Compliance With Laws	~~36~~49
5.13.	Ownership of Properties	~~37~~49
5.14.	Investment Company Act	~~37~~50
5.15.	[Intentionally Omitted]	~~37~~50
5.16.	Solvency	~~37~~50
5.17.	Insurance	~~37~~50
5.18.	~~Borrower~~REIT Status	~~38~~51
5.19.	Environmental Matters	~~38~~51
5.20.	OFAC; Sanctions Representation	~~39~~52
5.21.	Intellectual Property	~~39~~52
5.22.	Broker’s Fees	~~40~~53
5.23.	Unencumbered Pool Properties	~~40~~53
5.24.	No Bankruptcy Filing	~~40~~53
~~5.25.~~	~~No Fraudulent Intent~~	~~40~~
~~5.26.~~	~~Transaction in Best Interests of Borrower and Subsidiary Guarantors; Consideration~~	~~40~~
~~5.27.~~	~~Subordination~~	~~40~~
5.28.	~~[Intentionally Omitted] 40~~Beneficial Ownership Certification	54
5.29.	Anti-Terrorism Laws	~~40~~54
5.30.	Affected Financial Institution	55

ARTICLE VI. COVENANTS		~~42~~55

6.1.	Financial Reporting	~~42~~55
6.2.	Use of Proceeds	~~43~~57
6.3.	Notice of Default ~~44~~ or Springing Recourse Event	58
6.4.	Conduct of Business	~~44~~58
6.5.	Taxes	~~44~~58
6.6.	Insurance	~~44~~58
6.7.	Compliance with Laws	~~44~~58
6.8.	Maintenance of Properties	~~44~~59
6.9.	Inspection	~~44~~59
6.10.	Maintenance of Status	~~45~~59
6.11.	Dividends	~~45~~59
6.12.	Merger	~~45~~60
6.13.	[Intentionally Omitted]	~~45~~60
6.14.	Sale and Leaseback	~~45~~60
6.15.	[Intentionally Omitted]	~~45~~60
6.16.	Liens	~~45~~60

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6.17.	Affiliates	~~46~~61
6.18.	~~Financial Undertakings 46~~[Intentionally Omitted]	61
6.19.	[Intentionally Omitted]	~~46~~61
6.20.	[Intentionally Omitted]	~~46~~ 61
6.21.	Indebtedness and Cash Flow Covenants	~~46~~62
6.22.	Environmental Matters	~~47~~62
6.23.	[Intentionally Omitted]	~~48~~ 63
6.24.	[Intentionally Omitted]	~~48~~63
6.25.	Negative Pledges	~~48~~63
6.26.	Subsidiary Guaranty	~~48~~64
6.27.	Amendments to Organizational Documents	~~49~~65

ARTICLE VII. DEFAULTS		~~49~~65

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES		~~51~~67

8.1.	Acceleration	~~51~~67
8.2.	Amendments	~~51~~68
8.3.	Preservation of Rights	~~53~~70
8.4.	Insolvency of Borrower	~~53~~71
8.5.	Application of Funds	~~53~~71

ARTICLE IX. GENERAL PROVISIONS		~~54~~71

9.1.	Survival of Representations	~~54~~71
9.2.	Governmental Regulation	~~54~~72
9.3.	Taxes	~~54~~72
9.4.	Headings	~~54~~72
9.5.	Entire Agreement	~~54~~72
9.6.	Several Obligations; Benefits of the Agreement	~~54~~72
9.7.	Expenses; Indemnification	~~54~~72
9.8.	Numbers of Documents	~~55~~73
9.9.	Accounting	~~55~~73
9.10.	Severability of Provisions	~~56~~74
9.11.	Nonliability of Lenders	~~56~~74
9.12.	CHOICE OF LAW	~~56~~74
9.13.	CONSENT TO JURISDICTION	~~56~~74
9.14.	WAIVER OF JURY TRIAL	~~56~~75
9.15.	USA Patriot Act Notice	~~57~~75
9.16.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	75
9.17.	Promotional Material	76
9.18.	Benchmark Notification	76
9.19.	Divisions	76

ARTICLE X. THE ADMINISTRATIVE AGENT		~~57~~76

10.1.	Appointment	~~57~~76
10.2.	Powers	~~57~~77
10.3.	General Immunity	~~57~~77

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10.4.	No Responsibility for Loans, Recitals, Etc.	~~57~~77
10.5.	Action on Instructions of Lenders	~~58~~77
10.6.	Employment of Agents and Counsel	~~58~~78
10.7.	Reliance on Documents; Counsel	~~58~~78
10.8.	Administrative Agent’s Reimbursement and Indemnification	~~58~~78
10.9.	Rights as a Lender	~~59~~78
10.10.	Lender Credit Decision	~~59~~79
10.11.	Successor Administrative Agent	~~59~~79
10.12.	Notice of Defaults	~~60~~80
10.13.	Requests for Approval	~~60~~80
10.14.	Defaulting Lenders	~~60~~80
10.15.	Additional Agents	~~61~~81
10.16.	Erroneous Payments	82

ARTICLE XI. SETOFF; RATABLE PAYMENTS		~~61~~84

11.1.	Setoff	~~61~~84
11.2.	Ratable Payments	~~62~~84

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS		~~62~~85

12.1.	Successors and Assigns	~~62~~85
12.2.	Participations	~~62~~85
12.3.	Assignments	~~63~~87
12.4.	Dissemination of Information	~~65~~88
12.5.	Tax Treatment	~~65~~88

ARTICLE XIII. NOTICES		~~65~~89

13.1.	Giving Notice	~~65~~89
13.2.	Change of Address	~~65~~89
13.3.	Electronic Delivery of Information	~~65~~89

ARTICLE XIV. COUNTERPARTS		~~66~~90

ARTICLE XV. ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS		90

15.1.	Acknowledgement Regarding Any Supported QFCs	90

ARTICLE XVI. NON-RECOURSE TO PARENT		91

SCHEDULE I	Commitments
SCHEDULE 1	Unencumbered Pool Properties
SCHEDULE 2	Subsidiary Guarantors as of Agreement Effective Date

EXHIBIT A	Applicable Margin
EXHIBIT B	Form of Note

-xi-

EXHIBIT C	Form of Amendment Regarding Increase
EXHIBIT D	Form of Compliance Certificate
EXHIBIT E	Form of Subsidiary Guaranty
EXHIBIT F	Form of Borrowing Notice
EXHIBIT G	Form of Assignment Agreement
EXHIBIT H	Form of Springing Guaranty

-xii-

As Conformed ~~Through~~through the ~~Third~~Fourth Amendment to Loan Agreement

TERM LOAN AGREEMENT

This Term Loan Agreement (the “Agreement”) dated as of November 22, 2016, is among ~~RETAIL PROPERTIES OF AMERICA, INC~~KITE REALTY GROUP, L.P., a limited partnership formed under the laws of the State of Delaware (successor by merger to Retail Properties Of America, Inc., a corporation organized under the laws of the State of Maryland) (the “Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, and the several banks, financial institutions and other entities from time to time parties to the Agreement (collectively, the “Lenders”), and CAPITAL ONE, NATIONAL ASSOCIATION, not individually, but as “Administrative Agent”.

RECITALS

A.       The Borrower is primarily engaged in the business of purchasing, owning, operating, leasing and managing retail properties.

B.       The Borrower is a Subsidiary of Kite Realty Group Trust, a real estate investment trust formed under the laws of the State of Maryland (“Parent”), which is qualified as a real estate investment trust under Section 856 of the Code.

C.       The Borrower has requested that the Administrative Agent and the Lenders enter into this Agreement to make available to the Borrower a delayed-draw term loan facility in the maximum aggregate principal amount of up to $200,000,000.00, subject to increase to up to $300,000,000.00. The Administrative Agent and those Lenders executing this Agreement have agreed to do so on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any partnership, limited liability company, firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or membership interests of a partnership or limited liability company.

“Adjusted EBITDA” means, as of any date, the Consolidated Net Income for the most recent four (4) full fiscal quarters of the ~~Borrower~~Parent for which financial results have been reported, as adjusted, without duplication, by (i~~) deducting therefrom any income attributable to Excluded Tenants; (ii~~) adding or deducting for, as appropriate, any adjustment made under GAAP for straight lining of rents, gains or losses from sales of assets, extraordinary items, impairment and other non-cash charges, depreciation, amortization, interest expenses, taxes and the Consolidated Group Pro Rata Share of interest, taxes, depreciation and amortization in Investment Affiliates; (~~iii~~ii) deducting therefrom the Capital Expenditure Reserve Deduction for such period and (~~iv~~iii) adding back all master lease income (not to exceed 5% of Consolidated Net Income), charges (including any premiums or make-whole amounts) associated with any prepayment, redemption or repurchase of indebtedness or early retirement of preferred stock and costs in connection with acquisitions, including non-capitalized costs incurred in connection with acquisitions that fail to close.

“Adjusted Unencumbered Pool NOI” means, as of any date, the then-current Unencumbered Pool Property NOI less the Capital Expenditure Reserve Deduction for the then-current Unencumbered Pool Properties.

“Administrative Agent” means Capital One, National Association in its capacity as agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made by one or more of the Lenders to the Borrower of the same Type and, in the case of LIBOR Rate Advances, for the same Interest Period.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided, however, in no event shall Administrative Agent or Lender be an Affiliate of the Borrower. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means, as of any date, the aggregate amount of the then-current Commitments of all the Lenders, which is, as of the Agreement Effective Date, $200,000,000, as such amount may be increased pursuant to Section 2.22 hereof.

“Agreement” is defined in the Recitals hereto.

“Agreement Effective Date” means the date this Agreement has been fully executed and delivered by the Borrower and the Lenders and the conditions set forth in Section 4.1 have been fulfilled or waived in accordance with the terms hereof.

“Alternate Base Rate” means, for any day, the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Alternate Base Rate shall mean the per annum rate of interest equal to the Federal Funds Effective Rate plus one and one-half of one percent (1.50%). Notwithstanding the foregoing, in no event shall the Alternate Base Rate (including, without limitation, any Benchmark Replacement with respect thereto) be less than zero. The Alternate Base Rate shall be determined on a daily basis.

“Amendment Regarding Increase” means an Amendment Regarding Increase substantially in the form of Exhibit C attached hereto pursuant to which an existing Lender or a new Lender provides a new Commitment, increases an existing Commitment, makes a new Loan or increases the amount of any existing Loan, as the case may be, as contemplated by Section 2.22.

“Anti-Corruption Laws” means all applicable laws of any jurisdiction concerning or relating to bribery, corruption or money laundering, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” is defined in Section 5.29.

“Applicable Margin” means the applicable margin set forth in the pricing schedules contained in Exhibit A attached hereto used in calculating the interest rate applicable to the various Types of Advances, subject to the conditions set forth in Exhibit A with respect to the effective date of changes in such applicable margins.

“Applicable Provisions” means any of the definitions of “Qualifying Unencumbered Pool Property”, “Subsidiary Guarantor”, “Subsidiary Guaranty”, “Unencumbered Pool Property”, or “Unencumbered Pool Value” or the provisions of Article V, Article VI, Article VII, or Section 9.9 (excluding the last sentence thereof), or, in each case, any other defined terms associated or encompassed therein.

“Approved Proposed Modification” means an approval by the “Required Lenders” (as defined in the Existing KB/WF Agreement) of (x) the addition of eligible properties to the “Unencumbered Property Pool” (as defined in the Existing KB/WF Agreement) which does not meet one or more of the criteria for a “Qualifying Unencumbered Pool Property” (as defined in the Existing KB/WF Agreement), or (y) a proposal to modify, waive or restate, or request a consent or approval with respect to, the provisions of the Existing KB/WF Agreement dealing with the matters contained in the Applicable Provisions (including any associated or encompassed definitions) in writing (which may include a written waiver of an existing actual or potential default or event of default that is intended to be eliminated by such modification, restatement or waiver).

“Arrangers” means the Lead Arranger, PNC Capital Markets LLC, TD Bank, N.A., and Regions Bank.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the President, Chief Financial Officer and Chief Operating Officer, or any of the Chairman and Chief Executive Officer, or the Chief Accounting Officer or any Executive Vice President of the Parent or the Borrower, as applicable, or any other executive officer or authorized agent of the Parent or the Borrower, as applicable, approved by the Administrative Agent on behalf of the Lenders acting singly.

“Available Tenor” is defined in Section 3.3(h).

“Availability Termination Date” means May 22, 2017.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable ~~EEA~~ Resolution Authority in respect of any liability of an ~~EEA~~Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament ~~and~~ of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule; and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” is defined in Section 3.3(h).

“Benchmark Replacement” is defined in Section 3.3(h).

“Benchmark Replacement Conforming Changes” is defined in Section 3.3(h).

“Benchmark Transition Event” is defined in Section 3.3(h).

“Beneficial Ownership Certification” means, if the Borrower qualifies as a “legal entity customer” within the meaning of the Beneficial Ownership Regulation, a certification of beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” is defined in the Recitals hereto.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.9.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of LIBOR Rate Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York, New York for the conduct of substantially all of their commercial lending activities~~.~~ ; provided that, when used in connection with SOFR, the component of the Base Rate based upon SOFR or any other calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Capital Expenditure Reserve Deduction” means, with respect to any group of Projects as of any date, $0.15 per annum per gross leaseable square foot of such Projects, times either (A) in the case of calculation of Adjusted EBITDA, as to each Project, the weighted average square footage of such Projects owned by the Consolidated Group at any time during the most recent four (4) fiscal quarters of ~~Borrower~~Parent for which financial results have been reported or (B) in the case of the calculation of Adjusted Unencumbered Pool NOI, as to each Project, the square footage of such Projects included in the Unencumbered Pool as of such date.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person which is not a corporation and any and all warrants or options to purchase any of the foregoing.

“Capitalization Rate” means six and one-half percent (6.50%).

“Capitalized Lease” of a Person means any lease of Property imposing obligations on such Person, as lessee thereunder, which are required in accordance with GAAP to be capitalized on a balance sheet of such Person.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentally thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time and demand deposits and certificates of deposit of (i) any Lender or any of its Affiliates; (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-2 or the equivalent thereof or from Moody’s is at least P-2 or the equivalent thereof (any such bank being an “Approved Bank”), in each case with maturities of not more than two (2) years from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s and maturing within one (1) year of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which a Borrower or their Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to investments of the character described in the foregoing subdivisions (a) through (d).

“Change” is defined in Section 3.2.

“Change in Control” means (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Parent, or (ii) the Parent shall cease to be the sole general partner of the Borrower or shall cease to have the sole and exclusive power to exercise all management and control over the Borrower.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Commitment” means, for each Lender, the obligation of such Lender to make Loans on the terms and conditions set forth herein not exceeding the amount set forth for such Lender on Schedule I as such Lender’s “Commitment Amount”, as set forth in an Amendment Regarding Increase executed by such Lender pursuant to Section 2.22 or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3(ii), as such amount may be modified from time to time pursuant to the terms hereof.

“Commitment Termination Fee” is defined in Section 2.5.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D attached hereto executed by an Authorized Officer of the ~~Borrower~~Parent.

“Consolidated Debt Service” means, for any period, without duplication, (a) Consolidated Interest Expense for such period plus (b) the aggregate amount of scheduled principal payments attributable to Consolidated Outstanding Indebtedness (excluding optional principal payments, principal payments contingent on excess cash flow from a related Project and balloon payments made at maturity in respect of any such Indebtedness), plus (c) a percentage of all such principal payments made during such period by any Investment Affiliate on Indebtedness taken into account in calculating Consolidated Interest Expense, equal to the greater of (x) the percentage of the principal amount of such Indebtedness for which any member of the Consolidated Group is liable and (y) the Consolidated Group Pro Rata Share of such Investment Affiliate.

“Consolidated Group” means the ~~Borrower~~Parent and all Subsidiaries which are consolidated with it for financial reporting purposes under GAAP.

“Consolidated Group Pro Rata Share” means, with respect to any Investment Affiliate, the percentage of the total equity ownership interests held by the Consolidated Group in the aggregate, in such Investment Affiliate determined by calculating the greater of (i) the percentage of the issued and outstanding stock, partnership interests or membership interests in such Investment Affiliate held by the Consolidated Group in the aggregate and (ii) the percentage of the total book value of such Investment Affiliate that would be received by the Consolidated Group in the aggregate, upon liquidation of such Investment Affiliate, after repayment in full of all Indebtedness of such Investment Affiliate.

“Consolidated Interest Expense” means, for any period without duplication, the sum of (a) the amount of interest expense, determined in accordance with GAAP, of the Consolidated Group for such period attributable to Consolidated Outstanding Indebtedness during such period (excluding prepayment penalties and costs associated with early extinguishment of debt, to the extent constituting interest expense in accordance with GAAP) plus (b) the applicable Consolidated Group Pro Rata Share of any interest expense, determined in accordance with GAAP, of each Investment Affiliate, for such period, whether recourse or non-recourse.

“Consolidated Net Income” means, for any period, consolidated net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated NOI” means, as of any date, for any entity or group of entities without duplication, the aggregate Net Operating Income for the most recent four (4) fiscal quarters for which financial results have been reported from all Projects owned by such entity or group of entities as of the end of such period of four (4) fiscal quarters.

“Consolidated Outstanding Indebtedness” means, as of any date of determination, without duplication, the sum of (a) all Indebtedness of the Consolidated Group outstanding at such date, determined on a consolidated basis in accordance with GAAP (whether recourse or non-recourse), plus, without duplication, (b) the applicable Consolidated Group Pro Rata Share of any Indebtedness of each Investment Affiliate other than Indebtedness of such Investment Affiliate to a member of the Consolidated Group.

“Construction in Progress” means, as of any date, the book value of any Projects then under development provided that a Project shall no longer be included in Construction in Progress and shall be valued based on its Net Operating Income upon the earlier of (i) the first anniversary after substantial completion (which shall mean the receipt of a temporary certificate of occupancy or a final certificate of occupancy) of such Project and (ii) the last day of the first full fiscal quarter in which the Net Operating Income attributable to such Project for such fiscal quarter multiplied by four (4) and then divided by the Capitalization Rate exceeds the book value of such Project.

“Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.10.

“Credit Rating” means, as of any date, with respect to ~~any of Fitch,~~either Moody’s or S&P, the most recent credit rating assigned to the senior, unsecured, non-credit enhanced, long-term debt of the Parent or the Borrower, as applicable, issued by such rating agency prior to such date.

“Daily Simple SOFR” is defined in Section 3.3(h).

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Default Rate” means the interest rate which may apply during the continuance of a Default pursuant to Section 2.12.

“Defaulting Lender” means, subject to Section 10.14(f), (a) any Lender that has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) any Lender that has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or under other agreements in which it commits to extend credit, or has made a public statement to that effect (unless (1) such writing has been delivered to Borrower and Administrative Agent, and (2) such writing or public statement relates solely to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement and, in the case of a writing, shall be accompanied by reasonably detailed documented evidence supporting such determination) cannot be satisfied), (c) any Lender that has failed, within two Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon timely receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) any Lender that has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 10.14(f)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Disclosure Letter” means that certain letter from Borrower addressed to the Administrative Agent on behalf of the Lenders and dated as of the Agreement Effective Date, which discloses certain matters relevant to Section 5.5, Section 6.5 and/or Section 7.5 (or certain other Sections in this Agreement, as set forth therein).

“Dollars” or “$” means the lawful currency of the United States of America.

“Early Opt-In Effective Date” is defined in Section 3.3(h).

“Early Opt-In Election” is defined in Section 3.3(h).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA ~~Financial Institution~~Member Country.

“Eligible Assignee” means (a) any Lender, (b) any Affiliate of a Lender or fund related to a Lender, (c) any commercial bank having a combined capital and surplus of $5,000,000,000 or more, (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development, (e) any savings bank, savings and loan association or similar financial institution which (A) has a net worth of $500,000,000 or more, (B) is regularly engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (C) is operationally and procedurally able to meet the obligations of a Lender hereunder to the same degree as a commercial bank, and (f) any other financial institution (including a mutual fund or other fund) approved by the Administrative Agent and, unless a Default shall have occurred and be continuing, Borrower (such approval not to be unreasonably withheld or delayed, and the failure of Borrower to expressly grant or deny any such approval within five (5) days after written request being deemed to be the grant of such approval) having total assets of $500,000,000 or more which meets the requirements set forth in subclauses (B) and (C) of clause (e) above; provided that each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest. Notwithstanding anything herein to the contrary, at no time shall Borrower, its Affiliates, ~~or~~ any Subsidiary thereof or any natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), be considered an “Eligible Assignee.”

“Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to the Borrower or any Subsidiaries or any of its respective assets or Projects.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Excluded Swap Obligation” means, with respect to the Borrower or any Guarantor, any Related Swap Obligations if, and to the extent that, all or a portion of the liability of such Person for, or the guarantee of such Person of, or the grant by such Person of a Lien to secure, such Related Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Person’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Person or the grant of such Lien becomes effective with respect to such Related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Person, including under Section 20 of the Subsidiary Guaranty). If a Related Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Related Swap Obligation that is attributable to swaps for which such guarantee or Lien is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, (a) taxes imposed on or measured by its overall net income (however determined), and franchise taxes imposed on it, by any jurisdiction with taxing authority over the Lender and (b) any U.S. federal withholding taxes imposed under FATCA.

~~“Excluded Tenants” means, as of any date, any tenant leasing more than 15,000 square feet of gross leaseable area at one of the Projects pursuant to a lease that has more than twelve (12) month remaining on its then applicable term, that either (a) is subject to a voluntary or involuntary petition for relief under any federal or state bankruptcy codes or insolvency law unless either (x) such lease is assumed in bankruptcy by or on behalf of such tenant or (y) all or a material portion of the gross leasable area that is the subject of such lease, is then also the subject of a new or replacement lease with a tenant that intends to take occupancy of the applicable space when available or (b) is not operating its business in its demised premises at such Project unless such non-operating tenant is, or such non-operating tenant’s lease obligations are guaranteed by an entity whose then current long-term, unsecured debt obligations are rated BBB- or above by S&P and Baa3 or above by Moody’s.~~

“Existing KB/WF Agreement” means that certain ~~Fifth~~Sixth Amended and Restated Credit Agreement, dated as of ~~April 23~~July 8, ~~2018~~2021, by and among, the Borrower, as borrower, the Existing KB/WF Lenders, and KeyBank National Association, in its capacity as administrative agent for the Existing KB/WF Lenders, as the same may be amended or modified from time to time.

“Existing KB/WF Lenders” means the financial institutions from time to time party to the Existing KB/WF Agreement as lenders.

“Facility Obligations” means all Obligations other than the Related Swap Obligations.

“Facility Termination Date” means November 22, 2023.

“FASB” means the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(c) of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” If the Federal Funds Effective Rate determined as provided above would be less than zero, the Federal Funds Effective Rate shall be deemed to be zero.

“Fee Letter” is defined in Section 2.6.

“Financeable Ground Lease” means, a ground lease reasonably satisfactory to the Administrative Agent on behalf of the Lenders, which must provide customary protections for a potential leasehold mortgagee (“Mortgagee”) such as (i) a remaining term, including any optional extension terms exercisable unilaterally by the tenant, of no less than 25 years, (ii) a provision that the ground lease will not be terminated until the Mortgagee has received notice of a default, has had a reasonable opportunity to cure and has failed to do so, (iii) provision for a new lease to the Mortgagee as tenant on the same terms if the ground lease is terminated for any reason, (iv) transferability of the tenant’s interest under the ground lease by the Mortgagee without any requirement for consent of the ground lessor unless based on delivery of customary assignment and assumption agreements from the transferor and transferee, (v) the ability of the tenant to mortgage tenant’s interest under the ground lease without any requirement for consent of the ground lessor and (vi) provisions that the tenant under the ground lease (or the leasehold mortgagee) has customary protections with respect to the application of insurance proceeds or condemnation awards attributable to the tenant’s interest under the ground lease and related improvements.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

~~“Financial Undertaking” of a Person means any agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party’s assets, liabilities or exchange transactions, including, but not limited to, interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options~~.

“First Mortgage Receivable” means any Indebtedness owing to a member of the Consolidated Group which is secured by a first-priority mortgage, deed to secure debt or deed of trust on commercial real estate and which has been designated by the Borrower as a “First Mortgage Receivable” in its most recent Compliance Certificate.

~~“Fitch” means Fitch Ratings, Inc. and its successors.~~

“Fixed Charge Coverage Ratio” means (i) Adjusted EBITDA divided by (ii) the sum of (A) Consolidated Debt Service for the most recent four (4) fiscal quarters for which financial results of Borrower have been reported, plus (B) all Preferred Dividends, if any, payable with respect to such four (4) fiscal quarters.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin for such day, in each case changing when and as the Alternate Base Rate and Applicable Margin change.

“Floating Rate Advance” means an Advance which bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which bears interest at the Floating Rate.

“Floor” is defined in Section 3.3(h).

“Fourth Amendment Effective Date” means October 22, 2021.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 6.1.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Guarantors” means individually and collectively, as the context shall require (i) the Parent (provided that, for the avoidance of doubt, while Parent shall be included in the definition of Guarantors for all purposes hereunder, Parent shall have no liability under the Springing Guaranty until the occurrence of a Springing Recourse Event), and (ii) any Subsidiary Guarantor.

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefore, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or guarantees by the Borrower of liabilities under any interest rate lock agreement utilized to facilitate Secured Indebtedness of another member of the Consolidated Group or an Investment Affiliate. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation), provided, that in the absence of any such stated amount or stated liability, or if such liability is conditioned upon the taking of certain actions or the occurrence of certain conditions beyond non-payment or non-performance by the primary obligor, such as liability under non-recourse carveout guaranties, the amount of such Guarantee Obligation shall be such guaranteeing Person’s reasonably anticipated liability in respect thereof as determined by the Borrower in good faith with respect to any such Guarantee Obligations of the Consolidated Group.

“Hazardous Materials” means all contaminants, vibrations, sound, odor, explosive or radioactive substances or wastes and hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, mold, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person at any date means without duplication, (a) all indebtedness of such Person for borrowed money including without limitation any repurchase obligation or liability of such Person with respect to securities, accounts or notes receivable sold by such Person, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), in each case evidenced by a binding agreement (excluding premiums or discounts on debt required to be recognized under GAAP), (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all Capitalized Lease Obligations, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person (excluding in any calculation of consolidated Indebtedness of the Consolidated Group, Guarantee Obligations of one member of the Consolidated Group in respect of primary obligations of any other member of the Consolidated Group), (g) all reimbursement obligations of such Person for letters of credit and other contingent liabilities, (h) any Net Mark-to-Market Exposure, (i) all liabilities secured by any Lien (other than Liens for taxes not yet due and payable) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof and (j) all obligations of such Person in respect of any transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person.

“Initial Aggregate Commitment” means the Aggregate Commitment as of the Agreement Effective Date.

“Interest Period” means a LIBOR Interest Period.

“Investment” of a Person means any Property owned by such Person, including without limitation, any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

“Investment Affiliate” means any Person in which the Consolidated Group, directly or indirectly, has made an Investment and whose financial results are not consolidated under GAAP with the financial results of the Consolidated Group.

“Investment Grade Rating” means a Credit Rating of BBB-/Baa3 or higher from either of S&P or Moody’s, respectively.

“Investment Grade Rating Date” means, at any time after the Parent or the Borrower, as applicable, has received an Investment Grade Rating from either S&P or Moody’s, the date specified by the Borrower in a written notice to the Administrative Agent and the Lenders as the date on which it irrevocably elects to have the Applicable Margin and Facility Fee determined based on the Borrower’s Credit Rating.

“Lead Arranger” means Capital One, National Association.

“Lenders” means the lending institutions listed on the signature pages hereof, their respective successors and assigns, and any other lending institutions that subsequently become parties to this Agreement, and having a Commitment or holding a Loan.

“Lending Installation” means, with respect to a Lender, any office, branch, subsidiary or affiliate of such Lender.

“Leverage Ratio” means Consolidated Outstanding Indebtedness divided by Total Asset Value, expressed as a percentage.

“LIBOR Base Rate” means, subject to implementation of a Benchmark Replacement ~~Rate~~ in accordance with Section 3.3~~(c)~~, with respect to any LIBOR Rate Advance for any LIBOR Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum (expressed to the fifth decimal place) determined on the basis of the rate for deposits in Dollars for a period equal to the applicable LIBOR Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable LIBOR Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) is not so published, then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable LIBOR Interest Period for a period equal to such LIBOR Interest Period. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR Base Rate on the date on which such change in such maximum rate becomes effective. Notwithstanding the foregoing, (x) in no event shall LIBOR Base Rate (including, without limitation, any Benchmark Replacement ~~Rate~~ with respect thereto) be less than zero and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.3~~(c)~~, in the event that a Benchmark Replacement ~~Rate~~ with respect to LIBOR Base Rate is implemented then all references herein to LIBOR Base Rate shall be deemed references to such Benchmark Replacement ~~Rate~~.

“LIBOR Interest Period” means, with respect to each amount bearing interest at a LIBOR based rate, a period of one, three or six months ~~or,~~ if available to all applicable Lenders, ~~7 days,~~ commencing on a Business Day, as selected by Borrower; provided, however, that (i) any LIBOR Interest Period which would otherwise end on a day which is not a Business Day shall continue to and end on the next succeeding Business Day, unless the result would be that such LIBOR Interest Period would be extended to the next succeeding calendar month, in which case such LIBOR Interest Period shall end on the next preceding Business Day and (ii) any LIBOR Interest Period which begins on a day for which there is no numerically corresponding date in the calendar month in which such LIBOR Interest Period would otherwise end shall instead end on the last Business Day of such calendar month.

“LIBOR Market Index Rate” means, for any day, LIBOR Base Rate as of that day that would be applicable for a LIBOR Rate Loan having a one-month Interest Period determined at approximately 10:00 a.m. for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such LIBOR Interest Period as otherwise provided in the definition of “LIBOR Base Rate”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.

“LIBOR Rate” means, for any LIBOR Interest Period for a Loan or Advance, the sum of (A) the LIBOR Base Rate applicable thereto divided by one minus the then current Reserve Requirement and (B) the Applicable Margin in effect from time to time during the applicable LIBOR Interest Period, changing when and as the Applicable Margin changes.

“LIBOR Rate Advance” means an Advance which bears interest at a LIBOR Rate.

“LIBOR Rate Loan” means a Loan which bears interest at a LIBOR Rate.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means, with respect to a Lender, a term loan made by such Lender pursuant to Article II, including, without limitation, any Additional Loan made under Section 2.22.

“Loan Documents” means this Agreement, the Disclosure Letter, the Subsidiary Guaranty, if any, the Springing Guaranty, the Notes and any other document from time to time evidencing or securing indebtedness incurred by the Borrower under this Agreement, as any of the foregoing may be amended or modified from time to time.

“Loan Party” means the Borrower, the Parent and any Subsidiary Guarantor.

“Management Fees”, means, with respect to each Project for any period, an amount equal to the greater of (i) actual management fees payable with respect thereto and (ii) three percent (3%) per annum on the aggregate base rent and percentage rent due and payable under leases at such Project.

“Marketable Securities” means Investments in Capital Stock or debt securities issued by any Person (other than an Investment Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.

“Material Acquisition” means any acquisition by the Borrower or any Subsidiary in which the assets acquired exceed 10.0% of the consolidated total assets of the Borrower and its Subsidiaries determined under GAAP as of the last day of the most recently ending fiscal quarter of the Borrower for which financial statements are publicly available.

“Material Adverse Effect” means a material adverse effect on (i) the business, property or condition (financial or otherwise) of the Parent and its Subsidiaries, or the Borrower and its Subsidiaries, in each case, taken as a whole, (ii) the ability of the Borrower and the ~~Subsidiary Guarantors~~Loan Parties, taken as a whole, to perform their obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents. A material adverse effect on the validity or enforceability of the Subsidiary Guaranty solely with respect to one or more Subsidiary Guarantors that do not, individually or collectively, constitute Material Subsidiaries shall not be a Material Adverse Effect hereunder, except to the extent the same would result in a Material Adverse Effect pursuant to either clause (i) or (ii) above.

“Material Subsidiary” means, at any time of determination, (a) any individual Subsidiary to which more than $150,000,000 of then-current Total Asset Value is directly or indirectly attributable and (b) each Subsidiary in a group of Subsidiaries (the “Group”) to which more than $150,000,000 of then-current Total Asset Value is directly attributable on a collective basis to such Group, but only as and to the extent that there is a material adverse effect on the validity or enforceability of the Subsidiary Guaranty with respect to all Subsidiaries in such Group.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Legal Rate” means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or in the Note or other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions hereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that (i) an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge and (ii) limitations on sale or the grant of liens in favor of an arm’s-length purchaser of a customary nature relating to Property subject to a contract for sale shall not constitute a Negative Pledge so long as such limitation pertains solely to such Property being sold and ceases to apply upon the closing of such sale or the termination of such contract.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions or any other Financial Contract. “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming the Rate Management Transaction or other Financial Contract were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction or other Financial Contract as of the date of determination (assuming such Rate Management Transaction or other Financial Contract were to be terminated as of that date).

“Net Operating Income” means, with respect to any Project for any period, “property rental and other income” (as determined by GAAP) attributable to such Project accruing for such period, without regard for straight-lining of rents or any amortization related to above-market or below-market leases, plus all master lease income (not to exceed to 5% of Net Operating Income), minus the amount of all expenses (as determined in accordance with GAAP) incurred in connection with and directly attributable to the ownership and operation of such Project for such period, including, without limitation, Management Fees and amounts accrued for the payment of real estate taxes and insurance premiums, but excluding any general and administrative expenses related to the operation of the Borrower, any interest expense, or other debt service charges, impairment charges, the effects of straight-lining of ground lease rent, bad debt expenses related to the straight-lining of rents and any other non-cash charges such as depreciation or amortization of financing costs.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” means any one of those promissory notes substantially in the form of Exhibit B attached hereto from Borrower in favor of the Lenders, including any amendment, modification, renewal or replacement of any such promissory note, provided that, at the request of any Lender, a Note payable to such Lender shall not be issued and the Obligations of the Borrower hereunder to such Lender shall be evidenced entirely by this Agreement and the other Loan Documents with the same effect as if a Note had been issued to such Lender.

“Notice of Assignment” is defined in Section 12.3(ii).

“Obligations” means the Advances, the Related Swap Obligations~~,~~ (other than Excluded Swap Obligations) and all accrued and unpaid fees and all other obligations of Borrower and the other Loan Parties to the Administrative Agent or the Lenders arising under this Agreement or any of the other Loan Documents, including all payments and other obligations that may accrue after the commencement of any action or proceeding described in Sections 7.7 and 7.8.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control and any successor thereto.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Facility Amount” means, at any time, the sum of all then outstanding Advances.

“Parent” is defined in the Recitals hereto.

“Participants” is defined in Section 12.2(i).

“Patriot Act” is defined in Section 9.15.

“Payment Date” means, with respect to the payment of interest accrued on any Advance, the fifteenth day of each calendar month, subject, in the case of any Payment Date in respect of interest on the Advances, to adjustment in accordance with the Modified Following Business Day Convention (as defined in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.)).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Percentage” means for each Lender the ratio that such Lender’s Commitment bears to the Aggregate Commitment, or if the Commitments have been terminated, the ratio that such Lender’s combined outstanding Loans bears to the total outstanding Advances, in each case expressed as a percentage.

“Permitted Liens” are defined in Section 6.16.

“Person” means any natural person, corporation, limited liability company, joint venture, partnership, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Preferred Dividends” means, with respect to any entity, dividends or other distributions which are payable to holders of any ownership interests in such entity which entitle the holders of such ownership interests to be paid on a preferred basis prior to dividends or other distributions to the holders of other types of ownership interests in such entity~~, provided that distributions payable by IW JV 2009 LLC to Inland Equity Investors, LLC or any of its successors or assigns shall be excluded from “Preferred Dividends”~~.

“Prepayment Premium” means a premium payable pro rata to the Lenders equal to the following amount for the following periods:

If Prepayment occurs	Prepayment Fee
On or before May 22, 2017	2.0% of the aggregate principal amount of Loans prepaid.
After May 22, 2017 but on or before the first anniversary of the Effective Date	1.5% of the aggregate principal amount of Loans prepaid.
After the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date	1.0% of the aggregate principal amount of Loans prepaid.
Any date after the 2nd anniversary of the Effective Date	0.0% of the aggregate principal amount of Loans prepaid.

“Project” means any real estate asset located in the United States owned by the Parent, the Borrower or any of ~~its~~their respective Subsidiaries or any Investment Affiliate, and operated or intended to be operated primarily as a retail property, an office property, an industrial property or a mixed use property. For purposes of this Agreement, if only a portion of such a real estate asset is then the subject of a material redevelopment, the Borrower may, subject to the reasonable approval of the Administrative Agent, elect to treat such portion as a Project separate and distinct from the remaining portion of such real estate asset.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“Purchasers” is defined in Section 12.3(i).

“Qualifying Unencumbered Pool Property” means any Project which, as of any date of determination, (a) is located in the United States; (b) is wholly owned by the Borrower or a Wholly-Owned Subsidiary in fee simple or leased, as lessee, by the Borrower or a Wholly-Owned Subsidiary under the terms of a Financeable Ground Lease; (c) is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Project; and (d) is not, nor is any direct or indirect interest of the Borrower or any Subsidiary therein, subject to any Lien other than Permitted Liens set forth in clauses (i) through (iv) of Section 6.16 or to any Negative Pledge (other than Negative Pledges permitted under clause (ii) of Section 6.25). No asset shall be deemed to be unencumbered unless both such asset and all Capital Stock of the Subsidiary owning such asset is unencumbered. Nothing in this Agreement shall prohibit a Subsidiary from having other Unsecured Indebtedness or unsecured Guarantee Obligations and the existence of such Unsecured Indebtedness or unsecured Guarantee Obligations shall not prevent any Project owned by such Subsidiary from qualifying as a Qualifying Unencumbered Pool Property.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by ~~the Borrower~~a Person which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Recourse Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group with respect to which the liability of the obligor is not limited to the obligor’s interest in specified assets securing such Indebtedness, other than with respect to customary exceptions for certain acts or types of liability such as environmental liability, fraud and other customary nonrecourse carveouts unless they are judicially determined to have been triggered and then only to the extent of such determination.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Related Swap Obligations” means, as of any date, all of the obligations of Borrower arising under any then outstanding Swap Contracts entered into between Borrower and any Lender or Affiliate of any Lender in respect of the Obligations arising under this Agreement or any of the other Loan Documents.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing, or dumping or any Hazardous Material into the environment.

“~~Replacement Rate” has the meaning assigned thereto~~Relevant Governmental Body” is defined in Section 3.3(~~c~~h).

“Removal Notice” is defined in the last paragraph of Article VII.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means, as of any date, Lenders having more than 50% of the aggregate amount of the Commitments (or after the making of the initial Advance, the aggregate outstanding principal amount of the Loans); provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when there are two or more Lenders (excluding Defaulting Lenders), the term “Required Lenders” shall in no event mean less than two Lenders.

“Reserve Requirement” means, with respect to a LIBOR Rate Loan and LIBOR Interest Period, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board or other Governmental Authority or agency having jurisdiction with respect thereto for determining the maximum reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D) maintained by a member bank of the Federal Reserve System.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sanctioned Country” means, at any time, a country or territory which is, or whose government is, the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned County or (d) any Person controlled by any Person or agency described in any of the preceding clauses (a) through (c).

“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or any other Governmental Authority.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Indebtedness” means any Indebtedness of the Borrower or any other member of the Consolidated Group which is secured by a Lien (other than Permitted Liens set forth in clauses (i) through (iv) of Section 6.16) on a Project, any ownership interests in any Person or any other assets which had, in the aggregate, a value in excess of the amount of such Indebtedness at the time such Indebtedness was incurred. Notwithstanding the foregoing, Secured Indebtedness shall exclude Recourse Indebtedness that is secured solely by ownership interests in another Person that owns a Project which is encumbered by a mortgage securing Indebtedness.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Single Tenant Project” means any Project that is leased (or is being constructed to be leased) to a single tenant.

“SOFR” is defined in Section 3.3(h).

“S&P” means Standard & Poor’s Ratings Group and its successors.

“Springing Guaranty” means the Springing Guaranty executed and delivered by the Parent on the Fourth Amendment Effective Date, such Springing Guaranty to be substantially in the form of Exhibit H.

“Springing Recourse Event” has the meaning given that term in the Springing Guaranty.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the ~~Borrower~~Parent.

“Subsidiary Guarantor” means, as of any date, each Subsidiary of the ~~Borrower~~Parent, if any, which is then a party to the Subsidiary Guaranty pursuant to Section 6.26.

“Subsidiary Guaranty” means the guaranty, if any, substantially in the form of Exhibit E attached hereto and executed and delivered pursuant to Section 6.26, including any joinders executed by additional Subsidiary Guarantors, if any after the Agreement Effective Date.

“Substantial Portion” means, with respect to the Property of the ~~Borrower~~Parent and its Subsidiaries, Property which represents more than 10% of then-current Total Asset Value.

“Swap Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Swap Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Term SOFR” is defined in Section 3.3(h).

“Total Asset Value” means, as of any date, (i) (A) the Consolidated NOI attributable to Projects owned by the ~~Borrower~~Parent or a member of the Consolidated Group (excluding 100% of the Consolidated NOI attributable to Projects not owned for at least four (4) full fiscal quarters as of the end of the fiscal quarter for which Consolidated NOI is calculated and provided that the contribution to Consolidated NOI on account of any Project shall not in any event be a negative number) divided by (B) the Capitalization Rate, plus (ii) 100% of the price paid for any such Projects first acquired by the ~~Borrower~~Parent or a member of the Consolidated Group during such four (4) full fiscal quarter period, plus (iii) cash, Cash Equivalents and Marketable Securities owned by the Consolidated Group as of the end of such fiscal quarter, plus (iv) the Consolidated Group Pro Rata Share of (A) Consolidated NOI attributable to Projects owned by Investment Affiliates (excluding Consolidated NOI attributable to Projects not owned for the entire four (4) full fiscal quarters on which Consolidated NOI is calculated and provided that the contribution to Consolidated NOI on account of any Project shall not in any event be a negative number) divided by (B) the Capitalization Rate, plus (v) the Consolidated Group Pro Rata Share of the price paid for such Projects first acquired by an Investment Affiliate during such four (4) full fiscal quarters, plus (vi) Construction in Progress at book value, plus (vii) First Mortgage Receivables owned by the Consolidated Group (at the lower of book value or market value), plus (viii) Unimproved Land at book value. To the extent the amount of Total Asset Value attributable to Unimproved Land, Investments in Investment Affiliates, Construction in Progress, First Mortgage Receivables and Marketable Securities would exceed 25% of Total Asset Value, such excess shall be excluded from Total Asset Value; provided, however that to the extent the amount of Total Asset Value attributable to (v) Unimproved Land and Construction in Progress exceeds 15% of the Total Asset Value, (w) Investment Affiliates exceeds 20% of the Total Asset Value, (x) First Mortgage Receivables exceeds 10% of the Total Asset Value or (y) Marketable Securities exceeds 10% of Total Asset Value, such excess shall be excluded from Total Asset Value.

“Transferee” is defined in Section 12.4.

“Type” means, with respect to any Advance, its nature as either a Floating Rate Advance or LIBOR Rate Advance.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unencumbered Interest Coverage Ratio” means, as of any date, the aggregate Unencumbered Pool Property NOI as of such date divided by the Unsecured Interest Expense for the most recent four (4) fiscal quarters for which financial results have been reported.~~”~~

“Unencumbered Leverage Ratio” means, as of any date, the then-current Unsecured Indebtedness of the Consolidated Group ~~(but excluding from such Unsecured Indebtedness any Guarantee Obligations)~~ divided by the then-current Unencumbered Pool Value.

“Unencumbered Pool” means as of any date, all then-current Unencumbered Pool Properties.

“Unencumbered Pool Property” means, as of any date, any Project which is a Qualifying Unencumbered Pool Property as of such date.

“Unencumbered Pool Property NOI” means, as of any date, the aggregate Net Operating Income for the most recent four (4) fiscal quarters for which financial results have been reported attributable to Unencumbered Pool Properties as of such date.

“Unencumbered Pool Value” means, as of any date, the sum of (a)(i) the aggregate Adjusted Unencumbered Pool NOI attributable to all Unencumbered Pool Properties which have been owned by the Borrower or a Subsidiary for the most recent four (4) full fiscal quarters for which financial results of Borrower have been reported (provided that the contribution to Adjusted Unencumbered Pool NOI on account of any Unencumbered Pool Property shall not in any event be a negative number) divided by (ii) the Capitalization Rate plus (b) the aggregate acquisition cost of all Unencumbered Pool Properties which have not been so owned by a Subsidiary for such period of four (4) consecutive entire fiscal quarters, plus (c) unencumbered Unimproved Land and Construction in Progress, both at book value. For purposes of this definition, to the extent (i) the value attributable to Unimproved Land and any other land not included in Unimproved Land and Construction in Progress, would exceed 10% of the Unencumbered Pool Value, (ii) the value attributable to any one (1) Unencumbered Pool Property would exceed 15% of the Unencumbered Pool Value, (iii) the aggregate value attributable to those Single Tenant Projects which are leased to the same tenant (or Affiliates of the same tenant), would exceed 15% of the Unencumbered Pool Value; (iv) the aggregate value attributable to all Single Tenant Projects where the remaining unexpired term of the lease of such Single Tenant Project to the tenant of such Single Tenant Project (without giving effect to any unexercised options of such tenant to extend the term of such lease) is less than five (5) years, would exceed 15% of the Unencumbered Pool Value, or (v) the aggregate value attributable to Unencumbered Pool Properties which are occupied pursuant to Financeable Ground Leases would exceed 20% of Unencumbered Pool Value, each such excess amount shall be excluded from Unencumbered Pool Value.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

“Unimproved Land” means, as of any date, any land which (i) is not appropriately zoned for retail development, (ii) does not have access to all necessary utilities or (iii) does not have access to publicly dedicated streets, unless such land has been designated in writing by the Borrower in a certificate delivered to the Administrative Agent as land that is reasonably expected to satisfy all such criteria within twelve (12) months after such date. For purposes of clarification, if any, such land shall be deemed to be included in Construction in Progress as of such date of designation and from and after such date shall not be considered Unimproved Land.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Unsecured Indebtedness” means, with respect to any Person, all Indebtedness of such Person for borrowed money that does not constitute Secured Indebtedness.

“Unsecured Interest Expense” means, for any period, all Consolidated Interest Expense for such period attributable to Unsecured Indebtedness.

“Unused Fee” is defined in Section 2.4.

“Unused Fee Percentage” means, with respect to any day during a calendar quarter, 0.20% per annum.

“USD LIBOR” is defined in Section 3.3(h).

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the beneficial ownership of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the beneficial ownership of which shall at the time be so owned or controlled.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II.
THE CREDIT

2.1.       Advances.

(a)       Generally. Subject to the terms and conditions of this Agreement, the Lenders severally agree to make Advances through the Administrative Agent to the Borrower in Dollars from time to time prior to, with respect to the Initial Aggregate Commitment, the Availability Termination Date, provided that:

(i)       the making of any such Advance will not cause the aggregate original principal amount of all Advances to exceed the Aggregate Commitment;

(ii)       the making of any such Advance will not cause the Unencumbered Leverage Ratio to exceed the maximum percentage then permitted under Section 6.21(iii); and

(iii)       the Lenders shall not be obligated to make an Advance in respect of the Initial Aggregate Commitment on more than three (3) occasions (including any Advance made on the Agreement Effective Date) unless each Lender shall otherwise agree.

Subject to Section 2.2, the Advances may be Floating Rate Advances or LIBOR Rate Advances. Each Lender shall fund its Percentage of each such Advance and no Lender will be required to fund any amounts which would cause such Lender’s Loans to exceed its Commitment. This facility (“Facility”) is a term loan facility. Any Advances that are repaid may not be reborrowed. From and after the Agreement Effective Date, pursuant to the provisions of Section 2.22, one or more Lenders may agree to increase their Commitments, issue new Commitments, or make Additional Loans, in each case, at the times and on the terms and conditions agreed by such Lenders and the Borrower as set forth in the applicable Amendment Regarding Increase.

(b)       Availability Termination Date. On the Availability Termination Date, the undrawn portion of the Initial Aggregate Commitment shall be permanently terminated, the Lenders shall have no further obligation to make Advances in respect of their respective portions of such undrawn Initial Aggregate Commitment hereunder, and the Borrower shall pay to the Administrative Agent the Commitment Termination Fee, if any, as set forth in Section 2.5.

2.2.       Ratable and Non Ratable Advances. Except as set forth in Section 2.22, Advances hereunder shall consist of Loans made by the Lenders ratably based on each such Lender’s Percentage. The Advances may be Floating Rate Advances, LIBOR Rate Advances or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

2.3.       Final Principal Payment. Any outstanding Advances, and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.4.       Unused Fee. Subject to the terms of this Section 2.4, if the Borrower requests Advances with an aggregate principal amount of less than the entire Initial Aggregate Commitment to be made on the Agreement Effective Date, the Borrower agrees to pay to the Administrative Agent, for the account of each Lender, an unused facility fee (the “Unused Fee”) equal to an aggregate amount computed on a daily basis from the Agreement Effective Date until the Availability Termination Date by multiplying (i) the Unused Fee Percentage applicable to such day, expressed as a per diem rate, times (ii) the amount of the unused Initial Aggregate Commitment on such day. The Unused Fee shall be payable quarterly in arrears on the first Business Day of each calendar quarter (for the prior calendar quarter) commencing on April 3, 2017; provided that, and notwithstanding the foregoing, if, on or prior to January 31, 2017, the Lenders shall make Advances pursuant to Section 2.1(a) with an aggregate principal amount of at least the entire Initial Aggregate Commitment, no Unused Fee shall be due and/or payable by the Borrower hereunder for any period.

2.5.       Commitment Termination Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender, on the Availability Termination Date, a commitment termination fee (the “Commitment Termination Fee”) equal to an aggregate amount computed by multiplying (i) 0.75%, times (ii) the amount of the unused Initial Aggregate Commitment. The Commitment Termination Fee, if any, shall be due and payable on the Availability Termination Date.

2.6.       Other Fees. The Borrower agrees to pay all fees payable to the Administrative Agent and the Arrangers pursuant to (i) the Borrower’s letter agreement with the Administrative Agent and the Lead Arranger dated as of November 22, 2016 (the “Fee Letter”) and (ii) such other written agreements regarding this Agreement with any other of the Arrangers.

2.7.       Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $25,000,000; provided, however, that any Advance may be in a lesser amount equal to the amount of the unused Aggregate Commitment.

2.8.       Principal Payments.

(a)       ~~(a)~~ Optional. The Borrower may from time to time pay all or any part of outstanding Advances without penalty or premium other than, in each case, the Prepayment Premium then due, if any, which Prepayment Premium shall be paid concurrently with such prepayment. A Floating Rate Advance may be paid without prior notice to the Administrative Agent. A LIBOR Rate Advance may be paid on the last day of the applicable Interest Period or, if and only if the Borrower pays any amounts due to the Lenders under Sections 3.4 and 3.5 as a result of such prepayment, on a day prior to such last day. Unless otherwise directed by the Borrower by written notice to the Administrative Agent, all principal payments made when no Default has occurred and is continuing shall be applied to repay all outstanding Advances on a pro rata basis. If a Default has occurred and is continuing such principal payment shall be applied as provided in Section 8.5.

(b)       ~~(b)~~ Mandatory. Mandatory partial principal payments, together with the Prepayment Premium then due in respect of such payment, if any, shall be due from time to time if, (i) due to an increase in the aggregate amount of Unsecured Indebtedness of the Consolidated Group or any reduction in the Unencumbered Pool Value or in the Adjusted Unencumbered Pool NOI, whether by an Unencumbered Pool Property failing to continue to satisfy the requirement for qualification as a Qualifying Unencumbered Pool Property or by a reduction in the Unencumbered Pool Value or the Adjusted Unencumbered Pool NOI attributable to any Unencumbered Pool Property, the Unsecured Indebtedness of the Consolidated Group ~~(excluding from such Unsecured Indebtedness any Guarantee Obligations)~~ shall be in excess of the maximum amount permitted to be outstanding under clause (iii) of Section 6.21 or (ii) without limiting the effect of any other provision of this Agreement requiring such a principal payment, any of the Obligations described in clause (i) of Section 2.1(a) shall be in excess of the maximum amount set forth in the applicable clause. Such principal payments shall be in the amount needed to restore Borrower to compliance with such covenants or such maximum amount. Such mandatory principal payments shall be due and payable (i) in the case of any such reduction arising from results reported in a quarterly financial statement of Borrower and related Compliance Certificate, ten (10) Business Days after delivery of such quarterly financial statement and Compliance Certificate under Section 6.1 evidencing such reduction or (ii) in all other cases, ten (10) Business Days after Borrower’s receipt of written notice from the Administrative Agent of the existence of any condition requiring any such mandatory principal payment (which written notice shall include reasonably detailed evidence in support of such determination).

2.9.       Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable to each Advance from time to time in accordance with this Section or Section 2.10, as applicable. The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) in the form attached as Exhibit F and made a part hereof (i) not later than 1:00 p.m. New York, New York time on the Business Day immediately preceding the Borrowing Date of each Floating Rate Advance and (ii) not later than 10:00 a.m. New York, New York time, at least three (3) Business Days before the Borrowing Date for each LIBOR Rate Advance, which shall specify:

(i)         the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)        the aggregate amount of such Advance,

(iii)       the Type of Advance selected, and

(iv)       in the case of each LIBOR Rate Advance, the LIBOR Interest Period applicable thereto.

Each Lender shall make available its Loan or Loans, in funds immediately available in New York, New York to the Administrative Agent at its address specified pursuant to Article XIII on each Borrowing Date not later than noon (New York, New York time). The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent’s aforesaid address.

No LIBOR Interest Period may end after the Facility Termination Date and, unless the Required Lenders otherwise agree in writing, in no event may there be more than seven (7) different LIBOR Interest Periods for LIBOR Rate Advances outstanding at any one time.

2.10.       Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Rate Advances. Each LIBOR Rate Advance shall continue as a LIBOR Rate Advance until the end of the then applicable Interest Period therefor, at which time such LIBOR Rate Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Administrative Agent a “Conversion/Continuation Notice” requesting that, at the end of such Interest Period, such LIBOR Rate Advance either continue as a LIBOR Rate Advance for the same or another Interest Period or be converted to an Advance of another Type. Subject to the terms of Section 2.7, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a LIBOR Rate Advance and vice versa; provided that any conversion of any LIBOR Rate Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of an Advance to a LIBOR Rate Advance or continuation of a LIBOR Rate Advance not later than 10:00 a.m. (New York, New York time), at least three Business Days, in the case of a conversion into or continuation of a LIBOR Rate Advance, prior to the date of the requested conversion or continuation, specifying:

(i)       the requested date, which shall be a Business Day, of such conversion or continuation;

(ii)      the aggregate amount and Type of the Advance which is to be converted or continued; and

(iii)     the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Rate Advance, the duration of the Interest Period applicable thereto.

2.11.       Changes in Interest Rate, Etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a LIBOR Rate Advance into a Floating Rate Advance pursuant to Section 2.10 to but excluding the date it becomes due or is converted into a LIBOR Rate Advance pursuant to Section 2.10 hereof, at a rate per annum equal to the Floating Rate applicable to such Advance in effect from time to time. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each LIBOR Rate Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the LIBOR Rate applicable to such LIBOR Rate Advance.

2.12.       Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.9 or 2.10, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring consent of affected Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a LIBOR Rate Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring consent of affected Lenders to changes in interest rates), declare that (i) each LIBOR Rate Advance shall bear interest for the remainder of the applicable Interest Period at the LIBOR Rate otherwise applicable to such LIBOR Rate Advance for such Interest Period plus 4% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 4% per annum; provided, however, that the Default Rate shall become applicable automatically if a Default occurs under Section 7.1 or 7.2, unless waived by the Required Lenders.

2.13.       Method of Payment.

(i)        All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available Dollars to the Administrative Agent on behalf of the applicable Lenders at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (New York, New York time) on the date when due and shall be applied by the Administrative Agent in accordance with the applicable terms of this Agreement.

(ii)        As provided elsewhere herein, all Lenders’ interests in the Advances, and all Lenders’ interests in the Loan Documents shall be ratable undivided interests and none of such Lenders’ interests shall have priority over the others. Each payment delivered to the Administrative Agent for the account of any Lender or amount to be applied or paid by the Administrative Agent to any Lender shall be paid promptly (on the same day as received by the Administrative Agent if received prior to noon (New York, New York time) on such day and otherwise on the next Business Day) by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at such Lender’s address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. Payments received by the Administrative Agent on behalf of the Lenders but not timely funded to the Lenders shall bear interest payable by the Administrative Agent at the Federal Funds Effective Rate from the date due until the date paid. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Capital One, National Association for each payment of principal, interest and fees as it becomes due hereunder.

2.14.       Notes; Telephonic Notices. Each Lender is hereby authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Note, provided, however, that the failure to so record shall not affect the Borrower’s obligations under such Note. The Borrower hereby authorizes the Lenders and the Administrative Agent on behalf of the Lenders to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any Authorized Officer. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error. The Administrative Agent will at the request of the Borrower, from time to time, but not more often than monthly, provide Borrower with the amount of the outstanding Aggregate Commitment and the applicable interest rate for a LIBOR Rate Advance. Upon a Lender’s furnishing to Borrower an affidavit to such effect, if a Note is mutilated, destroyed, lost or stolen, Borrower shall deliver to such Lender, in substitution therefore, a new note containing the same terms and conditions as such Note being replaced.

2.15.       Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, at maturity, whether by acceleration or otherwise, and at the repayment in full of the Advance. Interest, Unused Fees, and all other fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (New York, New York time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16.       Intentionally Omitted.

2.17.       Notification of Advances, Interest Rates and Prepayments. The Administrative Agent will notify each Lender of the contents of each Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder not later than the close of business on the Business Day such notice is received by the Administrative Agent. The Administrative Agent will notify each Lender of the interest rate applicable to each LIBOR Rate Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.18.       Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

2.19.       Non-Receipt of Funds by the Administrative Agent. Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the time at which it is scheduled to make payment to the Administrative Agent on behalf of the Lenders of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been, or will be, made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Type of Loan. If such Lender so repays such amount and interest thereon to the Administrative Agent within one Business Day after such demand, all interest accruing on the Loan not funded by such Lender during such period shall be payable to such Lender when received from the Borrower.

2.20.       Replacement of Lenders under Certain Circumstances. The Borrower shall be permitted to replace any Lender which (a) has demanded compensation from Borrower under Section 3.1 or 3.2, or (b) is not capable of receiving payments without any deduction or withholding of United States federal income tax pursuant to Section 3.5, or (c) cannot maintain its LIBOR Rate Loans at a suitable Lending Installation pursuant to Section 3.3 or (d) either voted against or failed to respond to any written request made by the Administrative Agent seeking approval of any amendment to or waiver of any provision of this Agreement, if at least the Required Lenders voted in favor of such proposed amendment or waiver or (e) is a Defaulting Lender; with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any applicable legal or regulatory requirements affecting the Lenders, (ii) no Default or (after notice thereof to Borrower) no Unmatured Default shall have occurred and be continuing at the time of such replacement, (iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Sections 3.4 and 3.6 if any LIBOR Rate Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period relating thereto, (v) the replacement bank or institution, if not already a Lender or not an Eligible Assignee, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 12.3 (provided that the Borrower shall be obligated to pay the processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 3.5 and (viii) any such replacement shall not be deemed to be a waiver of any rights which the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

2.21.       Usury. This Agreement, each Note and each other Loan Document are subject to the express condition that at no time shall Borrower or any other Loan Party be obligated or required to pay interest on the principal balance of any Loan at a rate which could subject any Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If by the terms of this Agreement or the other Loan Documents, Borrower or any other Loan Party is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the interest rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to any Lender for the use, forbearance, or detention of the sums due under any Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the applicable Loans until payment in full so that the rate or amount of interest on account of such Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to such Loan for so long as such Loan is outstanding.

2.22.       Increase in Commitments; Additional Loans.

(a)       Increase in Commitments. Borrower shall have the right exercisable no more than three (3) times, upon at least 10 Business Days’ notice to the Administrative Agent and the Lenders, to request (i) increases in the Commitments or (ii) the making of additional Loans (the “Additional Loans”) by up to $100,000,000 to a maximum aggregate amount not to exceed $300,000,000 (reduced to the extent Borrower has repaid any Advances) by either adding new lenders as Lenders (subject to the Administrative Agent’s prior written approval of the identity of any such new lender if it is not an Eligible Assignee) or obtaining the agreement, which shall be at such Lender’s or Lenders’ sole discretion, of one or more of the then current Lenders to increase its or their Commitments or to make Additional Loans. Each such increase in the Commitments or the making of Additional Loans must be an aggregate minimum amount of $5,000,000 and integral multiples of $5,000,000 in excess thereof. Such increases may be increases in Commitments (prior to the Availability Termination Date or as otherwise agreed by the Lenders) or the making of Additional Term Loans or a combination thereof. Effecting any increase of the Commitments or the making of Additional Loans under this Section is subject to the following conditions precedent: (x) no Default or Unmatured Default has occurred, is then continuing or shall be in existence on the effective date of such increase of Commitments or making Additional Loans, (y) the representations and warranties (subject in all cases to all materiality qualifiers and other exceptions in such representations and warranties) contained in Article V shall be true and correct as of the effective date of such increase, except to the extent any such representation or warranty is stated to relate solely to an earlier date (in which case such representation or warranty shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, and (z) the Administrative Agent shall have received an Amendment Regarding Increase by the Borrower, the Administrative Agent and the new lender or existing Lender providing such increase of Commitments or Additional Loans, a copy of which shall be forwarded to each Lender by the Administrative Agent promptly after execution thereof and all documentation and opinions as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent. In no event will any existing Lender be obligated to provide any portion of any such increase of Commitments or making of Additional Loans unless such Lender shall specifically agree in writing to provide such increase of Commitments or make Additional Loans at such time. On the effective date of any such increase of Commitments or making of Additional Loans, Borrower shall pay to the institutions arranging such increases such fees as may be agreed to by such institutions and the Borrower and to each new lender or then-current Lender providing such increase of Commitments or making Additional Loans the up-front fee agreed to between Borrower and such party. In addition, the Subsidiary Guarantors, if any, shall execute a consent to such increase of Commitments or making of Additional Loans ratifying and continuing their obligations under the Subsidiary Guaranty. If, at any time when the Lenders still have an obligation to make further Loans pursuant to the terms hereof, a Person becomes a new Lender having a Commitment under this Agreement, or if any existing Lender is increasing its Commitment, such Lender shall on the date it becomes a Lender hereunder (or in the case of an existing Lender, increases its Commitment) (and as a condition thereto) purchase from the other Lenders its Percentage (determined with respect to the Lenders’ respective Commitments and after giving effect to the increase of Commitments) of any outstanding Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to (A) the portion of the outstanding principal amount of such Loans to be purchased by such Lender, plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Loans. The Lenders agree to cooperate in any required sale and purchase of outstanding Advances to achieve such result. In no event shall the aggregate Commitments and Loans exceed $300,000,000 without the approval of all Lenders which are not then Defaulting Lenders.

2.23.       Pro Rata Treatment. Except to the extent otherwise provided herein: (a) the making of Loans under Section 2.1.(a) shall be made from the Lenders, pro rata according to the amounts of their respective Commitments; (b) each payment or prepayment of principal of Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; (c) each payment of interest on Loans shall be made for the account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders; and (d) the Conversion and Continuation of Loans of a particular Type shall be made pro rata among the Lenders according to the amounts of their respective Loans, and the then current Interest Period for each Lender’s portion of each such Loan of such Type shall be coterminous.

ARTICLE III.
CHANGE IN CIRCUMSTANCES

3.1.       Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency or any other Change:

(i)          subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its LIBOR Rate Loans, or

(ii)         imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rate Advances), or

(iii)        imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its LIBOR Rate Loans, or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its LIBOR Rate Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of LIBOR Rate Loans, by an amount deemed material by such Lender as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation, as the case may be, of making or maintaining its LIBOR Rate Loans or Commitment, if any, or to reduce the return received by such Lender or applicable Lending Installation in connection with such LIBOR Rate Loans or Commitment, then, within 15 days of a demand by such Lender accompanied by reasonable evidence of the occurrence of the applicable event under clauses (i), (ii) or (iii) above, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2.       Changes in Capital Adequacy Regulations. If a Lender in good faith determines the amount of capital or liquidity required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as hereinafter defined), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender in good faith determines is attributable to this Agreement, its outstanding credit exposure hereunder or its obligation to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy). “Change” means (i) any change after the Agreement Effective Date in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Agreement Effective Date which affects the amount of capital or liquidity required or expected to be maintained by any Lender or any lending office of such Lender or any corporation controlling any Lender. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives promulgated thereunder and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change”, regardless of the date adopted, issued, promulgated or implemented. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the Agreement Effective Date, including transition rules, and (ii) the corresponding capital regulations promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, including transition rules, and any amendments to such guidelines, rules and regulations adopted prior to the Agreement Effective Date.

3.3.       Availability of Types of Advances; Inability to Determine Rates.

(a)       Availability of Types of Advances. If any Lender in good faith determines that maintenance of any of its LIBOR Rate Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, such Lender shall promptly notify the Administrative Agent thereof and the Administrative Agent shall, with written notice to Borrower, suspend the availability of LIBOR Rate Advances and require any LIBOR Rate Advances to be repaid, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, the Administrative Agent shall, with written notice to Borrower, suspend the availability of any LIBOR Rate Advances made after the date of any such determination. If the Borrower is required to so repay a LIBOR Rate Advance, such LIBOR Rate Advances shall be converted to Floating Rate Advances.

(b)       Inability to Determine Rates. Unless and until a Benchmark Replacement ~~Rate~~ is implemented in accordance with Section 3.3(c) or (d) below, if the Administrative Agent reasonably and in good faith determines, or the Administrative Agent is advised by the Required Lenders, that for any reason in connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof or otherwise that (i) dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such LIBOR Rate Loan, (ii) adequate and reasonable means do not exist for determining LIBOR Base Rate for any requested LIBOR Interest Period with respect to a proposed LIBOR Rate Loan, or (iii) LIBOR Base Rate for any requested LIBOR Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Required Lenders of funding such Loan, and, in any such event, Administrative Agent shall have also made such determination with respect to similarly situated loans in which it is serving as administrative agent or otherwise consistent with market practice generally, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligations of the Lenders to make or maintain LIBOR Rate Loans and Floating Rate Loans as to which the interest rate is determined by reference to LIBOR Market Index Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice, such revocation not to be unreasonably withheld or delayed. Upon receipt of such notice, the Borrower may revoke any pending request for the borrowing of, conversion to or continuation of LIBOR Rate Loans or, failing that, will be deemed to have converted such request into a request for the borrowing of Loans that are Floating Rate Loans (with the Floating Rate determined other than by reference to LIBOR Market Index Rate) in the amount specified therein.

(c)       ~~Alternative Rate of Interest. Notwithstanding anything to the contrary in Section 3.3(b) above, if the Administrative Agent has made the reasonable determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.3(b)(i) or (b)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent and the Borrower may amend this Agreement, to the extent practicable (with the consent of the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until (A) an event described in Section 3.3(b)(i), (b)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate or (B) the Administrative Agent (or the Required Lenders through the Administrative Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate and, in any such event, Administrative Agent shall have also made such determination with respect to similarly situated loans in which it is serving as administrative agent or otherwise consistent with market practice generally. In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.3(c). Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 8.2), such amendment shall become effective without any further action or consent of any party other than the Administrative Agent and the Borrower so long as the Administrative Agent shall not have received within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment (which such notice shall note with specificity the particular provisions of the amendment to which such Lender objects). To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).~~ Replacing USD LIBOR. On March 5, 2021, the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month USD LIBOR tenor settings. On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action by or consent of any other party to, this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(d)       Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Floating Rate Loans. During the period referenced in the foregoing sentence, the component of Alternate Base Rate based upon the Benchmark will not be used in any determination of the Alternate Base Rate.

(e)          Benchmark Replacement Conforming Changes. In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(f)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(g)          Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii), the Administrative Agent may reinstate any previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(h)          Certain Defined Terms. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement for the Benchmark has occurred pursuant to this Section, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)        for purposes of clause (a) of this Section, the first alternative set forth below that can be determined by the Administrative Agent:

(a)        the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to the date on which the Benchmark Replacement will become effective that the Borrower has a Swap Contract in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent shall not determine the Benchmark Replacement pursuant to this clause (1)(a) for such Benchmark Transition Event or Early Opt-in Election, as applicable; or

(b)        the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (c) of this Section; and

(2)	for purposes of clause (d) of this Section, the sum of: (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value, or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for all purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)	a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)	the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org. (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

3.4.       Funding Indemnification. If any payment of a LIBOR Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Rate Advance is not made or continued on the date specified by the Borrower for any reason other than default by the Lenders or as a result of unavailability pursuant to Section 3.3, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost (incurred or expected to be incurred) in liquidating or employing deposits acquired to fund or maintain the LIBOR Rate Advance and shall pay all such losses or costs within fifteen (15) days after written demand therefor.

3.5.       Taxes.

(i)       All payments by the Borrower to or for the account of any Lender or the Administrative Agent on behalf of the Lenders hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent on behalf of the Lenders, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent on behalf of the Lenders (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)       In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder ~~or~~, under any Note or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note or any ~~Note~~other Loan Document (“Other Taxes”).

(iii)       The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent on behalf of the Lenders or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefore pursuant to Section 3.6.

(iv)       Each Lender that is not incorporated under the laws of the United States of America, a state thereof or the District of Columbia (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date it becomes a party to this Agreement, (i) deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN (or W-8BEN-E, as applicable) or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)       For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States.

(vi)       Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate following receipt of such documentation.

(vii)       If the U.S. Internal Revenue Service or any other Governmental Authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement and any such Lender obligated to indemnify the Administrative Agent shall not be entitled to indemnification from the Borrower with respect to such amounts, whether pursuant to this Article III or otherwise, except to the extent the Borrower participated in the actions giving rise to such liability.

(viii)       If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by applicable law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (viii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b))

3.6.       Lender Statements; Survival of Indemnity; Delay in Requests. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its LIBOR Rate Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of LIBOR Rate Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Sections 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Rate Loan shall be calculated as though each Lender funded its LIBOR Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement. Failure or delay on the part of any Lender to demand compensation pursuant to Section 3.1 or 3.2 shall not constitute a waiver of the right of such Lender to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to Section 3.1 or 3.2, as applicable, for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender notifies Borrower of the Change giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.7.       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       Application. The application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       Effect. The effects of any Bail-in Action on any such liability, including, if applicable:

(1)         a reduction in full or in part or cancellation of any such liability;

(2)         a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(3)         the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE IV.
CONDITIONS PRECEDENT

4.1.       Closing. On or prior to the Agreement Effective Date (i) the Borrower shall (i) have paid all applicable fees due and payable to the Lenders, the Lead Arranger and the Administrative Agent hereunder, and (ii) the Borrower shall have furnished to the Administrative Agent, the following:

(a)       ~~(a)~~ The duly executed originals of the Loan Documents, including the Notes payable to the order of each of the Lenders, this Agreement and the Disclosure Letter;

(b)       ~~(b)~~ Certificates of good standing for the Borrower from the State of Maryland, certified by the appropriate governmental officer and dated not more than sixty (60) days prior to the Agreement Effective Date;

(c)       ~~(c)~~ Copies of the formation documents (including code of regulations, if appropriate) of the Borrower, certified by an officer of the Borrower, together with all amendments thereto;

(d)       ~~(d)~~ Incumbency certificates, executed by an officer of the Borrower, which shall identify by name and title the Persons authorized to sign the Loan Documents and to make borrowings hereunder on behalf of the Borrower, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

(e)       ~~(e)~~ Copies of resolutions of the board of directors, sole member or other governing body, as applicable, of the Borrower (and with respect to the resolutions of the board of directors of the Borrower certified by a Secretary or an Assistant Secretary of the Borrower), authorizing the Advances provided for herein, with respect to the Borrower, and the execution, delivery and performance of the Loan Documents to be executed and delivered by the Borrower;

(f)       ~~(f)~~ A written opinion of the Borrower’s counsel, addressed to the Lenders in such form as the Administrative Agent may reasonably approve;

(g)       ~~(g)~~ A certificate, signed by an officer of the Borrower, stating that on the initial Borrowing Date (i) no Default or Unmatured Default has occurred and is continuing, (ii) all representations and warranties of the Borrower are true and correct, (iii) Borrower has not suffered any material adverse changes, and (iv) no action, suit, investigation or proceeding, pending or threatened, exists in any court or before any arbitrator or Governmental Authority that purports to materially and adversely affect the Borrower or any transaction contemplated hereby, or that could have a Material Adverse Effect on the Borrower or any transaction contemplated hereby or on the ability of the Borrower to perform its obligations under the Loan Documents, provided that such certificate is in fact true and correct;

(h)       ~~(h)~~ The most recent financial statements of the Borrower;

(i)       ~~(i)~~ Written money transfer instructions addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested;

(j)       ~~(j)~~ Evidence that all upfront fees due to each of the Lenders under the Fee Letter have been paid, or will be paid out of the proceeds of the initial Advance hereunder;

(k)       ~~(k)~~ A certificate signed by an officer of the Borrower, setting forth in reasonable detail the calculation of the Unencumbered Pool Value;

(l)       ~~(l)~~ All information requested by the Administrative Agent and each Lender in order to comply with applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; and

(m)       ~~(m)~~ Such other documents as any Lender or its counsel may have reasonably requested, the form and substance of which documents shall be reasonably and customarily acceptable to the parties and their respective counsel.

4.2.       Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date, after giving effect to such Advance:

(i)       There exists no Default or Unmatured Default; and

(ii)       The representations and warranties contained in Article V are true and correct as of such Borrowing Date or date of issuance, except to the extent any such representation or warranty is stated to relate solely to an earlier date (in which case such representation or warranty shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Administrative Agent and Lenders that:

5.1.       Existence. The Borrower is a limited partnership duly organized under the laws of the State of Delaware. The Parent is a corporation duly organized and validly existing under the laws of the State of Maryland. ~~The~~ Each of the Borrower and the Parent has its principal place of business in ~~Oak Brook, Illinois~~ Indianapolis, Indiana and is duly qualified as a foreign entity, properly licensed (if required), in good standing and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to be so qualified, licensed and in good standing and to have the requisite authority could not reasonably be expected to have a Material Adverse Effect. Each Subsidiary Guarantor, if any, is duly organized and validly existing under the laws of its jurisdiction of organization, and is duly qualified as a foreign entity, properly licensed (if required), and in good standing, and has all requisite authority to conduct its business, in each jurisdiction in which its business is conducted, except where the failure to be so organized, validly existing, qualified, licensed, in good standing and to have the requisite authority could not reasonably be expected to have a Material Adverse Effect.

5.2.       Authorization and Validity. Each ~~of the Borrower and the Subsidiary Guarantors, if any,~~Loan Party has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its respective obligations thereunder, except, solely with respect to the Subsidiary Guarantors, if any, where the failure to have such power, authority and legal right could not reasonably be expected to have a Material Adverse Effect. The execution and delivery by each ~~of the Borrower and the Subsidiary Guarantors, if any,~~Loan Party of the Loan Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings, except, solely with respect to the Subsidiary Guarantors, if any, where the failure to have been duly authorized could not reasonably be expected to have a Material Adverse Effect. The Loan Documents constitute legal, valid and binding obligations of the ~~Borrower and the Subsidiary Guarantors, if any,~~Loan Parties party thereto enforceable against ~~the Borrower and the Subsidiary Guarantors, if any and~~such Loan Parties, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and except, solely with respect to the Subsidiary Guarantors, if any, where the failure of the Loan Documents to be legal, valid, binding and enforceable obligations could not reasonably be expected to have a Material Adverse Effect.

5.3.       No Conflict; Government Consent. Neither the execution and delivery by the ~~Borrower or any of the Subsidiary Guarantors, if any,~~Loan Parties of the Loan Documents to which any of them is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the ~~Borrower~~Loan Parties or any of ~~its~~their respective Subsidiaries or ~~the Borrower’s or~~ any ~~Subsidiary~~such Loan Party’s articles of incorporation, by-laws, articles of organization, articles of formation, certificates of trust, limited partnership certificates, operating agreements, trust agreements, or limited partnership agreements, or the provisions of any indenture, instrument or agreement to which ~~the Borrower or~~ any ~~of its Subsidiaries~~Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien (other than Permitted Liens set forth in Section 6.16) in, of or on the Property of ~~the Borrower or a Subsidiary~~any Loan Party pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for the legality, validity, binding effect or enforceability of, any of the Loan Documents.

5.4.       Financial Statements; Material Adverse Effect. All consolidated financial statements of the Parent, Borrower and ~~its~~their respective Subsidiaries heretofore or hereafter delivered to the Lenders were prepared in accordance with GAAP in effect on the preparation date of such statements and fairly present in all material respects the consolidated financial condition and operations of the Parent, the Borrower and ~~its~~their respective Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject, in the case of interim financial statements, to normal and customary year-end adjustments. Since December 31, ~~2014~~2020, there has been no change in the business, properties, or condition (financial or otherwise) of the Parent, the Borrower and ~~its~~their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

5.5.       Taxes. The Parent, the Borrower and ~~its~~their respective Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Parent, the Borrower ~~or any of its~~and their respective Subsidiaries except (a) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided and (b) with respect to the Subsidiaries, to the extent the failure to so file any such returns or to pay any such taxes could not reasonably be expected to have a Material Adverse Effect. As of the ~~Agreement~~First Amendment Effective Date, except as set forth in the Disclosure Letter, no tax liens have been filed and no claims are being asserted with respect to ~~such~~ taxes. The charges, accruals and reserves on the books of the Parent, the Borrower and ~~its~~their respective Subsidiaries, taken as a whole, in respect of any taxes or other governmental charges are adequate.

5.6.       Litigation and Guarantee Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Parent, the Borrower ~~or any of its~~and their respective Subsidiaries which could reasonably be expected to have a Material Adverse Effect. ~~The~~Neither Parent nor Borrower has ~~no~~any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 6.1.

5.7.       Subsidiaries. All of the issued and outstanding shares of capital stock of all Subsidiary Guarantors, if any, that are corporations have been duly authorized and issued and are fully paid and non-assessable, except to the extent that the failure or non-compliance of the same could not reasonably be expected to have a Material Adverse Effect.

5.8.       ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $1,000,000. Neither Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $250,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.9.          Accuracy of Information. To Borrower’s knowledge, no information, exhibit or report furnished by the Parent, the Borrower ~~or any of its~~and their respective Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions that Borrower believed to be reasonable at the time.

5.10.        Regulations U and X. ~~The~~None of the Parent, the Borrower ~~has not used~~or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the ~~proceeds~~business of ~~any Advance to buy~~purchasing or ~~carry any~~carrying margin stock (as defined in Regulation U) or extending credit for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying margin stock (as defined in Regulation ~~X~~U) ~~in violation of the terms of this Agreement~~.

5.11.        [Intentionally Omitted].

5.12.        Compliance With Laws. The Parent, the Borrower and ~~its~~their respective Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except for any non-compliance which would not have a Material Adverse Effect. ~~Neither~~None of the Parent, the Borrower nor any Subsidiary has received any written notice to the effect that their operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

5.13.        Ownership of Properties. On the ~~date of this Agreement~~Fourth Amendment Effective Date, the Parent, the Borrower and ~~its~~their respective Subsidiaries will have good and marketable title, free of all Liens other than those permitted by Section 6.16, to all of the Property and assets reflected in the financial statements as owned by it, other than those assets represented by mortgage receivables that are required to be consolidated despite the fact that title to the mortgaged assets is not in the Parent, the Borrower ~~or any of its~~and their respective Subsidiaries and except, solely with respect to the Subsidiaries, to the extent that the failure to have such title or the existence of such Liens could not reasonably be expected to have a Material Adverse Effect.

5.14.        Investment Company Act. ~~Neither~~None of the Parent, the Borrower, nor any ~~Subsidiary~~of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.15.        [Intentionally Omitted].

5.16.       Solvency.

(i)       Immediately after the ~~Agreement~~Fourth Amendment Effective Date and immediately following the making of each Loan, ~~and~~ after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Parent, the Borrower and ~~its~~their respective Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Parent, the Borrower and ~~its~~their respective Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Parent, the Borrower and ~~its~~their respective Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Parent, the Borrower and ~~its~~their respective Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Parent, the Borrower and ~~its~~their respective Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Parent, the Borrower and ~~its~~their respective Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii)       The Borrower does not intend to, or to permit any Subsidiary Guarantor to, and does not believe that it or any Subsidiary Guarantor will, incur debts beyond their ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary Guarantor and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary Guarantor, except, solely with respect to the Subsidiary Guarantors, to the extent the same could not reasonably be expected to have a Material Adverse Effect.

5.17.       Insurance The Parent, the Borrower and ~~its~~their respective Subsidiaries carry insurance on their Projects, including the Unencumbered Pool Properties, with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Projects in localities where the Parent, the Borrower and ~~its~~their respective Subsidiaries operate, including, without limitation:

(i)       Property and casualty insurance (including coverage for flood and other water damage for any Project located within a 100-year flood plain) in the amount of the replacement cost of the improvements at the Projects (to the extent replacement cost insurance is maintained by companies engaged in similar business and owning similar properties);

(ii)       Builder’s risk insurance for any Project under construction in the amount of the construction cost of such Project;

(iii)       Loss of rental income insurance in the amount not less than one year’s gross revenues from the Projects; and

(iv)       Comprehensive general liability or umbrella insurance in the amount of $20,000,000 per occurrence.

5.18.    ~~Borrower~~REIT Status. ~~The Borrower~~Parent is qualified as a real estate investment trust under Section 856 of the Code and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the ~~Borrower~~Parent as a real estate investment trust. 5.19. Environmental Matters. Each of the following representations and warranties is true and correct on and as of the ~~Agreement~~Fourth Amendment Effective Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)       ~~(a)~~ To the knowledge of the Borrower, the Projects of the Parent, the Borrower and ~~its~~their respective Subsidiaries do not contain any Materials of Environmental Concern in amounts or concentrations which constitute a violation of, or could reasonably give rise to liability of the Parent, the Borrower or any ~~Subsidiary~~of their respective Subsidiaries under, Environmental Laws.

(b)       ~~(b)~~ To the knowledge of the Borrower, (i) the Projects of the Parent, the Borrower and ~~its~~their respective Subsidiaries and all operations at the Projects are in compliance with all applicable Environmental Laws, and (ii) with respect to all Projects owned by the Parent, the Borrower and~~/or its~~ their respective Subsidiaries (x) for at least two (2) years, have in the last two years, or (y) for less than two (2) years, have for such period of ownership, been in compliance in all material respects with all applicable Environmental Laws.

(c)       ~~(c)~~ Neither the Parent, the Borrower, nor any of ~~its~~their respective Subsidiaries has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Projects, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)       ~~(d)~~ To the knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Projects of the Parent, the Borrower and ~~its~~their respective Subsidiaries in violation of, or in a manner or to a location which could reasonably give rise to liability of the Parent, the Borrower or any ~~Subsidiary~~of their respective Subsidiaries under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Projects of Parent, the Borrower and ~~its~~their respective Subsidiaries in violation of, or in a manner that could give rise to liability of the Parent, the Borrower or any ~~Subsidiary~~of their respective Subsidiaries under, any applicable Environmental Laws.

(e)       ~~(e)~~ No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Parent, the Borrower or any of ~~its~~their respective Subsidiaries is or, to the Borrower’s knowledge, will be named as a party with respect to the Projects of the Parent, the Borrower and ~~its~~their respective Subsidiaries, nor are there any consent decrees or other decrees, consent orders, administrative order or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Projects of the Parent, the Borrower and ~~its~~their respective Subsidiaries.

(f)       ~~(f)~~ To the knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Projects of the Parent, the Borrower and ~~its~~their respective Subsidiaries, or arising from or related to the operations of the Parent, the Borrower and ~~its~~their respective Subsidiaries in connection with the Projects in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

5.20.       OFAC; Sanctions Representation. ~~The~~None of the Borrower, the Guarantors nor any Subsidiary is ~~not~~, ~~and~~or shall ~~not~~ be at any time, a person with whom the Lenders are restricted from doing business under the regulations of OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, the Borrower hereby agrees to provide to the Administrative Agent any information that the Administrative Agent deems necessary from time to time in order to ensure compliance with all applicable Laws concerning money laundering and similar activities. The Parent or the Borrower, as applicable, has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent, the Borrower~~, its~~ and their respective Subsidiaries, and the Parent’s, the Borrower’s and ~~its~~their respective Subsidiaries’ respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions, and the Parent, the Borrower, ~~its~~their respective Subsidiaries and the Parent’s, the Borrower’s, ~~its~~and their respective Subsidiaries’ and, to the knowledge of the Borrower, their respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower ~~or its Subsidiaries~~, the Guarantors nor any Subsidiary is, or derives any of its assets or operating income from investments in or transactions with, a Sanctioned Person and, to the knowledge of the Borrower, none of the respective directors, officers, or to the knowledge of the Borrower, employees or agents of the Parent, the Borrower or any of ~~its~~their respective Subsidiaries is a Sanctioned Person.

5.21.       Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect:

(i)       Parent, Borrower and each of ~~its~~their respective Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of their respective businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, or other proprietary right of any other Person;

(ii)       Parent, Borrower and each of ~~its~~their respective Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property;

(iii)       No claim has been asserted by any Person with respect to the use of any Intellectual Property by Parent, Borrower or any of ~~its~~their respective Subsidiaries, or challenging or questioning the validity or effectiveness of any Intellectual Property; and

(iv)       The use of such Intellectual Property by Parent, Borrower and each of ~~its~~their respective Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Parent, Borrower or any of ~~its~~their respective Subsidiaries.

5.22.       Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby. Except as provided in the Fee Letter, no other similar fees or commissions will be payable by any Lender for any other services rendered to the Parent, Borrower, any of ~~the~~their respective Subsidiaries ~~of the Borrower~~ or any other Person ancillary to the transactions contemplated hereby.

5.23.       Unencumbered Pool Properties. As of the ~~Agreement~~Fourth Amendment Effective Date, Schedule 1 is, in all material respects, a correct and complete list of all Unencumbered Pool Properties. Each of the assets included by the Borrower in calculations of the Unencumbered Pool Value satisfies all of the requirements contained in this Agreement for the same to be included therein.

5.24.       No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Parent or Borrower.

5.25.       No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which Borrower is now or will hereafter become indebted.

5.26.       Transaction in Best Interests of Borrower; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of Borrower and the other Loan Parties. The direct and indirect benefits to inure to Borrower and the other Loan Parties pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by Borrower and the other Loan Parties pursuant to this Agreement and the other Loan Documents. Parent, Borrower and ~~its~~their respective Subsidiaries constitute a single integrated financial enterprise and each receives a benefit from the availability of credit under this Agreement.

5.27.       Subordination. Neither Borrower nor any other Loan Party is ~~not~~ a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of any such Persons.

5.28.       ~~[Intentionally Omitted]~~Beneficial Ownership Certification~~.~~. As of the Fourth Amendment Effective Date, all of the information included in the Beneficial Ownership Certification is true and correct.

5.29.       Anti-Terrorism Laws.

(i)       None of the Parent, the Borrower, any of ~~its~~their respective Subsidiaries or, to the Borrower’s knowledge, any of ~~its~~the other Affiliates of the Parent or the Borrower is in violation of any laws or regulations relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”) and the Patriot Act.

(ii)       None of the Parent, the Borrower, any of ~~its~~their respective Subsidiaries or, to the Borrower’s knowledge, any of ~~its~~the other Affiliates of the Parent or the Borrower, or any of ~~its~~Parent’s or Borrower’s brokers or other agents acting or benefiting from the Facility is a Prohibited Person. A “Prohibited Person” is any of the following:

(1)        a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(2)        a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(3)        a person or entity with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(4)        a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(5)        a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list.

(iii)       None of the Parent, the Borrower, any of ~~its~~their respective Subsidiaries or, to the Borrower’s knowledge, any of ~~its~~the other Affiliates of the Parent or the Borrower, or any of ~~its~~Parent’s or Borrower’s brokers or other agents acting in any capacity in connection with the Facility (1) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (3) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

Borrower shall not, and shall not permit any other Loan Party to, (1) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (2) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (3) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and Borrower shall deliver to Administrative Agent any certification or other evidence requested from time to time by Administrative Agent in its reasonable discretion, confirming Borrower’s compliance herewith).

5.30.       Affected Financial Institution. None of the Borrower, any other Loan Party or any other Subsidiary is an Affected Financial Institution.

ARTICLE VI.
COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1.       Financial Reporting. The Borrower will maintain (or cause the Parent to maintain) for the Consolidated Group a system of accounting established and administered in accordance with GAAP, and furnish to the Administrative Agent (and the Administrative Agent shall promptly thereafter post for review by the Lenders):

(i)       As soon as available, but in any event not later than 45 days after the close of each of the first, second and third fiscal ~~quarter~~quarters, for the ~~Borrower~~Parent and its Subsidiaries, commencing with the fiscal quarter ending September 30, 2021, financial statements prepared in accordance with GAAP, including an unaudited consolidated balance sheet as of the close of each such period and the related unaudited consolidated income statement and statement of cash flows of the ~~Borrower~~Parent and its Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, if any, all certified by an Authorized Officer of the Parent or the Borrower, as applicable;

(ii)       ~~As soon as available, but in any event not later than 45 days after the close of each fiscal quarter,~~Together with the quarterly and annual financial statements required hereunder for the ~~Borrower~~Parent and its Subsidiaries, commencing with the fiscal quarter ending September 30, 2021, the following reports in form and substance reasonably satisfactory to the Administrative Agent, all certified by an Authorized Officer of the Parent or the Borrower, as applicable:

(1)       a schedule listing all Projects and summary information for each Project, including location, square footage, occupancy, Net Operating Income, debt, and such additional information on all Projects as may be reasonably requested by the Administrative Agent, and

(2)       a statement of the Adjusted Unencumbered Pool NOI and occupancy percentage of the Unencumbered Pool as of the end of the prior fiscal quarter.

(iii)       As soon as available, but in any event not later than 90 days after the close of each fiscal year, for the ~~Borrower~~Parent and its Subsidiaries, audited financial statements, including a consolidated balance sheet as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, prepared by independent certified public accountants of nationally recognized standing reasonably acceptable to Administrative Agent, and indicating no material weakness in Parent’s or Borrower’s internal controls, together with such additional information and consolidating schedules as may be reasonably requested by the Administrative Agent;

(iv)       As soon as available, but in any event not later than 90 days after the close of each fiscal year for the ~~Borrower~~Parent and its Subsidiaries, a statement detailing the contributions to Consolidated NOI from each individual Project for the prior fiscal year in form and substance reasonably satisfactory to the Administrative Agent, certified by an Authorized Officer of the Parent or the Borrower, as applicable;

(v)       Together with the quarterly and annual financial statements required hereunder, a Compliance Certificate showing the calculations and computations necessary to determine compliance with this Agreement and stating that, to the knowledge of the Authorized Officer of the Parent or the Borrower, as applicable, signing such Compliance Certificate, no Default or Unmatured Default exists, or if, to such Authorized Officer’s knowledge, any Default or Unmatured Default exists, stating the nature and status thereof~~;~~ .

(vi)       As soon as possible and in any event within 10 days after an Authorized Officer of the Parent or the Borrower, as applicable, knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of the Parent or the Borrower, as applicable, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

(vii)    As soon as possible and in any event within 10 days after receipt by an Authorized Officer of the Parent or the Borrower, as applicable, a copy of (a) any notice or claim to the effect that the ~~Borrower~~Parent or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Parent, the Borrower~~,~~ any of ~~its~~their respective Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by such Borrower or any of its Subsidiaries, which, in either case, could have a Material Adverse Effect;

(viii)   Promptly upon the furnishing thereof to the shareholders of the ~~Borrower~~Parent, copies of all financial statements, reports and proxy statements so furnished, including without limitation all form 10-K and 10-Q reports filed with the SEC; and

(ix)      Such other information (including, without limitation, financial statements for the Parent or the Borrower and non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request~~; and~~

~~(ix)     Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Borrower~~.

6.2.       Use of Proceeds.

(a)       The Borrower will use the proceeds of the Advances solely (i) to finance the cost of the Borrower’s or its Subsidiaries’ acquisition, development and redevelopment of Projects, and related tenant improvements, capital expenditures, leasing commissions, (ii) for bridge debt financing ~~for acquisitions~~, and (iii) for working capital, including without limitation, the repurchase of any common shares of the Borrower (subject to clause (b) below), payment of “earn-outs,” other payments Borrower or any Subsidiary is contractually obligated to make as a result of any prior acquisitions of Projects, contractually obligated payments for redemptions of membership interests under limited liability company operating agreements, and margin payments with respect to Marketable Securities.

(b)       The Borrower will not, nor will it permit the Parent or any Subsidiary to, use any of the proceeds of the Advances (i) directly or indirectly to purchase or carry any “margin stock” (as defined in Regulation U or Regulation X) ~~if such usage could constitute a violation of Regulation U or Regulation X by~~or to extend credit to others to purchase or carry any ~~Lender~~margin stock, (ii) to fund any purchase of, or offer for, any Capital Stock of any Person, unless such Person has consented to such offer prior to any public announcements relating thereto~~,~~ or (iii) directly or, to the knowledge of the Borrower, indirectly in any manner which would violate Anti-Corruption Laws, Anti-Terrorism Laws or applicable Sanctions.

6.3.       Notice of Default or Springing Recourse Event. The Borrower will give, and will cause each of its Subsidiaries to give, notice in writing to the Administrative Agent and the Lenders of the occurrence of any Default or Unmatured Default promptly after an Authorized Officer of the Parent or the Borrower, as applicable, obtains knowledge of the same and of any other development, financial or otherwise (including the filing of material litigation), which could reasonably be expected to have a Material Adverse Effect. The Borrower will give, and will cause Parent and each of their respective Subsidiaries to give, notice in writing to the Administrative Agent and the Lenders of the occurrence of any Springing Recourse Event promptly after an Authorized Officer of the Parent or the Borrower, as applicable, obtains knowledge of the same.

6.4.       Conduct of Business. The Borrower will do, and will cause the Parent and each of ~~its~~their respective Subsidiaries to do, all things necessary to remain duly incorporated or duly qualified, validly existing and in good standing as a real estate investment trust, corporation, general partnership, limited partnership, or limited liability company, as the case may be, in its jurisdiction of incorporation/formation (except with respect to mergers permitted pursuant to Section 6.12) and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and to carry on and conduct its businesses in substantially the same manner as they are presently conducted where the failure to do so could reasonably be expected to have a Material Adverse Effect and, specifically, neither the Parent, the Borrower nor ~~its~~their respective Subsidiaries may undertake any business other than the acquisition, development, ownership, management, operation and leasing of Projects, and any business activities and investments incidental thereto.

6.5.       Taxes. The Borrower will pay, and will cause the Parent and each ~~Subsidiary~~of their respective Subsidiaries to pay, when due all federal, state and all other material taxes, assessments and governmental charges and levies upon them or their income, profits or Projects, except (i) those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside and (ii) as set forth in the Disclosure Letter.

6.6.       Insurance. The Borrower will, and will cause the Parent and each of ~~its~~their respective Subsidiaries to, maintain insurance which is consistent with the representation contained in Section 5.17 on all their Property and the Borrower will furnish to any Lender upon reasonable request full information as to the insurance carried.

6.7.       Compliance with Laws. The Borrower will, and will cause the Parent and each of ~~its~~their respective Subsidiaries to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which they may be subject, the violation of which could reasonably be expected to have a Material Adverse Effect. The Borrower will (a) maintain in effect and enforce (or cause the Parent to maintain and enforce) policies and procedures designed to ensure compliance by the Parent, the Borrower, ~~its~~their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

6.8.         Maintenance of Properties. The Borrower will, and will cause the Parent and each of ~~its~~their respective Subsidiaries to, do all things necessary to maintain, preserve, protect and keep their respective Projects and Properties, reasonably necessary for the continuous operation of the Projects, in good repair, working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.9.         Inspection. The Borrower will, and will cause the Parent and each of ~~its~~their respective Subsidiaries to, permit the Administrative Agent or any Lender (which shall be coordinated through the Administrative Agent) upon reasonable prior written notice to an Authorized Officer and at no cost or expense to Borrower (unless a Default shall then exist), by their respective representatives and agents, to inspect any of the Projects, corporate books and financial records of the Parent, the Borrower and each of ~~its~~their respective Subsidiaries, to examine and make copies of the books of accounts and other financial records of ~~the Borrower and each of its Subsidiaries~~such Persons, and to discuss the affairs, finances and accounts of the Parent, the Borrower and each of ~~its~~their respective Subsidiaries with officers thereof, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

6.10.       Maintenance of Status. The Borrower shall cause the Parent to at all times maintain its status as a real estate investment trust in compliance with all applicable provisions of the Code relating to such status.

6.11.       Dividends. Subject to the following sentence, Borrower may, and may permit Parent to, (i) make any distributions in redemption of any Capital Stock of the Borrower or the Parent and (ii) make or declare any dividends or similar distributions with respect to ~~its common~~the Capital Stock of the Borrower or the Parent; provided that during the continuation of any Default, the Borrower shall not (and shall not permit Parent to) declare or make any such dividends or distributions except that the Borrower and Parent may declare and make cash distributions to ~~its~~their respective shareholders in an aggregate amount not to exceed the greater of (x) an amount equal to ninety percent (90%) of ~~Borrower~~Parent’s real estate investment trust taxable income and (y) the minimum amount necessary for the Borrower to remain in compliance with Section 6.10 and to otherwise avoid the payment of any income and/or excise taxes imposed under the Code, provided, however, there shall not be any implied requirement that the Parent utilize the dividend deferral options in Section 857(b)(9) or Section 858(a) of the Internal Revenue Code. If a Default specified in Section 7.1, Section 7.6 or Section 7.7 shall exist, or if as a result of the occurrence of any other Default any of the Obligations have been accelerated pursuant to Section 8.1, the Borrower shall not, and shall not permit the Parent or any Subsidiary to, make any dividends or distributions to any Person other than the Borrower or a Subsidiary of the Borrower; provided that, in the case of a Subsidiary that is not a Wholly-Owned Subsidiary, such Subsidiary may make distributions to holders of Capital Stock in such Subsidiary ratably according to the holders’ respective holdings of the type of Capital Stock in respect of which such distributions are being made and provided further that the Borrower may (and may permit Parent to), in all events, make cash distributions to its shareholders in an aggregate amount equal to the minimum amount necessary for Borrower to remain in compliance with Section 6.10, provided, however, that there shall not be any implied requirement that the Parent utilize the dividend deferral options in Section 857(b)(9) or Section 858(a) of the Internal Revenue Code.

6.12.       Merger. The Borrower will not, nor will it permit Parent or any of ~~its~~their respective Subsidiaries to, enter into any merger (other than mergers in which the Parent (in any merger involving the Parent), the Borrower (in any merger involving the Borrower) or one of ~~its~~their respective Subsidiaries is the survivor and mergers of Subsidiaries as part of transactions that are not otherwise prohibited by the Agreement or any other Loan Document), consolidation, reorganization or liquidation or transfer or otherwise dispose of all or a Substantial Portion of their Properties, except for (a) such transactions that occur between Subsidiaries (other than Borrower), between the Parent and a Subsidiary thereof (provided the Parent is the survivor), or between the Borrower and a Subsidiary thereof (provided the Borrower is the survivor), (b) mergers solely to change the jurisdiction of organization of a Subsidiary (other than Borrower), (c) transfers to or from any co-owner of an interest in any Subsidiary pursuant to buy/sell or similar rights granted in such Subsidiary’s organizational documents and (d) mergers involving Subsidiaries of the Parent (other than Borrower) or the Borrower to which a Substantial Portion of Total Asset Value is not attributable collectively, (e) the Parent, the Borrower and the other Subsidiaries may lease and sublease their respective assets in the ordinary course of their business, (f) any of the actions restricted by this Section 6.12 may be taken with respect to any Subsidiary that is not a Loan Party and does not own an Unencumbered Pool Property so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Unmatured Default or Default is or would be in existence, (g) the Parent, the Borrower or any Subsidiary may sell, transfer, contribute, master lease or otherwise dispose of any Property in an arm’s length transaction (or, if the transaction involves an Affiliate of the Borrower, if the transaction complies with Section 6.17), including, without limitation, a disposition of Properties pursuant to a merger or consolidation, provided, however, that (i) the same would not result in an Unmatured Default or Default and (ii) after giving effect thereto, the Borrower shall be in pro forma compliance with the covenants set forth in Section 6.21.

6.13.       [Intentionally Omitted].

6.14.       Sale and Leaseback. The Borrower will not, nor will it permit the Parent or any of ~~its~~their respective Subsidiaries to, sell or transfer a Substantial Portion of its Property in order to concurrently or subsequently lease such Property as lessee.

6.15.       [Intentionally Omitted].

6.16.       Liens. The Borrower will not, nor will it permit the Parent or any of ~~its~~their respective Subsidiaries to, create, incur, or suffer to exist any Lien in, of or on the Property of the Parent, the Borrower or any of ~~its~~their respective Subsidiaries, except:

(i)       Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books, or which are on a Project whose contribution to Total Asset Value is either less than the outstanding principal balance of Secured Indebtedness encumbering such Project or does not exceed such principal balance by more than five percent (5%);

(ii)        Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on their books;

(iii)       Liens arising out of pledges or deposits under workers’ compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

(iv)       Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way adversely affect the marketability of the same or adversely interfere with the use thereof in the business of the Borrower or its Subsidiaries;

(v)        Liens arising out of non-compliance with the requirements of Section 6.5, as and to the extent set forth in the Disclosure Letter; and

(vi)       Liens other than Liens described in subsections (i) through (iv) above arising in connection with any Indebtedness permitted hereunder to the extent such Liens will not result in a Default in any of Borrower’s covenants herein.

Liens permitted pursuant to this Section 6.16 shall be deemed to be “Permitted Liens”.

6.17.       Affiliates. The Borrower will not, nor will it permit the Parent or any of ~~its~~their respective Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Wholly Owned Subsidiary) except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Parent’s, the Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Parent, the Borrower or such Subsidiary than the Parent, the Borrower or such Subsidiary would obtain in a comparable arms-length transaction~~.~~

~~6.18.       Financial Undertakings(1) . The Borrower will not enter into or remain liable upon, nor will it permit any Subsidiary to enter into or remain liable upon, any Financial Undertaking, except to the extent entered into for the purpose of protecting the Borrower and its Subsidiaries against increases in interest payable by them under variable interest Indebtedness.~~ and (ii) as permitted by Section 6.11; provided, however, that the foregoing shall not limit the Parent or its Subsidiaries from making investments in Subsidiaries or Investment Affiliates so long as no Default or Unmatured Default exists or would result therefrom.

6.18.       ~~6.19.~~ [Intentionally Omitted].

6.19.       ~~6.20.~~ [Intentionally Omitted].

6.20.       [Intentionally Omitted].

6.21.       Indebtedness and Cash Flow Covenants. The Borrower on a consolidated basis with ~~its Subsidiaries~~the Consolidated Group shall not permit:

(i)       the Leverage Ratio to exceed 60.0%; provided, that if such ratio is greater than 60.0%, then the Borrower shall be deemed to be in compliance with this Section 6.21(i) so long as (a) the Borrower completed a Material Acquisition during the quarter in which such ratio first exceeded 60.0%, (b) such ratio does not exceed 60.0% for a period of more than one fiscal quarter immediately following the fiscal quarter in which such Material Acquisition was completed, (c) the Borrower has not maintained compliance with this Section 6.21(i) in reliance on this proviso more than two times during the term of this Agreement and (d) such ratio is not greater than 65.0% at any time;

(ii)       the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00;

(iii)       the Unencumbered Leverage Ratio to exceed 60.0%; provided, that if such ratio is greater than 60.0%, then the Borrower shall be deemed to be in compliance with this Section 6.21(iii) so long as (a) the Borrower completed a Material Acquisition during the quarter in which such ratio first exceeded 60.0%, (b) such ratio does not exceed 60.0% for a period of more than one fiscal quarter immediately following the fiscal quarter in which such Material Acquisition was completed, (c) the Borrower has not maintained compliance with this Section 6.21(iii) in reliance on this proviso more than two times during the term of this Agreement and (d) such ratio is not greater than 65.0% at any time; provided, further, that no breach of this Section 6.21(iii) shall occur (or be deemed to have occurred) unless and until Borrower has failed to make the principal payments required to restore compliance with this covenant as provided in Section 2.8(b);

(iv)       the Unencumbered Interest Coverage Ratio to be less than 1.75 to 1:00; and

(v)       Secured Indebtedness to be more than forty-five percent (45%) of Total Asset Value.

6.22.       Environmental Matters~~.~~ The Borrower shall, and ~~its~~shall cause the Parent and their respective Subsidiaries ~~shall~~to:

(a)       ~~(a)~~ Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect; provided that in no event shall the Parent, the Borrower or ~~its~~their respective Subsidiaries be required to modify the terms of leases, or renewals thereof, with existing tenants (i) at Projects owned by the Parent, the Borrower or ~~its~~their respective Subsidiaries as of the date hereof, or (ii) at Projects hereafter acquired by the Parent, the Borrower or ~~its~~their respective Subsidiaries as of the date of such acquisition, to add provisions to such effect.

(b)       ~~(b)~~ Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect, or (ii) the Borrower has determined in good faith that contesting the same is not in the best interests of the Parent, the Borrower and ~~its~~their respective Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)       ~~(c)~~ Defend, indemnify and hold harmless Administrative Agent and each Lender, and its respective officers, directors, agents and representatives from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Parent, the Borrower, ~~its~~their respective Subsidiaries or the Projects, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefore. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

(d)       ~~(d)~~ Prior to the acquisition of a new Project after the Agreement Effective Date, perform or cause to be performed a commercially reasonable environmental investigation with respect to such Project. In connection with any such investigation, Borrower shall cause to be prepared a report of such investigation, to be made available to any Lenders upon reasonable request, for informational purposes and to assure compliance with the specifications and procedures.

6.23.       [Intentionally Omitted].

6.24.       [Intentionally Omitted].

6.25.       Negative Pledges. The Borrower agrees that neither the Borrower nor any other members of the Consolidated Group shall enter into or be subject to any agreement governing any Indebtedness which constitutes a Negative Pledge other than (i) restrictions on further subordinate Liens on Projects encumbered by a mortgage, deed to secure debt or deed of trust securing such Indebtedness, (ii) covenants in any Unsecured Indebtedness requiring that the Consolidated Group maintain a pool of unencumbered properties of a size determined by reference to the total amount of Unsecured Indebtedness of the Consolidated Group on substantially similar terms to, or less restrictive than, those provisions contained herein regarding the Unencumbered Pool (including without limitation clauses (iii) and (iv) of Section 6.21 above), but that do not generally prohibit the encumbrance of the Borrower’s or the Consolidated Group’s assets, or the encumbrance of any specific assets or (iii) Negative Pledges with respect to any Project that is not an Unencumbered Pool Property (it being agreed that a Project that is included as an Unencumbered Pool Property that becomes subject to a Negative Pledge not otherwise permitted under clause (d) of the definition of the term “Qualifying Unencumbered Pool Property” shall be deemed removed as an Unencumbered Pool Property).

6.26.       Subsidiary Guaranty.

(a)       ~~(a)~~ The Borrower shall cause each Wholly-Owned Subsidiary of Borrower which satisfies either of the following applicable conditions to execute and deliver to the Administrative Agent a joinder to the Subsidiary Guaranty in the form of Exhibit A attached to the form of Subsidiary Guaranty (or if the Subsidiary Guaranty is not then in effect, the Subsidiary Guaranty executed by such Subsidiary) within 10 Business Days of such Subsidiary first satisfying such condition: (x) such Subsidiary incurs, acquires or suffers to exist Guarantee Obligations, or otherwise becomes obligated with respect to, any Recourse Indebtedness of another Person or (y)(i) such Subsidiary owns an Unencumbered Pool Property or other asset the value of which is included in the determination of Unencumbered Pool Value and (ii) such Subsidiary, or any other Subsidiary of the Borrower that directly or indirectly owns any Capital Stock in such Subsidiary, incurs, acquires or suffers to exist (whether as a borrower, co-borrower, guarantor or other obligor) any Recourse Indebtedness. Together with each such joinder (or if the Subsidiary Guaranty is not then in effect, the Subsidiary Guaranty), the Borrower shall cause to be delivered to the Administrative Agent the organizational documents, certificates of good standing~~,~~ and resolutions (and, if requested by the Administrative Agent a legal opinion) regarding such Subsidiary Guarantor, all in form and substance reasonably satisfactory to the Administrative Agent and consistent with the corresponding items delivered by the Borrower under Section 4.1(ii). At the time any Subsidiary becomes a Subsidiary Guarantor, the Borrower shall be deemed to make to the Administrative Agent and the Lenders all of the representations and warranties (subject in all cases to all materiality qualifiers and other exceptions in such representations and warranties) contained in the Agreement and the other Loan Documents to the extent they apply to such Subsidiary Guarantor.

(b)       ~~(b)~~ From time to time, the Borrower may request, upon not less than two (2) Business Days prior written notice to the Administrative Agent, that a Subsidiary Guarantor be released from the Subsidiary Guaranty, and upon receipt of such request the Administrative Agent shall release, such Subsidiary Guarantor from the Subsidiary Guaranty so long as: (i) such Subsidiary Guarantor is not, or immediately upon its release will not be, required to be a party to the Subsidiary Guaranty under the immediately preceding subsection (a), (ii) no Unmatured Default or Default will exist immediately following such release; and (iii) the representations and warranties (subject in all cases to all materiality qualifiers and other exceptions in such representations and warranties) contained in Article V shall be true and correct as of the date of such release and immediately after giving effect to such release, except to the extent any such representation or warranty is stated to relate solely to an earlier date (in which case such representation or warranty shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. Delivery by the Borrower to the Administrative Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The Administrative Agent shall execute such documents and instruments as the Borrower may reasonably request, and at the Borrower’s sole cost and expense, to evidence such release. Nothing in this Section 6.26(b) shall authorize the release of Parent from the Springing Guaranty.

6.27.       Amendments to Organizational Documents. As and to the extent the same would have a Material Adverse Effect, the Borrower shall not permit any amendment to be made to its organizational documents or to the Parent’s organizational documents, in each case, without the prior written consent of the Required Lenders.

ARTICLE VII.
DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1.       Nonpayment of any principal payment due hereunder or under any Note when due. Nonpayment of interest hereunder or upon any Note or of any Unused Fee or other payment Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

7.2.       The breach of any of the terms or provisions of Article VI (other than Sections 6.1, 6.2, 6.5, 6.7, 6.8, 6.16, 6.22, 6.25 and 6.26).

7.3.       Any representation or warranty made or deemed made by or on behalf of the Borrower or any other members of the Consolidated Group to the Lenders or the Administrative Agent under or in connection with the Agreement, any Loan, or any material certificate or information delivered in connection with the Agreement or any other Loan Document shall be materially false on the date as of which made.

7.4.       The breach by the Borrower or any other Loan Party (other than a breach which constitutes a Default under Section 7.1, 7.2 or 7.3) of any of the terms or provisions of the Agreement or any other Loan Document which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

7.5.       Failure of the Borrower or any other member of the Consolidated Group to pay when due any Recourse Indebtedness with respect to which the aggregate recourse liability exceeds $50,000,000 (any such Recourse Indebtedness in excess of such limit being referred to herein as “Material Indebtedness”); or the default by the Borrower or any other member of the Consolidated Group in the performance of any term, provision or condition contained in any agreement, or any other event shall occur or condition exist, which causes~~, or permits,~~ any such Material Indebtedness to be due and payable or required to be prepaid (other than by a regularly scheduled payment or as a result of customary non-default mandatory prepayment provisions associated with events such as asset sales, casualty events, debt issuances, equity issuances or excess cash flow) prior to the stated maturity thereof.

7.6.       The Borrower or any other member of the Consolidated Group (other than any such other member of the Consolidated Group that, together with all other members of the Consolidated Group (other than the Parent or the Borrower) then subject to any proceeding or condition described in this Section or the immediately following Section 7.7, does not account for more than 5.0% of Total Asset Value at such time) shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it as a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7 or (vii) admit in writing its inability to pay its debts generally as they become due.

7.7.       A receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any other member of the Consolidated Group (other than any such other member of the Consolidated Group that, together with all other members of the Consolidated Group (other than the Parent or the Borrower) then subject to any proceeding or condition described in this Section or the immediately preceding Section 7.6, does not account for more than 5.0% of Total Asset Value at such time) or for any Substantial Portion of the Property of the Borrower or such other member of the Consolidated Group, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any such other member of the Consolidated Group and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of ninety (90) consecutive days.

7.8.       The Borrower or any other member of the Consolidated Group shall fail within sixty (60) days to pay, bond or otherwise discharge any judgments or orders issued in proceedings with respect to which Borrower or such member has been properly served or has been given due and proper written notice for the payment of money in an amount which, (excluding, however, any such judgments or orders related to any then outstanding Indebtedness which is not Recourse Indebtedness and which was not paid when due or is otherwise in default as described in Section 7.5 above, not to exceed, if such Indebtedness is included in Material Indebtedness, in the aggregate the $150,000,000 limit set forth in such Section 7.5 if such limit is then applicable), when added to all other judgments or orders outstanding against the Borrower or any other member of the Consolidated Group would exceed $50,000,000 in the aggregate, which have not been stayed on appeal or otherwise appropriately contested in good faith.

7.9.       The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $~~1,000,000~~25,000,000 or requires payments exceeding $~~500,000~~25,000,000 per annum.

7.10.       The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $~~500,000~~25,000,000.

7.11.       ~~The occurrence of any “Default” as defined in any Loan Document or the breach of any of the terms or provisions of any Loan Document, which default or breach continues beyond any period of grace therein provided.~~[Intentionally Omitted].

7.12.       The attempted revocation, challenge, disavowment, or termination by ~~the Borrower or~~ any ~~Subsidiary Guarantor~~Loan Party of any of the Loan Documents.

7.13.       Any Change in Control shall occur.

In the event that there shall occur any Unmatured Default that affects only certain Unencumbered Pool Properties included in the calculation of the Unencumbered Pool Value, then the Borrower may elect to cure such Unmatured Default (so long as no other Unmatured Default or Default exists or would arise as a result) by electing in a written notice delivered to the Administrative Agent (a “Removal Notice”) to have the Administrative Agent remove such Unencumbered Pool Property from the calculation of the Unencumbered Pool Value and the covenants in Section 6.21(iii) and (iv) and by making any prepayments required pursuant to the terms of Section 2.8(b) as a result of such removal, in which event such removal shall be completed within five (5) Business Days after the earlier of (i) Borrower obtaining knowledge of such Unmatured Default and (ii) receipt of notice of such Unmatured Default from the Administrative Agent. Any Removal Notice given by Borrower hereunder shall identify the Unencumbered Pool Property to be removed from the calculation of the Unencumbered Pool Value and the covenants in Section 6.21(iii) and (iv), include a certification as to whether any Default or Unmatured Default will arise as a result of such removal, provide a calculation of the Unencumbered Pool Value attributable to such Unencumbered Pool Property, and be accompanied by a pro forma Compliance Certificate and a certificate signed by an officer of the Borrower or Parent, as applicable, setting forth in reasonable detail the calculation of the Unencumbered Pool Value, in each case, after giving effect to such removal.

ARTICLE VIII.
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1.       Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Facility Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, so long as a Default exists Lenders shall have no obligation to make any Loans and the Required Lenders, at any time prior to the date that such Default has been fully cured, may permanently terminate the obligations of the Lenders to make Loans hereunder and declare the Facility Obligations to be due and payable, or both, whereupon (i) if the Required Lenders have elected to accelerate, the Facility Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives and (ii) if any automatic or optional acceleration has occurred, the Administrative Agent, as directed by the Required Lenders (or if no such direction is given within 30 days after a request for direction, as the Administrative Agent deems in the best interests of the Lenders, in its sole discretion, until receipt of a subsequent direction from the Required Lenders), shall use its good faith efforts to collect, including without limitation, by filing and diligently pursuing judicial action, all amounts owed by the Borrower and the other Loan Parties under the Loan Documents and to exercise all other rights and remedies available under applicable law.

If, within 10 days after acceleration of the maturity of the Facility Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Facility Obligations due shall have been obtained or entered, all of the Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2.       Amendments.

(a)       ~~(a)~~ Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder. Subject to the immediately following subsections (b) and (c), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Lenders may be amended, and the performance or observance by the Borrower or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Required Lenders (and, in the case of an amendment to any Loan Document, the written consent of the Borrower and any Subsidiary which is a party thereto). Notwithstanding anything to the contrary contained in this Section, the Fee Letter may only be amended, and the performance or observance by the Borrower thereunder may only be waived, in a writing executed by the parties thereto.

(b)       ~~(b)~~ Additional Lender Consents. In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)         Extend the Facility Termination Date without the written consent of each Lender;

(ii)        Forgive all or any portion of the principal amount of any Loan or accrued interest thereon or of the Unused Fee or Commitment Termination Fee, reduce any of the Applicable Margins (or modify any definition herein which would have the effect of reducing any of the Applicable Margins) or the underlying interest rate options or extend the time of payment of any such principal, interest, Unused Fees or Commitment Termination Fee without the written consent of each Lender affected thereby;

(iii)       Release any ~~Subsidiary~~ Guarantor, except as permitted in Section 6.26 with respect to any Subsidiary Guarantor, from any liability it may undertake with respect to the Obligations without the written consent of all of the Lenders;

(iv)       Modify the definition of the term “Required Lenders” or “Percentage” or (except as otherwise provided in the immediately following clause (v)), modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, without the written consent of all of the Lenders;

(v)        Increase the Aggregate Commitment beyond $300,000,000 without the written consent of all of the Lenders, provided that no Commitment of a Lender can be increased without the consent of such Lender;

(vi)       Amend the definitions of “Commitment” or “Percentage” without the written consent of all of the Lenders;

(vii)      Permit the Borrower to assign its rights under the Agreement or otherwise release the Borrower from any portion of the Obligations without the written consent of all of the Lenders;

(viii)     Cause any collateral security held by the Administrative Agent on behalf of any of the Lenders to be held other than on a pro rata basis without the written consent of all of the Lenders;

(ix)        Cause any Subsidiary Guarantor to guarantee the Obligations on any basis other than a pro rata basis without the written consent of all of the Lenders; or

(x)         Amend Sections 2.13, 2.23, 8.1, 8.2, 8.5 or 11.2, without the written consent of all of the Lenders.

(c)       ~~(c)~~ Deemed Lender Consents. Notwithstanding anything to the contrary contained in this Agreement, the Administrative Agent, the Lenders and the Borrower unconditionally acknowledge and agree that: (i) any Lender that is, or has an Affiliate that is, an Existing KB/WF Lender shall be deemed to have consented to a proposal to modify, waive or restate, or a request for a consent or approval with respect to, any Applicable Provision in the same manner as (to the maximum extent possible, and otherwise ~~to~~in the maximum manner consistent with) any amendment, waiver, approval, consent or modification of the corresponding provisions of the Existing KB/WF Agreement pursuant to an Approved Proposed Modification that was approved by such Lender or any of its Affiliates in ~~their~~its capacity as an Existing KB/WF Lender and (ii) upon such deemed consent by Lenders described in the immediately preceding subclause (i) (together with the consent of any other Lenders under this Agreement, if necessary) constituting the Required Lenders hereunder, the Applicable Provisions of the Loan Documents shall be concurrently deemed to be modified or restated, or such waiver, consent or approval granted with respect thereto, in the same manner as (to the maximum extent possible, and otherwise ~~to~~in the maximum manner consistent with) such Approved Proposed Modification (and the applicable parties agree, upon request from the Borrower or the Administrative Agent, to execute and deliver a written document ~~memoralizing~~memorializing such amendment, modification, restatement, waiver, consent, or approval) unless both (x) the amendment, waiver, or modification of any Applicable Provision that is the subject of such Approved Proposed Modification expressly requires the consent of each Lender or each Lender affected thereby under the immediately preceding subsection (b) and (y) at least one Lender hereunder is not also an Existing KB/WF Lender. For all purposes hereunder, in the event that the Administrative Agent is an Existing KB/WF Lender (or has an Affiliate that is an Existing KB/WF Lender), subject only to first having obtained the consent or approval of the Required Lenders, if applicable, Administrative Agent shall be deemed to have consented to the modification, waiver or restatement, or the request for a consent or approval with respect to, such Applicable Provision, in its capacity as the Administrative Agent hereunder, as and to the extent Administrative Agent is deemed to have consented to such matter in its capacity as a Lender under this subsection (c). Notwithstanding anything to the contrary contained in this Section, this subsection (c) may only be amended with the prior written consent of the Administrative Agent and the Borrower. The Administrative Agent and the Borrower may, without the consent of any Lender, enter into the amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement ~~Rate~~ or otherwise effectuate the terms of Section 3.3~~(c)~~ in accordance with the terms of Section 3.3~~(c)~~.

No amendment of any provision of the Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased, reinstated or extended, and the scheduled date for payment of any amount owing to such Defaulting Lender may not be extended, without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.

8.3.       Preservation of Rights. No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

8.4.       Insolvency of Borrower. In the event of the insolvency of the Borrower, the Commitments shall automatically terminate, the Lenders shall have no obligation to make further disbursements of the Facility, and the outstanding principal balance of the Facility, including accrued and unpaid interest thereon, shall be immediately due and payable.

8.5.       Application of Funds. If a Default exists, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

(a)       ~~(a)~~ to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including attorney costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

(b)       ~~(b)~~ to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause (b) payable to them;

(c)       ~~(c)~~ to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (c) payable to them;

(d)       ~~(d)~~ to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause (d) held by them; and

(e)       ~~(e)~~ the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Excluded Swap Obligations with respect to a Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from the Borrower and other Guarantors to preserve the allocations otherwise set forth above in this Section.

ARTICLE IX.
GENERAL PROVISIONS

9.1.       Survival of Representations. All representations and warranties of the Borrower contained in the Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

9.2.       Governmental Regulation. Anything contained in the Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3.       Taxes. Any taxes (excluding taxes on the overall net income of any Lender) or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrower, together with interest and penalties, if any.

9.4.       Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.5.       Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders and supersede all prior commitments, agreements and understandings among the Borrower, the other Loan Parties, the Administrative Agent and the Lenders relating to the subject matter thereof.

9.6.       Several Obligations; Benefits of the Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. The Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to the Agreement and their respective successors and assigns.

9.7.       Expenses; Indemnification. The Borrower shall reimburse the Administrative Agent for any costs, internal charges and out-of-pocket expenses (including, without limitation, all reasonable fees for consultants and fees and reasonable expenses for attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent), paid or incurred by the Administrative Agent in connection with the administration, amendment, modification, and enforcement of the Loan Documents, provided that reimbursement for such fees and expenses for attorneys will be limited to one counsel for the Administrative Agent and, if applicable, one local counsel in each material jurisdiction for the Administrative Agent. The Borrower also agrees to reimburse the Administrative Agent and the Lenders for any reasonable costs, internal charges and out-of-pocket expenses (including, without limitation, all fees and reasonable expenses for attorneys for the Administrative Agent and the Lenders, which attorneys may be employees of the Administrative Agent or the Lenders), paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents (including, without limitation, any workout), provided that reimbursement for such fees and expenses for attorneys will be limited to one additional counsel for all of the Lenders, if applicable, one additional counsel per specialty area and one local counsel per applicable jurisdiction, and additional counsel as necessary in the event of an actual or potential conflict of interest among the Lenders and the Administrative Agent. The Borrower further agrees to indemnify the Administrative Agent, each Lender and their Affiliates, and their directors, employees, and officers against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all reasonable fees and expenses for attorneys of the indemnified parties, all expenses of litigation or preparation therefore whether or not the Administrative Agent, or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to (i) the Agreement, (ii) the entering into the Agreement, (iii) the establishment of the Facility, (iv) the other Loan Documents, (v) the Projects, (vi) the Administrative Agent or any Lender as creditors in possession of Borrower’s information, (vii) the Administrative Agent or any Lender as material creditors being alleged to have direct or indirect influence, (viii) the transactions contemplated hereby, or (ix) the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor as determined in a final non-appealable judgment of a court of competent jurisdiction. The Borrower agrees not to assert any claim against the Administrative Agent or any Lender, any of their respective Affiliates, or any of their or their respective Affiliates’ officers, directors, employees, attorneys and agents, on any theory of liability, for consequential or punitive damages arising out of or otherwise relating to any facility hereunder, the actual or proposed use of the Loans, the Loan Documents or the transactions contemplated thereby. The Borrower agrees that during the term of the Agreement, it shall under no circumstances claim, and hereby waives, any right of offset, counterclaim or defense against the Administrative Agent or any Lender with respect to the Obligations arising from, due to, related to or caused by any obligations, liability or other matter or circumstance which is not the Obligations and is otherwise unrelated to the Agreement. Any assignee of a Lender’s interest in and to the Agreement, its Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which the Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by the Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Borrower. The obligations of the Borrower under this Section shall survive the termination of the Agreement.

9.8.       Numbers of Documents. If requested by the Administrative Agent, any statement, notice, closing document, or request hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.9.       Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the appropriate Lenders pursuant to Section 8.2); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the ~~foregoing, for all purposes relating to covenant calculation under this Agreement, including without limitation, the calculations set forth in Section 6.21 hereof, all calculations hereunder shall, at Borrower’s election, be made without regard to new, revised or modified leasing~~preceding sentence, (i) the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards ~~that have been or may hereafter be adopted~~allowing entities to elect fair value option for financial liabilities and (ii) all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842, provided that the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents reasonably requested by the ~~FASB and that are first effective after the Agreement Effective Date~~Administrative Agent and the Lenders setting forth a reconciliation between calculations of such ratio or requirement made in accordance with GAAP and made without giving effect to Account Standards Codification 842.

9.10.       Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.11.       Nonliability of Lenders. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, shall be solely that of borrowers and lender. Neither the Administrative Agent nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.

9.12.       CHOICE OF LAW. THE LOAN DOCUMENTS ~~(OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION)~~ SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK~~, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS~~.

9.13.       CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ~~ILLINOIS~~NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK.

9.14.       WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

9.15.       USA Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record, and the Borrower shall promptly provide upon each request from the Administrative Agent or a Lender, information that identifies the Borrower and the other Loan Parties, which information includes the name and address of the Borrower and the other Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and the other Loan Parties in accordance with the Patriot Act.

9.16.       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)       the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)       the effects of any Bail-In Action on any such liability, including, if applicable:

(i)       a reduction in full or in part or cancellation of any such liability;

(ii)       a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)       the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

9.17.       ~~9.16.~~ Promotional Material. Borrower authorizes Administrative Agent and each of the Lenders to issue press releases, advertisements, other promotional materials and other disclosures (including disclosures to league tables and similar services) in connection with Administrative Agent’s or such Lender’s own promotional and marketing activities, and describing the basic terms of the Loans consistent with information found on a “tombstone” and Administrative Agent’s or such Lender’s participation in the Loans.

9.18.       Benchmark Notification. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to USD LIBOR or with respect to any alternative or successor benchmark thereto, or replacement rate therefor or thereof, including, without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate, as it may or may not be adjusted pursuant to Section 3.3, will be similar to, or produce the same value or economic equivalence of, USD LIBOR or any other benchmark or have the same volume or liquidity as did USD LIBOR or any other benchmark rate prior to its discontinuance or unavailability.

9.19.       Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE X.
THE ADMINISTRATIVE AGENT

10.1.       Appointment. Capital One, National Association, is hereby appointed Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the agent of such Lender. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of the Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in the Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) shall perform its duties with respect to the administration of the Facility in the same manner as it does when it is the sole lender under this type of facility but does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of the term “secured party” as defined in the ~~Illinois~~New York Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in the Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives, provided that the Administrative Agent shall, in any case, not be released from liability to the Lenders for damages or losses incurred by them as a result of the Administrative Agent’s gross negligence or willful misconduct.

10.2.       Powers. The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3.       General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, any other Loan Party, the Lenders or any Lender for (i) any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct or, in the case of the Administrative Agent, its breach of an express obligation under the Agreement; or (ii) any determination by the Administrative Agent that compliance with any law or any governmental or quasi-governmental rule, regulation, order, policy, guideline or directive (whether or not having the force of law) requires the Advances and Commitments hereunder to be classified as being part of a “highly leveraged transaction”.

10.4.       No Responsibility for Loans, Recitals, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Administrative Agent; (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (v) the value, sufficiency, creation, perfection, or priority of any interest in any collateral security; or (vi) the financial condition of the Borrower or any other Loan Party. Except as otherwise specifically provided herein, the Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

10.5.       Action on Instructions of Lenders. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the required percentage of the Lenders needed to take such action or refrain from taking such action, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of the Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its reasonable satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6.       Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

10.7.       Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8.       Administrative Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Percentage (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct or a breach of the Administrative Agent’s express obligations and undertakings to the Lenders. The obligations of the Lenders and the Administrative Agent under this Section 10.8 shall survive payment of the Obligations and termination of the Agreement.

10.9.       Rights as a Lender. In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by the Agreement or any other Loan Document, with the Parent, the Borrower or any of ~~its~~their respective Subsidiaries in which the Parent, the Borrower or such Subsidiaries are not restricted hereby from engaging with any other Person. The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.10.       Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements prepared by the Parent and/or the Borrower, as applicable, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents.

10.11.       Successor Administrative Agent. Except as otherwise provided below, Capital One, National Association shall at all times serve as the Administrative Agent during the term of this Agreement. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed). The Administrative Agent may be removed at any time if the Administrative Agent (i) is found by a court of competent jurisdiction in a final, non-appealable judgment to have committed gross negligence, bad faith or willful misconduct in the course of performing its duties hereunder or (ii) has become a Defaulting Lender under clause (d) of the definition of such term by written notice received by the Administrative Agent from the Required Lenders (but excluding, for purposes of calculating the percentage needed to constitute Required Lenders in such instance, the Commitment of the Administrative Agent from the Aggregate Commitment and the Advances held by the Administrative Agent from the total outstanding Advances), such removal to be effective on the date specified by such Lenders. Upon any such resignation or removal, the Required Lenders shall have the right, with approval of the Borrower (so long as no Default shall then be in existence), which such approval shall not be unreasonably withheld or delayed, to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and, if applicable, so approved by the Borrower, within forty-five days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Lender (but, so long as no Default shall then be in existence, with the consent of the Borrower), appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall in all events be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents arising from and after such date. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.

10.12.       Notice of Defaults. If a Lender becomes aware of a Default or Unmatured Default, such Lender shall notify the Administrative Agent of such fact provided that the failure to give such notice shall not create liability on the part of a Lender. Upon receipt of such notice that a Default or Unmatured Default has occurred or upon it otherwise having actual knowledge of any Default or Unmatured Default, the Administrative Agent shall notify each of the Lenders of such fact.

10.13.       Requests for Approval. If the Administrative Agent requests in writing the consent or approval of a Lender, such Lender shall respond and either approve or disapprove definitively in writing to the Administrative Agent within ten Business Days (or sooner if such notice specifies a shorter period for responses based on Administrative Agent’s good faith determination that circumstances exist warranting its request for an earlier response) after such written request from the Administrative Agent. If the Lender does not so respond, that Lender shall be deemed to have approved the request, unless the consent or approval of affected Lenders or such Lender is required for the requested action as provided under any of clauses (i) through (x) of Section 8.2(b), in which event, subject to Section 8.2(c), failure to so respond shall not be deemed to be an approval of such request.

10.14.       Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(a)        ~~(a)~~ Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and in Section 8.2.

(b)        ~~(b)~~ Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Unmatured Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default or Unmatured Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)        ~~(c)~~ Certain Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.4 or 2.5, as applicable, for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d)        ~~(d)~~ Intentionally Omitted.

(e)        ~~(e)~~ Intentionally Omitted.

(f)        ~~(f)~~ Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Percentages, as applicable, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.

10.15.       Additional Agents. None of the Documentation Agents or the Syndication Agent as designated on the cover of the Agreement have any rights or obligations under the Loan Documents as a result of such designation or of any actions undertaken in such capacity, such parties having only those rights or obligations arising hereunder in their capacities as a Lender.

10.16.       Erroneous Payments.

(a)       Each Lender, and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 10.16(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)       Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)       In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d)       In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 12.1. and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)       Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 10.16 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)       Each party’s obligations under this Section 10.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)       Nothing in this Section 10.16 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE XI.
SETOFF; RATABLE PAYMENTS

11.1.       Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any of its Affiliates to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender at any time prior to the date that such Default has been fully cured, whether or not the Obligations, or any part hereof, shall then be due. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.14 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (y) such Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

11.2.       Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.4 or 3.5) and such payment should be distributed to the Lenders in accordance with Section 2.23 or 8.5, as applicable, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans in accordance with Section 2.23 or 8.5, as applicable. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII.
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1.       Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to the Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under the Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a fund, any pledge or assignment of all or any portion of its rights under the Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2.       Participations.

(i)       Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions, pension funds, or any other funds or entities (other than the Borrower or any of the Borrower’s Affiliates, any Lender that is, to the Lender’s knowledge, a Defaulting Lender, or a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrower under the Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans~~, letters of credit~~ or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan~~, letter of credit~~ or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.1, 3.2 and 3.5 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.1; provided that such Participant shall not be entitled to receive any greater payment under Sections 3.1, 3.2 and 3.5, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change that occurs after the Participant acquired the applicable participation.

(ii)       Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which would require consent of affected Lenders or such Lender pursuant to the terms of any of clauses (i) through (x) of Section 8.2(b).

(iii)       Benefit of Setoff. The Borrower agrees that each Participant which has previously advised the Borrower in writing of its purchase of a participation in a Lender’s interest in its Loans shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents. Each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant, provided that such Lender and Participant may not each setoff amounts against the same portion of the Obligations, so as to collect the same amount from the Borrower twice. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

12.3.       Assignments.

(i)       Permitted Assignments. Any Lender may, in accordance with applicable law, at any time assign to any Eligible Assignee, without any approval from the Borrower except as provided in the definition thereof and set forth in this Section 12.3 (any such assignees being referred to herein as “Purchasers”), all or any portion (greater than or equal to $5,000,000 for each assignee, so long as the hold position of the assigning Lender is not less than $5,000,000) of its rights and obligations under the Loan Documents. Notwithstanding the foregoing, no approval of the Borrower shall be required for any such assignment if a Default has occurred and is then continuing. Such assignment shall be substantially in the form of Exhibit G hereto or in such other form as may be agreed to by the parties thereto (an “Assignment Agreement”). The consent of the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof or fund related thereto. Such consent shall not be unreasonably withheld or delayed.

(ii)       Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit “I” to Exhibit G hereto (a “Notice of Assignment”), together with any consents required by Section 12.3(i), and (ii) payment of a $3,500 fee by the assignor or assignee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to the Agreement and any other Loan Document executed by the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender, and the transferor Lender shall automatically be released on the effective date of such assignment, with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3(ii), the transferor Lender, the Administrative Agent and the Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting its Commitment, as adjusted pursuant to such assignment.

(iii)       In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all applicable Loans, in accordance with its Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iv)       Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (such agency being solely for tax purposes), shall maintain at the Administrative Agent’s office a copy of each Notice of Assignment (and attached Assignment Agreement) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4.       Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law and any actual party to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries.

12.5.       Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

ARTICLE XIII.
NOTICES

13.1.       Giving Notice. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under the Agreement or any other Loan Document shall be in writing and addressed or delivered to such party at its address set forth below its signature hereto or at such other address (or to counsel for such party) as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

13.2.       Change of Address. The Borrower, the Administrative Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

13.3.       Electronic Delivery of Information.

(a)        ~~(a)~~ Documents required to be delivered pursuant to the Loan Documents may be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Administrative Agent and each Lender have access (including a commercial, third-party website or a website sponsored or hosted by the Administrative Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II. and (ii) any Lender that has notified the Administrative Agent and the Borrower that it cannot or does not want to receive electronic communications. The Administrative Agent and the Borrower hereby agree to accept notices and other communications to the other party hereunder by electronic delivery pursuant to procedures approved by both the Administrative Agent and the Borrower for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered on the date and at the time on which the Administrative Agent or the Borrower posts such documents or the documents become available on a commercial website and the Administrative Agent or Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 9:00 a.m. local time on the opening of business on the next business day for the recipient. Notwithstanding anything contained herein, the Borrower shall deliver paper copies of any documents to the Administrative Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Except for Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.

(b)       ~~(b)~~ Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Administrative Agent pursuant to the procedures provided to the Borrower and the Lenders by the Administrative Agent.

ARTICLE XIV.
COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent, either by electronic transmission by email with a pdf copy or other electronic reproduction of an executed page attached or by telephone, that it has taken such action.

ARTICLE XV.
ACKNOWLEDGEMENT REGARDING ANY SUPPORTED QFCS

15.1.       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Related Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)       In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)       As used in this Section 15.1, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XVI. NON-RECOURSE TO PARENT

Except to the extent set forth in the Springing Guaranty and subject to the limitations described below, notwithstanding anything to the contrary set forth in this Agreement or in any of the other Loan Documents, recourse for the Obligations of the Borrower under this Agreement and the other Loan Documents are non-recourse to the Parent as a result of its capacity as the general partner of the Borrower, provided that the foregoing shall not limit any recourse to the Borrower and the other Guarantors and their respective assets, whether now owned or hereafter acquired. Agent and the Lenders agree that the Parent shall not be liable for any of the Obligations of the Borrower under this Agreement or the other Loan Documents as a result of its status as the general partner of the Borrower. Notwithstanding the foregoing, (a) if a Default occurs, nothing in this Article XVI shall in any way prevent or hinder the Administrative Agent or the Lenders in the pursuit or enforcement of any right, remedy, or judgment against the Borrower or any of the other Guarantors, or any of their respective assets; (b) nothing herein shall be deemed a waiver, release or impairment of the Obligations or any Lien securing the Obligations or affect the validity or enforceability of the Loan Documents; (c) the Parent shall be fully liable to the Administrative Agent and the Lenders to the same extent that Parent would be liable absent the foregoing provisions of this Article XVI for fraud or willful misrepresentation by the Parent (or by the Borrower or any other Loan Party to the extent relating to the Compliance Certificate, financial statements or other reporting of or with respect to the Parent under Section 6.1, or to the extent that the Parent was acting on behalf of the Borrower or such other Loan Party in its capacity as the general partner (as is the case, without limitation, with respect to the Borrower and this Agreement and representations and warranties made pursuant hereto or required hereunder) or the indirect sole member or manager of such other Loan Party) (to the full extent of losses suffered by the Administrative Agent or any Lender by reason of such fraud or willful misrepresentation); and (d) nothing in this Article XVI shall be deemed to be a waiver of any right which Agent may have under §506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, Title 11, U.S.C.A. (as amended from time to time), or any successor thereto or similar provisions under applicable state law to file a claim against the Borrower or any of the other Guarantors for the full amount of the Obligations. Nothing herein shall waive, relieve, reduce or impair any Obligation of the Parent under the Springing Guaranty.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Term Loan Agreement as of the date first above written.

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By: Kite Realty Group Trust, a Maryland corporation, its sole General Partner

By:
Print Name:
Title:

~~2021 Spring Road~~
c/o Kite Realty Group Trust
30 S. Meridian Street, Suite ~~200~~1100
~~Oak Brook, IL 60523~~
~~Phone: 630-634-4230~~
~~Facsimile: 630-756-4185~~
~~Attention: ____________~~
Indianapolis, Indiana 46204
Attn: Chief Financial Officer
Telephone: (317) 577-5600
Telecopy: (317) 577-5605

with a copy to:

~~2021 Spring Road, Suite 200~~
~~Oak Brook, IL 60523~~
~~Phone: 630-634-4190~~
~~Facsimile: 630-282-7465~~
~~Attention: Paula C. Maggio~~
Hogan Lovells US LLP
555 13th Street, N.W.
Washington, D.C. 20004
Attn: David Bonser
Telephone: (202) 637-5868
Telecopy: (202) 637-5910

Signature Page to Term Loan Agreement

CAPITAL ONE, NATIONAL ASSOCIATION, individually and as Administrative Agent

By:
Print Name:	~~Barbara Heubner~~Jessica W. Phillips
Title:	Vice President

Capital One, National Association
1680 Capital One Drive, 10th Floor
McLean, Virginia 22102
Phone: ~~703-720-6769~~703-720-6526
Facsimile: ~~703-720-2026~~703-720-2023
Attention: ~~Barbara Heubner~~Jessica Phillips

With a copy to:

Capital One, National Association
~~299 Park~~800 Delaware Avenue~~, 31st Floor~~
~~New York, NY 10170~~
Wilmington, DE 19801
Phone: ~~646-836-5268~~302-582-1200
Facsimile: 888-246-3710
E-mail: ~~Thomas.Kornobis~~Agency@capitalone.com
Attention: ~~Thomas Kornobis, Commercial Loan Operations~~Anna Mollica

Signature Page to Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION

By:
	Print Name:	Joel Dalson
	Title:	Senior Vice President

PNC Bank, National Association
One North Franklin Street, Suite 2150
Chicago, IL 60606
Phone: 312-338-2226
Facsimile: 312-384-4623
Attention: Joel Dalson

Signature Page to Term Loan Agreement

TD BANK, N.A.

By:
	Print Name:	Clarke Cronin
	Title:	Vice President

TD Bank, N.A.
200 State Street, 10th Floor
Boston, MA 02109
Phone: 617-737-3649
Facsimile:
E-mail: Clarke.cronin@td.com
Attention: Clarke Cronin

Signature Page to Term Loan Agreement

REGIONS BANK

By:
	Print Name:	Michael Evans
	Title:	Senior Vice President

Regions Bank
1717 McKinney Avenue, Suite 15
Dallas, TX 75202
Phone: 469-608-2788
Facsimile: 469-608-2842
Attention: Mike Evans

Signature Page to Term Loan Agreement

BRANCH BANKING & TRUST COMPANY

By:
	Print Name:	Ahaz A. Armstrong
	Title:	Vice President

Branch Banking & Trust Company
200 West 2nd Street
Winston Salem, NC 27101
Phone: 336-733-2575
Facsimile: 336-733-2740
Attention: Ahaz A. Armstrong

Signature Page to Term Loan Agreement

SCHEDULE I

COMMITMENTS

Lender	Commitment Amount	Commitment Percentage
CAPITAL ONE, NATIONAL ASSOCIATION	$55,000,000.00	27.50%
PNC BANK, NATIONAL ASSOCIATION	$40,000,000.00	20.00%
TD BANK, N.A.	$40,000,000.00	20.00%
REGIONS BANK	$35,000,000.00	17.50%
BRANCH BANKING & TRUST COMPANY	$30,000,000.00	15.00%
Totals	$200,000,000	100%

SCHEDULE 1

UNENCUMBERED POOL PROPERTIES

~~See attached.~~

	Property	State	MSA	Type	Grocer	ABR / SF	GLA (SF)	Mortgage as of 9/30
1	12th Street Plaza	FL	Vero Beach	Community Center	Y	$11.47	135,016	No
2	54th and College	IN	Indianapolis	Neighborhood Center	Y	$0.00	0	No
3	Ashland & Roosevelt	IL	Chicago	Neighborhood Center	Y	$26.25	111,000	No
4	Avondale Plaza	WA	Seattle	Neighborhood Center	Y	$25.15	39,000	No
5	Bayport Commons	FL	Tampa	Community Center	Y	$17.91	98,668	No
6	Bed Bath & Beyond Plaza (NY)	NY	New York	Single Tenant	N	$29.53	62,000	No
7	Belle Isle	OK	OKC	Power Center	Y	$17.78	196,164	No
8	Bridgewater Marketplace	IN	Indianapolis	Other	N	$22.79	25,975	No
9	Castleton Crossing	IN	Indianapolis	Power Center	N	$12.24	286,377	No
10	Cedar Park Town Center	TX	Austin	Community Center	Y	$15.47	180,000	No
11	Central Texas Marketplace	TX	Other	Power Center	N	$12.95	527,000	No
12	Centre at Laurel	MD	Washington, DC	Community Center	Y	$23.59	158,000	No
13	Chantilly Crossing	VA	Washington, DC	Community Center	Y	$31.30	80,000	No
14	Circle East	MD	Baltimore	Mixed Use	N	$18.23	138,000	No
15	City Center	NY	New York	Community Center	Y	$25.98	363,023	No
16	Clear Lake Shores Shopping Center	TX	Houston	Community Center	Y	$16.71	60,000	No
17	Coal Creek Marketplace	WA	Seattle	Neighborhood Center	Y	$20.05	56,000	No
18	Cobblestone Plaza	FL	Fort Lauderdale	Neighborhood Center	Y	$28.98	133,251	No
19	Colleyville Downs	TX	Dallas / Fort Worth	Community Center	Y	$15.86	194,744	No
20	Colonial Square	FL	Fort Myers	Community Center	N	$12.05	186,517	No
21	Colony Square	TX	Houston	Power Center	T	$8.87	436,000	No
22	Commons at Temecula	CA	Riverside	Community Center	Y	$16.23	293,000	No
23	Cool Creek Commons	IN	Indianapolis	Neighborhood Center	Y	$20.73	125,072	No

24	Cool Springs Market	TN	Nashville	Community Center	Y	$16.70	230,981	No
25	Coppell Town Center	TX	Dallas / Fort Worth	Neighborhood Center	Y	$15.73	92,000	No
26	Coram Plaza	NY	New York	Community Center	Y	$23.73	144,000	No
27	Crossing at Killingly Commons	CT	Worcester	Power Center	Y	$14.86	206,560	No
28	Cypress Mill Plaza	TX	Houston	Community Center	Y	$12.82	116,000	No
29	Davis Towne Crossing	TX	Dallas / Fort Worth	Community Center	Y	$22.77	37,000	No
30	Denton Crossing	TX	Dallas / Fort Worth	Community Center	Y	$17.13	343,000	No
31	Depauw University Bookstore	IN	Greencastle	Other	N	$9.17	11,974	No
32	Downtown Crown	MD	Washington, DC	Lifestyle Center	Y	$35.47	255,000	No
33	Draper Crossing	UT	Salt Lake City	Neighborhood Center	Y	$17.32	164,657	No
34	Draper Peaks	UT	Salt Lake City	Community Center	N	$21.06	227,631	No
35	East Stone Commons	TN	Other	Power Center	N	$11.88	271,000	No
36	Eastgate Crossing	NC	Raleigh	Community Center	Y	$29.10	158,724	No
37	Eastgate Pavilion	OH	Cincinnati	Power Center	N	$9.03	236,230	No
38	Eastside	TX	Dallas / Fort Worth	Mixed Use	N	$30.11	67,000	No
39	Eastwood Towne Center	MI	Other	Lifestyle Center	N	$24.04	333,000	No
40	Eddy Street Commons	IN	South Bend	Lifestyle Center	Y	$27.33	87,987	No
41	Edwards Multiplex - Ontario	CA	Los Angeles	Single Tenant	N	$31.06	125,000	No
42	Estero Town Commons	FL	Fort Myers	Community Center	N	$15.57	25,696	No
43	Fairgrounds Plaza	NY	New York	Neighborhood Center	Y	$25.38	93,000	No
44	Fishers Station	IN	Indianapolis	Community Center	Y	$16.93	52,395	No
45	Fordham Place	NY	New York	Mixed Use	N	$47.06	262,000	No
46	Fort Evans Plaza II	VA	Washington, DC	Power Center	Y	$19.06	229,000	No
47	Fullerton Metrocenter	CA	Los Angeles	Community Center	Y	$17.97	396,000	No
48	Galvez Shopping Center	TX	Houston	Community Center	Y	$29.25	30,000	No
49	Gardiner Manor Mall	NY	New York	Community Center	Y	$22.65	221,000	No

50	Gateway Pavilions	AZ	Phoenix	Community Center	Y	$17.84	301,000	No
51	Gateway Plaza	TX	Dallas / Fort Worth	Power Center	N	$13.43	365,000	No
52	Gateway Station	TX	Other	Power Center	N	$26.75	23,000	No
53	Gateway Station II	TX	Other	Power Center	N	$15.98	102,000	No
54	Geist Pavilion	IN	Indianapolis	Community Center	N	$17.55	63,910	No
55	Gerry Centennial Plaza	IL	Chicago	Community Center	Y	$11.69	153,000	No
56	Grapevine Crossing	TX	Dallas / Fort Worth	Power Center	N	$14.09	125,000	No
57	Green's Corner	GA	Atlanta	Neighborhood Center	Y	$12.62	85,000	No
58	Greyhound Commons	IN	Indianapolis	Other	N	$15.33	9,152	No
59	Gurnee Town Center	IL	Chicago	Power Center	N	$17.93	179,000	No
60	Henry Town Center	GA	Atlanta	Community Center	Y	$13.93	437,000	No
61	Heritage Square	WA	Seattle	Unanchored Strip	Y	$35.24	53,000	No
62	Heritage Towne Crossing	TX	Dallas / Fort Worth	Community Center	Y	$24.25	81,000	No
63	Holly Springs Towne Center	NC	Raleigh	Community Center	Y	$18.31	209,811	No
64	Holly Springs Towne Center II	NC	Raleigh	Community Center	Y	$17.94	145,043	No
65	Home Depot Center	PA	Pittsburgh	Single Tenant	N	$14.57	136,000	No
66	HQ Shopping Center	TX	San Antonio	Power Center	N	$12.42	116,000	No
67	Huebner Oaks	TX	San Antonio	Lifestyle Center	N	$22.44	285,000	No
68	Humblewood Shopping Center	TX	Houston	Power Center	N	$16.16	86,000	No
69	Hunter's Creek Promenade	FL	Orlando	Neighborhood Center	Y	$16.43	119,738	No
70	Indian River Square	FL	Vero Beach	Community Center	Y	$12.18	142,622	No
71	International Speedway Square	FL	Daytona Beach	Community Center	N	$12.38	233,424	No
72	Jefferson Commons	VA	Other	Community Center	Y	$16.96	308,000	No
73	John's Creek Village	GA	Atlanta	Power Center	N	$18.92	192,000	No
74	Kings Lake Square	FL	Naples	Neighborhood Center	Y	$19.48	88,611	No

75	Kingwood Commons	TX	Houston	Neighborhood Center	N	$26.62	158,109	No
76	La Plaza Del Norte	TX	San Antonio	Power Center	T	$15.67	320,000	No
77	Lake City Commons	FL	Lake City	Neighborhood Center	Y	$16.00	65,746	No
78	Lake City Commons-Phase II	FL	Lake City	Neighborhood Center	Y	$15.92	16,291	No
79	Lake Mary Plaza	FL	Orlando	Other	Y	$38.22	21,385	No
80	Lake Worth Towne Crossing	TX	Dallas / Fort Worth	Community Center	Y	$14.00	260,000	No
81	Lakewood Towne Center	WA	Seattle	Community Center	Y	$13.44	508,000	No
82	Lincoln Park	TX	Dallas / Fort Worth	Community Center	Y	$25.24	149,000	No
83	Lincoln Plaza	MA	Other	Community Center	Y	$10.18	536,000	No
84	Lithia Crossing	FL	Tampa	Neighborhood Center	Y	$22.77	90,722	No
85	Lowe's/Bed, Bath & Beyond	NJ	New York	Single Tenant	N	$9.97	158,000	No
86	Macarthur Crossing	TX	Dallas / Fort Worth	Neighborhood Center	T	$30.09	111,000	No
87	Main Street Promenade	IL	Chicago	Mixed Use	N	$40.06	182,000	No
88	Manchester Meadows	MO	St. Louis	Community Center	Y	$9.71	454,000	No
89	Mansfield Towne Crossing	TX	Dallas / Fort Worth	Community Center	Y	$17.04	112,000	No
90	Market Street Village	TX	Dallas / Fort Worth	Community Center	N	$13.56	156,621	No
91	Merrifield Town Center	VA	Washington, DC	Mixed Use	N	$40.00	85,000	No
92	Merrifield Town Center II	VA	Washington, DC	Community Center	N	$14.49	76,000	No
93	Mullins Crossing	GA	Augusta	Community Center	Y	$13.49	276,318	No
94	Naperville Marketplace	IL	Chicago	Neighborhood Center	Y	$14.03	83,759	No
95	New Forest Crossing	TX	Houston	Community Center	Y	$10.96	148,000	No
96	New Hyde Park	NY	New York	Unanchored Strip	N	$46.69	32,000	No
97	Newnan Crossing	GA	Atlanta	Community Center	Y	$13.32	416,000	No

98	Newton Crossroads	GA	Atlanta	Neighborhood Center	Y	$10.14	79,000	No
99	Nora Plaza	IN	Indianapolis	Community Center	Y	$15.27	139,670	No
100	North Benson Center	WA	Seattle	Community Center	Y	$27.39	70,000	No
101	Northcrest Shopping Center	NC	Charlotte	Community Center	Y	$23.63	133,633	No
102	Northdale Promenade	FL	Tampa	Community Center	Y	$12.69	179,556	No
103	Northpointe Plaza	WA	Other	Community Center	Y	$12.55	378,000	No
104	Oak Brook Promenade	IL	Chicago	Mixed Use	N	$29.97	183,000	No
105	Oleander Place	NC	Wilmington	Neighborhood Center	Y	$18.12	45,524	No
106	One Loudoun Downtown	VA	Washington, DC	Mixed Use	Y	$29.82	469,000	No
107	Oswego Commons	IL	Chicago	Community Center	Y	$13.67	188,000	No
108	Paradise Valley Marketplace	AZ	Phoenix	Neighborhood Center	Y	$26.25	92,000	No
109	Parkside Town Commons Phase I	NC	Raleigh	Community Center	Y	$26.26	55,368	No
110	Parkside Town Commons Phase II	NC	Raleigh	Community Center	Y	$22.24	298,094	No
111	Parkway Towne Crossing	TX	Dallas / Fort Worth	Power Center	Y	$20.62	190,000	No
112	Pavilion at King's Grant	NC	Charlotte	Power Center	T	$13.98	319,000	No
113	Pelham Manor Shopping Plaza	NY	New York	Community Center	Y	$30.98	228,000	No
114	Peoria Crossing	AZ	Phoenix	Power Center	Y	$14.22	238,000	No
115	Perimeter Woods	NC	Charlotte	Community Center	N	$20.88	125,579	No
116	Pine Ridge Crossing	FL	Naples	Community Center	Y	$18.20	105,986	No
117	Plaza at Cedar Hill	TX	Dallas / Fort Worth	Community Center	Y	$13.96	295,665	No
118	Plaza At Marysville	WA	Seattle	Neighborhood Center	Y	$16.43	116,000	No
119	Plaza del Lago	IL	Chicago	Mixed Use	Y	$28.37	100,000	No
120	Pleasant Hill Commons	FL	Orlando	Neighborhood Center	Y	$16.13	70,645	No

121	Pleasant Run Towne Crossing	TX	Dallas / Fort Worth	Community Center	Y	$15.83	225,000	No
122	Portofino Shopping Center	TX	Houston	Power Center	Y	$20.99	370,564	No
123	Publix at Woodruff	SC	Greenville	Neighborhood Center	Y	$10.61	68,103	No
124	Rangeline Crossing	IN	Indianapolis	Neighborhood Center	N	$24.61	99,497	No
125	Reisterstown Road Plaza	MD	Baltimore	Mixed Use	Y	$13.53	739,000	No
126	Riverchase Plaza	FL	Naples	Neighborhood Center	Y	$17.07	78,291	No
127	Rivers Edge	IN	Indianapolis	Community Center	N	$22.21	150,463	No
128	Rivery Towne Crossing	TX	Austin	Community Center	Y	$17.87	75,000	No
129	Royal Oaks Village II	TX	Houston	Neighborhood Center	Y	$15.50	72,000	No
130	Sawyer Heights Village	TX	Houston	Community Center	Y	$30.29	107,000	No
131	Shoppes at Hagerstown	MD	Other	Power Center	N	$21.12	113,000	No
132	Shoppes at Plaza Green	SC	Greenville	Community Center	N	$13.32	189,730	No
133	Shoppes of Eastwood	FL	Orlando	Neighborhood Center	Y	$13.32	69,076	No
134	Shoppes Of New Hope	GA	Atlanta	Neighborhood Center	Y	$12.79	71,000	No
135	Shoppes Of Prominence Point	GA	Atlanta	Neighborhood Center	Y	$14.88	85,000	No
136	Shops at Eagle Creek	FL	Naples	Neighborhood Center	Y	$16.25	70,731	No
137	Shops At Forest Commons	TX	Austin	Neighborhood Center	Y	$25.96	35,000	No
138	Shops at Park Place	TX	Dallas / Fort Worth	Community Center	T	$18.18	141,000	No
139	Silver Springs Pointe	OK	OKC	Community Center	Y	$14.39	48,440	No
140	Southlake Corners	TX	Dallas / Fort Worth	Power Center	N	$19.88	135,000	No

141	Southlake Town Square	TX	Dallas / Fort Worth	Mixed Use	Y	$36.92	878,000	No
142	Stilesboro Oaks	GA	Atlanta	Neighborhood Center	Y	$13.54	81,000	No
143	Stonebridge Plaza	TX	Dallas / Fort Worth	Neighborhood Center	Y	$23.05	34,000	No
144	Stoney Creek Commons	IN	Indianapolis	Community Center	N	$14.38	84,226	No
145	Sunland Towne Centre I	TX	El Paso	Community Center	Y	$11.08	306,454	No
146	Tacoma South	WA	Seattle	Power Center	N	$12.19	199,000	No
147	Target South Center	TX	Austin	Community Center	Y	$18.07	62,000	No
148	Tarpon Bay Plaza	FL	Naples	Community Center	Y	$17.80	81,864	No
149	The Brickyard	IL	Chicago	Community Center	Y	$23.60	261,000	No
150	The Landing at Tradition	FL	Port St Lucie	Power Center	Y	$16.19	359,227	No
151	The Shops At Legacy	TX	Dallas / Fort Worth	Mixed Use	N	$35.23	393,000	No
152	Tollgate Marketplace	MD	Baltimore	Community Center	Y	$17.91	391,000	No
153	Toringdon Market	NC	Charlotte	Neighborhood Center	Y	$23.50	61,129	No
154	Traders Point	IN	Indianapolis	Community Center	N	$15.57	211,545	No
155	Traders Point II	IN	Indianapolis	Community Center	N	$27.92	45,978	No
156	Tradition Village Center	FL	Port St Lucie	Neighborhood Center	Y	$18.80	84,998	No
157	Tysons Corner	VA	Washington, DC	Unanchored Strip	N	$65.48	37,000	No
158	Village Shoppes At Simonton	GA	Atlanta	Neighborhood Center	Y	$14.04	66,000	No
159	Walter's Crossing	FL	Tampa	Community Center	Y	$19.14	126,000	No
160	Watauga Pavilion	TX	Dallas / Fort Worth	Power Center	N	$11.72	205,000	No
161	Waterford Lakes Village	FL	Orlando	Neighborhood Center	N	$13.95	78,007	No
162	Waxahachie Crossing, Ltd	TX	Dallas / Fort Worth	Community Center	N	$15.57	97,127	No
163	Winchester Commons	TN	Memphis	Neighborhood Center	Y	$12.24	93,000	No
164	Woodinville Plaza	WA	Seattle	Community Center	Y	$20.77	171,000	No

SCHEDULE 2

SUBSIDIARY GUARANTORS AS OF AGREEMENT EFFECTIVE DATE

None.

EXHIBIT A

APPLICABLE MARGINS

Prior to the Investment Grade Rating Date, the interest due hereunder with respect to the Advances shall vary from time to time and shall be determined by reference to the then-current Leverage Ratio. Any such change in the Applicable Margins shall be made on the fifth (5th) day subsequent to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.1(v) with respect to the preceding fiscal quarter of Borrower, provided that the Administrative Agent does not in good faith object to the information provided in such certificate. In the event any such Compliance Certificate is not delivered by Borrower when due under Section 6.1(v) the Administrative Agent shall have the right, if so directed by the Required Lenders, to increase the Applicable Margins to the next higher level until such Compliance Certificate is delivered, by delivering written notice thereof to Borrower. Such changes shall be given prospective effect only, and no recalculation shall be done with respect to interest accrued prior to the date of such change in the Applicable Margins. If any such Compliance Certificate shall later be determined to be incorrect and as a result higher Applicable Margins should have been in effect for any period, Borrower shall pay to the Administrative Agent for the benefit of the Lenders all additional interest and fees which would have accrued if the original Compliance Certificate had been correct, as shown on an invoice to be prepared by the Administrative Agent and delivered to Borrower, on the next Payment Date following delivery of such invoice or on demand of the Administrative Agent if the Aggregate Commitments have terminated. The per annum Applicable Margins that will be either added to the Alternate Base Rate to determine the Floating Rate or added to LIBOR Base Rate to determine the LIBOR Rate for any LIBOR Interest Period shall be determined as follows:

Leverage Ratio	Applicable Margin
<35%	1.20%
≥35%, <40%	1.25%
≥40%, <45%	1.35%
≥45%, <50%	1.45%
≥50%, <55%	1.65%
≥55%	1.85%

On, and at all times after, the Investment Grade Rating Date, the Applicable Margins thereafter shall vary from time to time and shall be determined by reference to the then-current Credit Ratings of Borrower. Any subsequent change in any of the Borrower’s Credit Ratings which would cause a different level to be applicable shall be effective as of the first day of the first calendar month immediately following the month in which the Administrative Agent receives written notice delivered by the Borrower that such change in a Credit Rating has occurred; provided, however, if the Borrower has not delivered the notice required but the Administrative Agent becomes aware that any of the Borrower’s Credit Ratings have changed, then the Administrative Agent shall adjust the level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware of such change in Borrower’s Credit Ratings. The per annum Applicable Margins that will be either added to the Alternate Base Rate to determine the Floating Rate or added to LIBOR Base Rate to determine the LIBOR Rate for any LIBOR Interest Period shall be determined as follows:

A-1

Credit Rating (S&P and Moody’s)	Applicable Margin
At least A- or A3	0.85%
At least BBB+ or Baa1	0.90%
At least BBB or Baa2	1.00%
At least BBB- or Baa3	1.25%
Below BBB- and Baa3	1.65%

If each of ~~Fitch, Moody’s, and S&P~~the rating agencies assigns a Credit Rating ~~to the Borrower and such Credit Ratings correspond~~which corresponds to different levels in the above table, the Applicable ~~Margin~~Margins and Facility Fee Percentage will be determined based on ~~(i)~~ the level corresponding to the ~~highest~~higher Credit Rating of the assigned Credit Ratings ~~if such Credit Ratings differ by only one level or (ii) the average of the two highest Credit Ratings if they differ by two or more levels (unless the average is not a recognized level, in which case the Applicable Margin will be based on the level corresponding to the second highest Credit Rating)~~. If ~~only two~~either of ~~Fitch, Moody’s, and S&P~~the rating agencies ceases to assign a Credit Rating to the Borrower ~~and such Credit Ratings correspond to different levels in the above table~~, the Applicable Margins and Facility Fee Percentage will be determined based on ~~(i)~~ the level corresponding to the ~~higher~~ Credit Rating ~~of the~~ assigned ~~Credit Ratings if such Credit Ratings differ by only one level or (ii) the median of the two Credit Ratings if they differ by two or more levels (unless the median is not a recognized level, in which case the Applicable Margin will be based on the credit rating one level below the level corresponding to the higher Credit Rating). If only one rating agency assigns a Credit Rating to the Borrower and such rating agency is either Moody’s or S&P, the Applicable Margins will be determined based on the level corresponding to the Credit Rating assigned by such~~by the other rating agency. During any period after the Investment Grade Rating Date ~~when neither Moody’s nor S&P assigns a Credit Rating to~~in which the Borrower ceases to be rated by both rating agencies, the Applicable ~~Margin~~Margins and Facility Fee Percentage shall be determined based on a Credit Rating of “Below BBB- and Baa3”, effective in each case as of the first day of the first calendar month immediately following the month in which the Administrative Agent receives written notice delivered by the Borrower that such cessation has occurred; provided, however, if the Borrower has not delivered the notice required but the Administrative Agent becomes aware of such cessation, then the Administrative Agent shall adjust the level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware of such cessation.

A-2

EXHIBIT B

FORM OF NOTE

NOTE

[DATE]

~~Retail Properties of America~~KITE REALTY GROUP, ~~Inc~~L.P., a ~~corporation~~limited partnership organized under the laws of the State of Delaware (successor by merger to Retail Properties of America, Inc., a corporation organized under the laws of the State of Maryland) (the “Borrower”), promises to pay to the order of _____________ (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Term Loan Agreement, dated as of November ~~[~~22~~]~~, 2016, among the Borrower, Capital One, National Association, individually and as Administrative Agent (the “Administrative Agent”), and the other Lenders named therein (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”), in immediately available funds at the Administrative Agent’s address specified pursuant to Article XIII of the Agreement, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay remaining unpaid principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date or such earlier date as may be required under the Agreement.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder, provided, that the failure of the Lender to make such a recordation or any error in such recordation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Note (this “Note”) and the Agreement.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Agreement and reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

If there is a Default under the Agreement or any other Loan Document and Administrative Agent exercises the remedies provided under the Agreement and any other Loan Document for the Lenders, then in addition to all amounts recoverable by the Administrative Agent and the Lenders under such documents, the Administrative Agent and the Lenders shall be entitled to receive reasonable attorneys’ fees and expenses incurred by the Administrative Agent and the Lenders in connection with the exercise of such remedies.

Borrower and all endorsers severally waive presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note, and any and all lack of diligence or delays in collection or enforcement of this Note, and expressly agree that this Note, or any payment hereunder, may be extended from time to time, and expressly consent to the release of any party liable for the obligation secured by this Note, the release of any of the security for this Note, the acceptance of any other security therefore, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of the Borrower and any endorsers hereof.

This Note shall be governed and construed under the internal laws of the State of New York.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By: Kite Realty Group Trust, a Maryland corporation, its sole General Partner

By:
Print Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF ~~RETAIL PROPERTIES OF AMERICA~~KITE REALTY GROUP, ~~INC~~L.~~,~~P.
(successor by merger to Retail Properties of America, Inc.)

DATED _________________

Date	Principal Amount of Loan	Maturity of Interest Period	Maturity Principal Amount Paid	Unpaid Balance

EXHIBIT C

FORM OF AMENDMENT REGARDING INCREASE

This Amendment Regarding Increase (this “Amendment”) is made as of __________, 201__ (the “Effective Date”), by and among KITE REALTY GROUP, L.P., a limited partnership organized under the laws of the State of Delaware (successor by merger to Retail Properties of America, Inc., a corporation organized under the laws of the State of Maryland) (the “Borrower”), Capital One, National Association, as Administrative Agent (the “Administrative Agent”), and one or more existing or new “Lenders” shown on the signature pages hereof.

RECITALS

A.       Borrower, Administrative Agent and certain other Lenders have entered into a Term Loan Agreement dated as of November ~~[~~22~~]~~, 2016 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Loan Agreement.

B.       Pursuant to the terms of the Loan Agreement, the Lenders initially agreed to provide Borrower with certain term loan credit facilities of up to $200,000,000. Borrower and the Administrative Agent on behalf of the Lenders now desire to amend the Loan Agreement in order to, among other things, [(i)] [increase the aggregate Commitments to][make additional Loans in the amount of] $__________[; and (ii) admit [name of new banks] as “Lenders” under the Loan Agreement]1.

NOW, THEREFORE, in consideration of the foregoing Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENTS

1.        The foregoing Recitals to this Amendment hereby are incorporated into and made part of this Amendment.

2.        From and after __________, _____ (the “Effective Date”), [(i) [name of new banks] shall be considered as “Lenders” under the Loan Agreement and the Loan Documents,]2 and [(ii) [name of existing Lenders] shall each be deemed to have [increased its Commitment]3, each [making additional Loans]4 as of the Effective Date in the amount set forth for such Lender on Schedule I of this Amendment. Borrower shall, on or before the Effective Date, execute and deliver to each new Lender a Note to evidence the Loans to be made by such Lender.

1 To be used if any new Lenders are joining the Loan Agreement.

2 To be used if any new Lenders are joining the Loan Agreement.

3 To be used if any existing Lenders are increasing their respective Commitments.

4 To be used if any existing Lenders are making additional Loans.

3.       From and after the Effective Date, the aggregate [Commitments/ Loans] shall equal __________ Dollars ($___,000,000) and the Aggregate Commitments shall equal __________ Dollars ($___,000,000).

4.       For purposes of Section 13.1 of the Loan Agreement (Giving Notice), the address(es) and facsimile number(s) for [name of new banks] shall be as specified below their respective signature(s) on the signature pages of this Amendment.

5.       Borrower hereby represents and warrants that, as of the Effective Date, no Default or Unmatured Default has occurred, is continuing or is in existence, the representations and warranties (subject in all cases to all materiality qualifiers and other exceptions in such representations and warranties) contained in Article V of the Loan Agreement are true and correct as of the Effective Date, except to the extent any such representation or warranty is stated to relate solely to an earlier date (in which case such representation or warranty was true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and Borrower has no offsets or claims against any of the Lenders.

6.       As expressly modified as provided herein, the Loan Agreement shall continue in full force and effect.

7.       This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the date first written above.

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By: Kite Realty Group Trust, a Maryland corporation, its sole General Partner

By:

Print Name:

Title:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent

By:

Print Name:

Title:

[NAME OF EXISTING LENDER]

By:

Print Name:

Title:

[NAME OF NEW LENDER]

By:

Print Name:

Title:

Phone:

Facsimile:

Attention:

Schedule I

[Commitments][Term Loans]

EXHIBIT D

COMPLIANCE CERTIFICATE

Capital One, National Association, as Administrative Agent
299 Park Avenue, 31st Floor

New York, NY 10170

Attention: Thomas Kornobis, Commercial Loan Operations

Re:	Term Loan Agreement dated as of November [22], 2016 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Agreement”) between ~~RETAIL PROPERTIES OF AMERICA~~KITE REALTY GROUP, ~~INC~~L.P., a limited partnership organized under the laws of the State of Delaware (successor by merger to Retail Properties of America, Inc., a corporation organized under the laws of the State of Maryland) (the “Borrower”), CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for itself and the other lenders parties thereto from time to time (“Lenders”), and the Lenders.

Reference is made to the Agreement. Capitalized terms used in this Compliance Certificate (including schedules and other attachments hereto, this “Certificate”) without definition have the meanings specified in the Agreement.

Pursuant to applicable provisions of the Agreement, Borrower hereby certifies to the Lenders that the information furnished in the attached schedules, including, without limitation, each of the calculations listed below are true, correct and complete in all material respects as of the last day of the fiscal periods subject to the financial statements and associated covenants being delivered to the Lenders pursuant to the Agreement together with this Certificate (such statements the “Financial Statements” and the periods covered thereby the “reporting period”) and for such reporting period.

The undersigned hereby further certifies to the Lenders, in their capacity as an officer of the Borrower, and not in any individual capacity, that:

1.       Compliance with Financial Covenants. Schedule A attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

2.       Review of Condition. The undersigned has reviewed the terms of the Agreement, including, but not limited to, the representations and warranties of the Borrower set forth in the Agreement and the covenants of the Borrower set forth in the Agreement, and has made, or caused to be made under his or her supervision, a review in reasonable detail of the transactions and condition of the Borrower through the reporting periods.

3.       ~~Representations and Warranties. To the undersigned’s actual knowledge, the representations and warranties of the Borrower contained in the Loan Documents, including those contained in the Agreement, are true and accurate in all material respects as of the date hereof and were true and accurate in all material respects at all times during the reporting period (except, in each case, to the extent any such representation or warranty is stated to relate solely to an earlier date (in which case such representation or warranty shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents as expressly noted on Schedule B hereto).~~Reserved.

4.       Covenants. To the undersigned’s actual knowledge, during the reporting period, the ~~Borrower~~Loan Parties observed and performed all of ~~the~~such Persons’ respective covenants and other agreements under the Agreement and the Loan Documents, and satisfied each of the conditions contained therein to be observed, performed or satisfied by ~~the Borrower~~such, except as expressly noted on Schedule B hereto.

5.       No Unmatured Default. To the undersigned’s actual knowledge, no Default or Unmatured Default exists as of the date hereof or existed at any time during the reporting period, except as expressly noted on Schedule B hereto.

IN WITNESS WHEREOF, this Certificate is executed by the undersigned this ___ day of __________, ~~201~~20__.

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By: Kite Realty Group Trust, a Maryland corporation, its sole General Partner

By:

Print Name:

Title:

SCHEDULE A TO COMPLIANCE CERTIFICATE

COMPLIANCE CALCULATIONS

SCHEDULE B TO COMPLIANCE CERTIFICATE

EXCEPTIONS, IF ANY

EXHIBIT E

FORM OF SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY

This Subsidiary Guaranty (this “Guaranty”) is made as of ________________, by the parties identified in the signature pages thereto, and any Joinder to Guaranty hereafter delivered (collectively, the “Subsidiary Guarantors”), to and for the benefit of Capital One, National Association, individually (“Capital One”) and as administrative agent (“Administrative Agent”), for itself and the lenders under the Loan Agreement (as defined below) and their respective successors and assigns (collectively, the “Lenders”).

RECITALS

A.        Kite Realty Group, L.P., a Delaware limited partnership (successor by merger to Retail Properties ~~of~~Of America, Inc., a Maryland corporation ~~organized under the laws of the State of Maryland~~) (“Borrower”), and Subsidiary Guarantors have requested that the Lenders make a term loan credit facility available to Borrower in an aggregate principal amount of $200,000,000, subject to possible future increase to an aggregate of $300,000,000 (the “Facility”).

B.        The Lenders have agreed to make available the Facility to Borrower pursuant to the terms and conditions set forth in a Term Loan Agreement dated as of November ~~[~~22~~]~~, 2016 among Borrower, Capital One, individually, and as Administrative Agent, and the Lenders named therein (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.

C.        Borrower has executed and delivered or will execute and deliver to the Lenders promissory notes in the principal amount of each Lender’s Commitment and/or Loans, as applicable, as evidence, in addition to the Loan Agreement, of Borrower’s indebtedness to each such Lender with respect to the Facility (the promissory notes described above, together with any amendments or allonges thereto, or restatements, replacements or renewals thereof, and/or new promissory notes to new Lenders under the Loan Agreement, are collectively referred to herein as the “Notes”).

D.        Subsidiary Guarantors are Wholly-Owned Subsidiaries of Borrower. Subsidiary Guarantors acknowledge that the extension of credit by the Administrative Agent and the Lenders to Borrower pursuant to the Loan Agreement will benefit Subsidiary Guarantors by making funds available to Subsidiary Guarantors through Borrower and by enhancing the financial strength of the consolidated group of which Subsidiary Guarantors and Borrower are members. The execution and delivery of this Guaranty by Subsidiary Guarantors are conditions precedent to the performance by the Lenders of their obligations under the Loan Agreement.

AGREEMENTS

NOW, THEREFORE, Subsidiary Guarantors, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration, hereby agree as follows:

1.        Each Subsidiary Guarantor absolutely, unconditionally, and irrevocably guaranties to each of the Lenders, jointly with the other Subsidiary Guarantors and severally, as a primary obligor and not merely as a surety:

(a)       the full and prompt payment of the principal of and interest on the Facility Obligations when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, and the prompt payment of all sums which may now be or may hereafter become due and owing under the Notes, the Loan Agreement, and the other Loan Documents;

(b)       the payment of all Enforcement Costs (as hereinafter defined in Paragraph 7 hereof); and

(c)       the full, complete, and punctual observance, performance, and satisfaction of all of the obligations, duties, covenants, and agreements of ~~Borrower~~the Loan Parties under the Loan Agreement and the Loan Documents.

All amounts due, debts, liabilities, and payment obligations described in subparagraphs (a) and (b) of this Paragraph 1 are referred to herein as the “Facility Indebtedness.” All obligations described in subparagraph (c) of this Paragraph 1 are referred to herein as the “Obligations.” Subsidiary Guarantors and Lenders agree that Subsidiary Guarantors’ obligations hereunder shall not exceed the greater of: (i) the aggregate amount of all monies received, directly or indirectly, by Subsidiary Guarantors from Borrower after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount of the Facility Indebtedness not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (the “Bankruptcy Code”). To that end, to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if Subsidiary Guarantors are not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, each Subsidiary Guarantor’s obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Subsidiary Guarantor insolvent, or leave such Subsidiary Guarantor with an unreasonably small capital to conduct its business, or cause such Subsidiary Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, as such terms are determined, and at the time such obligations are deemed to have been incurred, under the Bankruptcy Code. In the event a Subsidiary Guarantor shall make any payment or payments under this Guaranty, each other Subsidiary Guarantor of the Facility Indebtedness shall contribute to such Subsidiary Guarantor an amount equal to such nonpaying Subsidiary Guarantor’s pro rata share (based on their respective maximum liabilities hereunder) of such payment or payments made by such Subsidiary Guarantor, provided that such contribution right shall be subordinate and junior in right of payment in full of all the Facility Indebtedness to Lenders. Subsidiary Guarantors and Lenders further agree that Subsidiary Guarantors’ obligations hereunder with regard to the Facility Obligations shall be determined in accordance with the terms hereof and Subsidiary Guarantors’ obligations hereunder are not intended to be determined by or subject to the definition of “Guarantee Obligations” in the Loan Agreement.

2.        In the event of any default by Borrower or any other Loan Party in making payment of the Facility Indebtedness, or in performance of the Obligations, as aforesaid, in each case beyond the expiration of any applicable grace period, Subsidiary Guarantors agree, on demand by the Administrative Agent or the holder of a Note, to pay all the Facility Indebtedness and to perform all the Obligations as are then or thereafter become due and owing or are to be performed under the terms of the Notes, the Loan Agreement, and the other Loan Documents.

3.        Subsidiary Guarantors do hereby waive (i) notice of acceptance of this Guaranty by the Administrative Agent and the Lenders and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which Subsidiary Guarantors may have against Borrower or any other Loan Party or which Subsidiary Guarantors or Borrower may have against the Administrative Agent or the Lenders or the holder of a Note, including, without limitation, the defense of the statute of limitations in any action hereunder and any defense that may arise by reason of the incapacity, lack of authority, death or disability of Borrower, any other Loan Party, any Subsidiary Guarantor or any other Person, the revocation or repudiation hereof by a Subsidiary Guarantor or the revocation or repudiation of any of the Loan Documents by Borrower or any other Person, the failure of the Administrative Agent (on behalf of the Lenders) to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of Borrower or any other Person, or the unenforceability in whole or in part of any Loan Document, (iii) presentment for payment, demand for payment (other than as provided for in Paragraph 2 above), notice of nonpayment (other than as provided for in Paragraph 2 above) or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Subsidiary Guarantors with liability, (iv) any failure by the Administrative Agent and the Lenders to inform Subsidiary Guarantors of any facts the Administrative Agent and the Lenders may now or hereafter know about Borrower, any other Loan Party, the Facility, or the transactions contemplated by the Loan Agreement, it being understood and agreed that the Administrative Agent and the Lenders have no duty so to inform and that Subsidiary Guarantors are fully responsible for being and remaining informed by Borrower of all circumstances bearing on the existence or creation, or the risk of nonpayment of the Facility Indebtedness or the risk of nonperformance of the Obligations, (v) any and all right to cause a marshalling of assets of Borrower or any other Loan Party or any other action by any court or governmental body with respect thereto, or to cause the Administrative Agent and the Lenders to proceed against any other security given to a Lender in connection with the Facility Indebtedness or the Obligations, (vi) any invalidity or unenforceability of any portion of the Facility Indebtedness or any Loan Documents, and (vii) any amendment or waiver of the Facility Indebtedness, including without limitation any of the actions described in Paragraph 4 below. Credit may be granted or continued from time to time by the Lenders to Borrower without notice to or authorization from Subsidiary Guarantors, regardless of the financial or other condition of Borrower or any other Loan Party at the time of any such grant or continuation. The Administrative Agent and the Lenders shall have no obligation to disclose or discuss with Subsidiary Guarantors the Lenders’ assessment of the financial condition of Borrower or any other Loan Party. Subsidiary Guarantors acknowledge that no representations of any kind whatsoever have been made by the Administrative Agent or the Lenders to Subsidiary Guarantors. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent or the Lenders except as expressly set forth in a writing duly signed and delivered on behalf of the Administrative Agent and the Lenders. Subsidiary Guarantors further agree that any exculpatory language contained in the Loan Agreement, the Notes, and the other Loan Documents shall in no event apply to this Guaranty, and will not prevent the Administrative Agent and the Lenders from proceeding against Subsidiary Guarantors to enforce this Guaranty.

4.        Subsidiary Guarantors further agree that Subsidiary Guarantors' liability as guarantor shall in no way be impaired by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Subsidiary Guarantors of the time for payment of interest or principal under a Note or by any forbearance or delay in collecting interest or principal under a Note, or by any waiver by the Administrative Agent and the Lenders under the Loan Agreement, or any other Loan Documents, or by the Administrative Agent or the Lenders’ failure or election not to pursue any other remedies they may have against Borrower or any other Loan Party, or by any change or modification in a Note, the Loan Agreement, or any other Loan Documents, or by the acceptance by the Administrative Agent or the Lenders of any security or any increase, substitution or change therein, or by the release by the Administrative Agent and the Lenders of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Facility Indebtedness, even though a Lender might lawfully have elected to apply such payments to any part or all of the Facility Indebtedness, or by any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Facility Indebtedness or Obligations or any Loan Document, or by any change in the corporate existence, structure, or ownership of Borrower, or by any lack of validity or enforceability of any Loan Document, or by any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby, it being the intent hereof that Subsidiary Guarantors shall remain liable as principal for payment of the Facility Indebtedness and performance of the Obligations until all indebtedness has been paid in full and the other terms, covenants and conditions of the Loan Agreement, and other Loan Documents and this Guaranty have been performed, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Subsidiary Guarantors further understand and agree that the Administrative Agent and the Lenders may at any time enter into agreements with Borrower or any other Loan Party, as applicable, to amend and modify a Note, the Loan Agreement or any of the other Loan Documents, or any other documents related thereto, and may waive or release any provision or provisions of a Note, the Loan Agreement, or any other Loan Document and, with reference to such instruments, may make and enter into any such agreement or agreements as the Administrative Agent, the Lenders and Borrower may deem proper and desirable, without in any manner impairing this Guaranty or any of the Administrative Agent and the Lenders’ rights hereunder or any of Subsidiary Guarantors’ obligations hereunder. Each of the Subsidiary Guarantors agrees not to assert any claim against the Administrative Agent or any Lender, any of their respective Affiliates, or any of their or their respective Affiliates, officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the Loans, the Loan Documents or the transactions contemplated thereby.

5.        This is an absolute, unconditional, complete, present and continuing guaranty of payment and performance and not of collection. Subsidiary Guarantors agree that their obligations hereunder are joint and several as among them and shall be joint and several with any and all other guaranties given in connection with the Facility from time to time. Subsidiary Guarantors agree that this Guaranty may be enforced by the Administrative Agent and the Lenders without the necessity at any time of resorting to or exhausting any security or collateral, if any, given in connection herewith or with a Note, the Loan Agreement, or any of the other Loan Documents or by or resorting to any other guaranties, and Subsidiary Guarantors hereby waive the right to require the Administrative Agent and the Lenders to join Borrower or any other Loan Party in any action brought hereunder or to commence any action against or obtain any judgment against Borrower or any other Loan Party or to pursue any other remedy or enforce any other right. Subsidiary Guarantors further agree that nothing contained herein or otherwise shall prevent the Administrative Agent and the Lenders from pursuing concurrently or successively all rights and remedies available to them at law and/or in equity or under a Note, the Loan Agreement or any other Loan Documents, and the exercise of any of their rights or the completion of any of their remedies shall not constitute a discharge of any of Subsidiary Guarantors’ obligations hereunder, it being the purpose and intent of Subsidiary Guarantors that the obligations of such Subsidiary Guarantors hereunder shall be primary, absolute, independent and unconditional under any and all circumstances whatsoever. Neither Subsidiary Guarantors’ obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower or any other Loan Party, as applicable, under a Note, the Loan Agreement or any other Loan Document or by reason of Borrower’s or such other Loan Party’s bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against Borrower or such other Loan Party. This Guaranty shall continue to be effective and be deemed to have continued in existence or be reinstated (as the case may be) if at any time payment of all or any part of any Facility Indebtedness or any sum payable pursuant to a Note, the Loan Agreement or any other Loan Document is rescinded or otherwise required to be returned by the payee upon the insolvency, bankruptcy, or reorganization of the payor, all as though such payment to such Lender had not been made, regardless of whether such Lender contested the order requiring the return of such payment. The obligations of Subsidiary Guarantors pursuant to the preceding sentence shall survive any termination, cancellation, or release of this Guaranty.

6.        This Guaranty is a continuing guaranty of the payment of all Facility Indebtedness and performance of all Obligations now or hereafter existing and shall remain in full force and effect until payment in full of all Facility Indebtedness and other amounts payable under this Guaranty and performance of all Obligations. This Guaranty shall be assignable by a Lender to any assignee of all or a portion of such Lender’s rights under the Loan Documents and by the Administrative Agent to any of its successors or assigns in such capacity.

7.        If: (i) this Guaranty, a Note, or any of the Loan Documents are placed in the hands of an attorney for collection or is collected through any legal proceeding; (ii) an attorney is retained to represent the Administrative Agent or any Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty, a Note, the Loan Agreement, or any Loan Document; (iii) an attorney is retained to enforce any of the other Loan Documents or to provide advice or other representation with respect to the Loan Documents in connection with an enforcement action or potential enforcement action; or (iv) an attorney is retained to represent the Administrative Agent or any Lender in any other legal proceedings whatsoever in connection with this Guaranty, a Note, the Loan Agreement, any of the Loan Documents, or any property subject thereto (other than any action or proceeding brought by any Lender or participant against the Administrative Agent alleging a breach by the Administrative Agent of its duties under the Loan Documents), then Subsidiary Guarantors shall pay to the Administrative Agent or such Lender upon demand all reasonable attorney’s fees, costs and expenses, including, without limitation, court costs, filing fees and all other costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder.

8.        The parties hereto intend that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of the Administrative Agent and the Lender or the holder of a Note under the remainder of this Guaranty shall continue in full force and effect.

9.       Any indebtedness of Borrower to Subsidiary Guarantors now or hereafter existing is hereby subordinated to the Facility Indebtedness. Subsidiary Guarantors will not seek, accept, or retain for Subsidiary Guarantors’ own account, any payment from Borrower on account of such subordinated debt at any time when a Default exists under the Loan Agreement or the Loan Documents, and any such payments to Subsidiary Guarantors made while any Default then exists under the Loan Agreement or the Loan Documents on account of such subordinated debt shall be collected and received by Subsidiary Guarantors in trust for the Lenders and shall be paid over to the Administrative Agent on behalf of the Lenders on account of the Facility Indebtedness without impairing or releasing the obligations of Subsidiary Guarantors hereunder.

10.      Subsidiary Guarantors hereby subordinate to the Facility Indebtedness any and all claims and rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, which Subsidiary Guarantors may have against Borrower arising from a payment made by Subsidiary Guarantors under this Guaranty and agree that, until the entire Facility Indebtedness is paid in full, not to assert or take advantage of any subrogation rights of Subsidiary Guarantors or the Lenders or any right of Subsidiary Guarantors or the Lenders to proceed against (i) Borrower for reimbursement, or (ii) any other guarantor or any collateral security or guaranty or right of offset held by the Lenders for the payment of the Facility Indebtedness and performance of the Obligations, nor shall Subsidiary Guarantors seek or be entitled to seek any contribution or reimbursement from Borrower or any other guarantor in respect of payments made by Subsidiary Guarantors hereunder. It is expressly understood that the agreements of Subsidiary Guarantors set forth above constitute additional and cumulative benefits given to the Lenders for their security and as an inducement for their extension of credit to Borrower.

11.      The Subsidiary Guarantors hereby agree as among themselves that, if any Subsidiary Guarantor shall make an Excess Payment (as defined below), such Subsidiary Guarantor shall have a right of contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Subsidiary Guarantor under this paragraph shall be subordinate and subject in right of payment to the Obligations until the entire Facility Indebtedness is paid in full, and none of the Subsidiary Guarantors shall exercise any right or remedy under this paragraph against any other Subsidiary Guarantor until the entire Facility Indebtedness is paid in full. Subject to the immediately preceding paragraph 10, this paragraph shall not be deemed to affect any claims or rights, including, without limitation, subrogation rights, contribution rights, reimbursement rights and set-off rights, that any Subsidiary Guarantor may have under applicable law against the Borrower in respect of any payment of the Facility Indebtedness or the Obligations. Notwithstanding the foregoing, all rights of contribution against any Subsidiary Guarantor shall terminate from and after such time, if ever, that such Subsidiary Guarantor shall cease to be a Subsidiary Guarantor in accordance with Section 6.26 of the Loan Agreement. For purposes of this paragraph, the following terms have the indicated meanings:

(a)      “Contribution Share” means, for any Subsidiary Guarantor in respect of any Excess Payment made by any other Subsidiary Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and the Subsidiary Guarantors other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors) of the Borrower and the Subsidiary Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Subsidiary Guarantors in respect of any Excess Payment, any Subsidiary Guarantor that became a Subsidiary Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Subsidiary Guarantor on the date of such Excess Payment and the financial information for such Subsidiary Guarantor as of the date such Subsidiary Guarantor became a Subsidiary Guarantor shall be utilized for such Subsidiary Guarantor in connection with such Excess Payment.

(b)      “Excess Payment” means the amount paid by any Subsidiary Guarantor in excess of its Ratable Share (as defined below) of the Facility Indebtedness.

(c)      “Ratable Share” means, for any Subsidiary Guarantor in respect of any payment of the Facility Indebtedness, the ratio (expressed as a percentage) as of the date of such payment of the Facility Indebtedness of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrower and the Subsidiary Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Subsidiary Guarantors hereunder) of the Borrower and the Subsidiary Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Subsidiary Guarantors in respect of any payment of the Facility Indebtedness, any Subsidiary Guarantor that became a Subsidiary Guarantor subsequent to the date of any such payment shall be deemed to have been a Subsidiary Guarantor on the date of such payment and the financial information for such Subsidiary Guarantor as of the date such Subsidiary Guarantor became a Subsidiary Guarantor shall be utilized for such Guarantor in connection with such payment.

12.        Any amounts received by a Lender from any source on account of any indebtedness may be applied by such Lender toward the payment of such indebtedness, and in such order of application, as a Lender may from time to time elect.

13.        Subsidiary Guarantors hereby irrevocably and unconditionally submit to personal jurisdiction in the State of New York for the enforcement of this Guaranty and waive any and all personal rights to object to such jurisdiction for the purposes of litigation to enforce this Guaranty. Subsidiary Guarantors hereby consent to the jurisdiction of either the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action, suit, or proceeding which the Administrative Agent or a Lender may at any time wish to file in connection with this Guaranty or any related matter. Subsidiary Guarantors hereby agree that an action, suit, or proceeding to enforce this Guaranty may be brought in any state or federal court in the State of New York and hereby waives any objection which Subsidiary Guarantors may have to the laying of the venue of any such action, suit, or proceeding in any such court; provided, however, that the provisions of this Paragraph shall not be deemed to preclude the Administrative Agent or a Lender from filing any such action, suit, or proceeding in any other appropriate forum. The Subsidiary Guarantors irrevocably consent to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of the Administrative Agent to serve process in any other manner permitted by law.

14.        All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at its address set forth below or at such other address as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted. Notice may be given as follows:

To Subsidiary Guarantors:

~~c/o Retail Properties of America, Inc.~~

~~2021 Spring Road~~c/o Kite Realty Group Trust

30 S. Meridian Street, Suite ~~200~~1100

~~Oak Brook, Illinois 60523~~

~~Attention: [____________]~~

Indianapolis, Indiana 46204

Attn: Chief Financial Officer

Telephone: ~~630-634-4230~~ (317) 577-5600

~~Facsimile: 630-756-4185~~

~~With~~

Telecopy:      (317) 577-5605

with a copy to:

~~Retail Properties of America, Inc.~~

~~2021 Spring Road, Suite 200~~

~~Oak Brook, Illinois 60523~~

~~Attention: [_____________]~~

Hogan Lovells US LLP

555 13th Street, N.W.

Washington, D.C. 20004

Attn: David Bonser

Telephone: ~~630-634-4190~~ (202) 637-5868

~~Facsimile: 630-282-7465~~

Telecopy:      (202) 637-5910

If to the Administrative Agent or any Lender, to its address set forth in the Loan Agreement.

15.       This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Subsidiary Guarantors and shall inure to the benefit of the Administrative Agent and the Lenders’ successors and assigns.

16.       This Guaranty shall be governed by, and construed and enforced under, the internal laws of the State of New York.

17.       SUBSIDIARY GUARANTORS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THEIR ACCEPTANCE HEREOF, EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

18.        Neither the execution and delivery by the Subsidiary Guarantors of this Guaranty, nor the consummation of the transactions contemplated by the Loan Agreement, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any of the Subsidiary Guarantors or their respective articles of organization, articles of formation, certificates of trust, limited partnership certificates, operating agreements, trust agreements, or limited partnership agreements, or the provisions of any indenture, instrument or agreement to which any of the Subsidiary Guarantors is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except where such violation, conflict or default would not have a Material Adverse Effect, or result in the creation or imposition of any Lien (other the Liens created pursuant to the Loan Agreement) in, of or on the Property of such Subsidiary Guarantor pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

19.        From time to time, additional parties may execute a joinder substantially in the form of Exhibit A hereto, and thereby become a party to this Guaranty. From and after delivery of such joinder, the Subsidiary delivering such joinder shall be a Subsidiary Guarantor, and be bound by all of the terms and provisions of this Guaranty. From time to time, certain Subsidiary Guarantors shall be released from their obligations under this Guaranty upon satisfaction of the conditions to such release established pursuant to Section 6.26 of the Loan Agreement.

20.       Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Borrower and each other Subsidiary Guarantor to honor all of its obligations under this Guaranty in respect of Related Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until termination of this Guaranty. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified ECP Guarantor” means, in respect of any Related Swap Obligation, each of the Borrower and any Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Related Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, Subsidiary Guarantors have delivered this Subsidiary Guaranty as of the date first written above.

[GUARANTOR]

By:
Name:
Title:

Accepted:

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent

By:

Name:

Title:

[Signature Page to Subsidiary Guaranty]

EXHIBIT A TO SUBSIDIARY GUARANTY

FORM OF JOINDER TO GUARANTY

THIS JOINDER is executed as of ____________, 20__ by the undersigned, each of which hereby agrees as follows:

1.        All capitalized terms used herein and not defined in this Joinder shall have the meanings provided in that certain Subsidiary Guaranty (as amended, modified, supplemented, restated, or renewed, from time to time, the “Guaranty”) dated as of ______________, executed for the benefit of Capital One, National Association, as Administrative Agent for itself and certain other Lenders, and the Lenders, with respect to Loans from the Lenders to Kite Realty Group, L.P. (successor by merger to Retail Properties ~~of~~Of America, Inc.) (“Borrower”).

2.       As required by the Loan Agreement, each of the undersigned is executing this Joinder to become a party to the Guaranty.

3.       Each and every term, condition, representation, warranty, and other provision of the Guaranty, by this reference, is incorporated herein as if set forth herein in full and the undersigned agrees to fully and timely perform each and every obligation of a Subsidiary Guarantor under such Guaranty.

[INSERT SUBSIDIARY GUARANTOR SIGNATURE BLOCKS AND FEIN NUMBER]

FEIN NO. ______________________

By:

By:
Its:

EXHIBIT F

FORM OF BORROWING NOTICE

Date:_______________

Capital One, National Association, as Administrative Agent

299 Park Avenue, 31st Floor

New York, NY 10170

Attention: Thomas Kornobis, Commercial Loan Operations

Borrowing Notice

Kite Realty Group, L.P. (successor by merger to Retail Properties ~~of~~Of America, Inc.) hereby requests a Loan Advance pursuant to Section 2.9 of the Term Loan Agreement dated as of November ~~[~~22~~]~~, 2016 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”), among Kite Realty Group, L.P. (successor by merger to Retail Properties ~~of~~Of America, Inc.), the Lenders referenced therein, and you, as Administrative Agent for the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement

An Advance is requested to be made in the amount of $__________, to be made on _______________. Such Loan shall be a [LIBOR Rate] [Floating Rate] Advance. [The applicable LIBOR Interest Period shall be ____________________.]

The proceeds of the requested Advance shall be directed to the following account:

Wiring Instructions:

(Bank Name)

(ABA No.)

(Beneficiary)

(Account No. to Credit)

(Notification Requirement)

F-1

In support of this request, Kite Realty Group, L.P. (successor by merger to Retail Properties ~~of~~Of America, Inc.) hereby represents and warrants to the Administrative Agent and the Lenders that all requirements of Section 4.2 of the Loan Agreement in connection with such Advance have been satisfied at the time such proceeds are disbursed.

Date:

For Borrower: ~~Retail Properties of America, Inc.~~

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By: Kite Realty Group Trust, a Maryland corporation,
its sole General Partner

By:
Name:
Its:

F-2

EXHIBIT G

FORM OF ASSIGNMENT AGREEMENT

This Assignment Agreement (this “Assignment Agreement”) between _________________________ (the “Assignor”) and _________________________ (the “Assignee”) is dated as of ____________, 20__. The parties hereto agree as follows:

1.        PRELIMINARY STATEMENT. The Assignor is a party to a Term Loan Agreement dated November [22], 2016 (as amended, modified, supplemented, restated, or renewed, from time to time, the “Loan Agreement”) described in Item 1 of Schedule 1 attached hereto (“Schedule 1”). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2.        ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor’s rights and obligations under the Loan Agreement such that after giving effect to such assignment, the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Loan Agreement and the other Loan Documents. The Commitment purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

3.        EFFECTIVE DATE. The effective date of this Assignment Agreement (the “Effective Date”) shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period agreed to by Capital One, National Association, as Administrative Agent under the Loan Agreement (the “Agent”)) after a Notice of Assignment substantially in the form of Exhibit “I” attached hereto has been delivered to the Agent. Such Notice of Assignment shall include the consent of the Agent if required by Section 12.3(i) of the Loan Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Section 4 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

4.        PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Loans assigned to the Assignee hereunder which is outstanding on the Effective Date. The Assignee will promptly remit to the Assignor (i) the portion of any principal payments assigned hereunder and received from the Agent and (ii) any amounts of interest on Loans and fees received from the Agent to the extent either (i) or (ii) relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date and have not been previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

5.        REPRESENTATIONS OF THE ASSIGNOR: LIMITATIONS ON THE ASSIGNOR’S LIABILITY. The Assignor represents and warrants: (a) that it is the legal and beneficial owner of the interest being assigned by it hereunder, (b) that such interest is free and clear of any adverse claim created by the Assignor, and (c) that it has all necessary right and authority to enter into this Assignment. It is understood and agreed that the assignment and assumption hereunder is made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the Borrowers, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

6.        REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, and (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA.

7.        INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed by Assignee under this Assignment Agreement on and after the Effective Date. The Assignor agrees to indemnify and hold the Assignee harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignee in connection with or arising in any manner from the Assignor’s non-performance of the obligations assigned to Assignee under this Assignment Agreement prior to the Effective Date.

8.         SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3(i) of the Loan Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4 and 7 hereof.

9.        REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Commitment.

10.      ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

11.      GOVERNING LAW. This Assignment Agreement shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of New York.

12.      NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Loan Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

(Remainder of page intentionally left blank.)

IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

ASSIGNOR:

[_____________________]

By:
Name:
Title:

ASSIGNEE:

[_____________________]

By:
Name:
Title:

[Consented to by:

CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:	____________________________________]5

5 If consent of Administrative Agent is required pursuant to Section 12.3(i) of the Credit Agreement.

SCHEDULE 1

to Assignment Agreement

1.	Description and Date of Loan Agreement: Term Loan Agreement dated as of November ~~[~~22~~]~~, 2016, by and among Kite Realty Group, L.P. (successor by merger to Retail Properties ~~of~~Of America, Inc.), the lenders party thereto, and Capital One, National Association, as Administrative Agent

2.	Date of Assignment Agreement: _______________, 20__

3.	Amounts (as of date of Item 2 above):

a.	Commitment of Assignor under Loan Agreement.	$__________

b.	Assignee’s Percentage of Commitment of Assignor purchased under this Assignment Agreement.**	__________%

c.	Loans of Assignor outstanding under Loan Agreement.	$__________

d.	Assignee’s Percentage of the Loans of Assignor purchased under this Assignment Agreement.**	__________%

4.	Aggregate amount of Assignor’s Loans purchased under this Assignment Agreement.	$__________

5.	Proposed Effective Date:

Accepted and Agreed:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

By:	By:
Title:	Title:

** Percentage taken to 10 decimal places.

Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

Attach Assignor’s Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

[to be provided by Capital One]

EXHIBIT “I”

to Assignment Agreement

NOTICE OF ASSIGNMENT

________________, ____

To:          Capital One, National Association, as Administrative Agent (the “Agent”)

299 Park Avenue, 31st Floor

New York, NY 10170

Attention: Thomas Kornobis, Commercial Loan Operations

Borrower:

~~Retail Properties of America, Inc.~~

~~2021 Spring Road~~

c/o Kite Realty Group Trust

30 S. Meridian Street, Suite ~~200~~1100

~~Oak Brook, Illinois 60523~~

~~Attention: Heath Fear, CFO~~

Indianapolis, Indiana 46204

Attn: Chief Financial Officer

From:      [NAME OF ASSIGNOR] (the “Assignor”)

[NAME OF ASSIGNEE] (the “Assignee”)

1.          We refer to that Term Loan Agreement dated as of November [22], 2016 (the “Loan Agreement”) described in Item 1 of Schedule 1 (“Schedule 1”) attached to the Assignment Agreement, dated as of ______________, (the “Assignment”) by and between the Assignor and Assignee. A copy of the Assignment is included with this Notice of Assignment. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Loan Agreement.

2.          This Notice of Assignment (this “Notice”) is given and delivered to the Agent pursuant to Section 12.3(ii) of the Loan Agreement.

3.          The Assignor and the Assignee have entered into the Assignment, pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Loan Agreement. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two (2) Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any fee required by Section 12.3(ii) of the Loan Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

4.          The Assignor and the Assignee hereby give to the Agent notice of the assignment and delegation referred to in the Assignment. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

5.          If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Borrowers to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Borrowers upon its receipt of a new Note in the appropriate amount.

6.          The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

7.          The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are “plan assets” as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be “plan assets” under ERISA.

8.          [The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Borrowers or the Loan Documents to the Assignee until the Assignee becomes a party to the Loan Agreement.]6

NAME OF ASSIGNOR	NAME OF ASSIGNEE

By:	By:
Title:	Title:

ACKNOWLEDGED AND, IF REQUIRED BY THE LOAN AGREEMENT, CONSENTED TO BY:

CAPITAL ONE, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

By:
Title:

6 May be eliminated if Assignee is a party to the Loan Agreement prior to the Effective Date.

[Attach photocopy of the Assignment]

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate is delivered pursuant to Section 6(iv) of the Fourth Amendment to Term Loan Agreement (the “Fourth Amendment”) dated as of October 22, 2021, among KITE REALTY GROUP, L.P., a Delaware limited partnership (“Borrower”), as successor by merger to Retail Properties Of America, Inc., a Maryland corporation (“Initial Borrower”), KITE REALTY GROUP TRUST, a real estate investment trust formed under the laws of the State of Maryland (“Parent” or “Guarantor”), Capital One, National Association (“Capital One”), the other Lenders which are signatories thereto, and CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement (as defined in the Fourth Amendment).

The undersigned hereby certifies, solely in his capacity as an officer of the Parent and not in his individual capacity, as follows:

1. I am the Executive Vice President and Chief Financial Officer of the Parent. I am familiar with the Merger Transaction and have reviewed the Loan Agreement, financial statements referred to in Section 6.1 of the Loan Agreement and such documents and made such investigation as I deemed relevant for the purposes of this Solvency Certificate.

2. The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that he has made such investigation and inquiries as to the financial condition of the Company as the undersigned deems necessary and prudent for the purposes of providing this Solvency Certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Loan Agreement.

3. The undersigned certifies, on behalf of the Borrower and not in his individual capacity, that (a) the financial information, projections and assumptions which underline and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by the Borrower to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities have been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

4. As of the date hereof, immediately prior to and after the consummation of the Merger Transaction (on a pro forma basis giving effect to the Merger Transaction and the incurrence of indebtedness under the Loan Agreement), on and as of such date Borrower is Solvent and the Borrower and the Guarantors (taken as a whole) are Solvent. For the purposes of this Solvency Certificate, "Solvent" means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as Executive Vice President and Chief Financial Officer of the Parent and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

KITE REALTY GROUP, L.P., a Delaware limited partnership (successor by merger to RETAIL PROPERTIES OF AMERICA, INC., a Maryland corporation)

By:	Kite Realty Group Trust, a Maryland corporation, its sole General Partner

By:
Heath Fear, Executive Vice President and Chief Financial Officer